     As filed with the Securities and Exchange Commission on March 28, 2000
                                                   Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           FINGER LAKES BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                           6712                (To be applied for)
(State or Other Jurisdiction of         (Primary Standard          (I.R.S. Employer
Incorporation or Organization)     Industrial Classification)   Identification Number)

                               470 Exchange Street
                             Geneva, New York 14456
                                 (315) 789-3838
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                G. Thomas Bowers
                 Chairman, President and Chief Executive Officer
                           Finger Lakes Bancorp, Inc.
                               470 Exchange Street
                             Geneva, New York 14456
                                 (315) 789-3838
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              John J. Gorman, Esq.
                                Alan Schick, Esq.
                   Luse Lehman Gorman Pomerenk & Schick, P.C.
                           5335 Wisconsin Avenue, N.W.
                                    Suite 400
                             Washington, D.C. 20015

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                     Proposed            Proposed maximum
        Title of each class of              Amount to be         maximum offering           aggregate             Amount of
     securities to be registered             registered          price per share        offering price (1)     registration fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share    2,440,945 shares             $7.00                $17,086,615              $4,511
===============================================================================================================================

----------
(1)  Estimated solely for the purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                           FINGER LAKES BANCORP, INC.
         (Proposed holding company for Savings Bank of the Finger Lakes)
                     Up to 2,122,545 shares of common stock

     Finger Lakes Bancorp, Inc. is offering common stock. The shares we are offering represent the 66.9% ownership interest in Finger Lakes Financial Corp. now owned by Finger Lakes Financial Corporation, MHC, the mutual holding company of Finger Lakes Financial Corp. Finger Lakes Financial Corp. is the mid-tier stock holding company parent of Savings Bank of the Finger Lakes, FSB. The remaining 33.1% ownership interest in Finger Lakes Financial is owned by the public, and will be exchanged for new common stock in Finger Lakes Bancorp, Inc.

--------------------------------------------------------------------------------
If you are a current or former depositor of Savings Bank of the Finger Lakes-

o    You may have priority rights to purchase shares at $7.00 per share.

o You may purchase up to 106,127 shares (at the maximum), which is equal to 5% of the shares offered in the offering but may purchase no fewer than 25 shares.

o You will not pay a commission to buy any shares or to exchange existing shares.

o    Our offering will end at _____.m., Eastern Time on ____________, 2000.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
If you are currently a shareholder of Finger Lakes Financial -

o Your shares will be exchanged automatically for new shares of Finger Lakes Bancorp.

o After the exchange of shares, your percentage ownership interest in Finger Lakes Bancorp will be equivalent to your current percentage ownership interest in Finger Lakes Financial.

o You may also purchase additional shares at $7.00 per share if shares are left after the sale to the current and former depositors of Savings Bank of the Finger Lakes, provided any new shares you buy are not greater than 5% of the shares offered and which, when added to the shares you will get in the exchange, do not exceed 5% of the shares outstanding immediately following the offering.

o    You will not pay a commission to buy any shares or to exchange existing shares.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
If you fit none of the above categories, but are interested in purchasing shares of our common stock -

o    You may purchase shares at $7.00 per share after priorit orders are filled.

o You may purchase the lesser of up to 106,127 shares (at the maximum), or 5% of the shares offered in the offering. You may purchase no fewer than 25 shares.

o    You will not pay a commission to buy any shares.
--------------------------------------------------------------------------------

                                OFFERING SUMMARY

                                                MINIMUM                  MAXIMUM
                                                -------                  -------
Number of Shares:                             1,568,863                2,122,545
Gross offering proceeds:                    $10,982,041              $14,857,815
Estimated offering expenses:                    750,000                  750,000
Estimated net proceeds:                     $10,232,041              $14,107,815
Estimated net proceeds per share:                 $6.52                    $6.65

     The maximum number of shares offered may be increased to 2,440,945. We will terminate the offering of new stock, and the exchange of existing shares if we do not sell the minimum number of shares. We have applied to the Nasdaq Stock Market for approval to list our common stock on the Nasdaq National Market under the symbol "FLBC".

     For a discussion of risks that you should consider, see "Risk Factors" beginning on page __.

     For more information, please call the stock information center at
     (315) ___-____.

     These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
                   The date of this prospectus is May __, 2000

            [INSERT MAP SHOWING FINGER LAKES FINANCIAL'S MARKET AREA]

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY .......................................................................1

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
         OF FINGER LAKES FINANCIAL AND SUBSIDIARY.............................13

FINGER LAKES BANCORP..........................................................15

SAVINGS BANK OF THE FINGER LAKES..............................................15

HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE...................................16

USE OF PROCEEDS...............................................................18

DIVIDEND POLICY...............................................................19

MARKET FOR THE COMMON STOCK...................................................20

CAPITALIZATION................................................................22

PRO FORMA TABLES..............................................................23

FINGER LAKES FINANCIAL CORP. AND SUBSIDIARY
         CONSOLIDATED STATEMENTS OF INCOME....................................26

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS............................................27

BUSINESS OF SAVINGS BANK OF THE FINGER LAKES..................................36

REGULATION....................................................................53

TAXATION .....................................................................58

MANAGEMENT OF FINGER LAKES BANCORP............................................59

MANAGEMENT OF FINGER LAKES FINANCIAL..........................................59

EXECUTIVE COMPENSATION........................................................62

BENEFICIAL OWNERSHIP OF COMMON STOCK..........................................67

SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS.............................67

THE CONVERSION................................................................68

COMPARISON OF STOCKHOLDERS' RIGHTS............................................92

RESTRICTIONS ON ACQUISITION OF FINGER LAKES BANCORP...........................99

DESCRIPTION OF CAPITAL STOCK OF FINGER LAKES BANCORP.........................100

EXPERTS  ....................................................................102

LEGAL MATTERS................................................................102

ADDITIONAL INFORMATION.......................................................102

                 Questions and Answers about the Stock Offering

If you are interested in general information about the offering the following questions and answers apply to you.

Q: Why did I receive this prospectus and packet of information from Finger Lakes Bancorp?

A: Finger Lakes Bancorp is the proposed holding company for the Savings Bank of the Finger Lakes. We are providing this prospectus and packet of information to provide information about the conversion of Finger Lakes Financial Corp., MHC, the mutual holding company parent of Finger Lakes Financial Corp. and the offering of common stock in Finger Lakes Bancorp. We have sent packets of information to all depositors of Savings Bank of the Finger Lakes and shareholders of Finger Lakes Financial as well as certain people of the general public who request information on our stock offering.

Q:   What is meant by the "conversion"?

A: The current corporate structure of Savings Bank of the Finger Lakes involves three entities; Finger Lakes Financial Corp., MHC, which owns 66.9% of Finger Lakes Financial Corp., which in turn is the stock holding company of Savings Bank of the Finger Lakes. We are reorganizing our corporate structure by offering to depositors and possibly the public the 66.9% ownership interest in common stock and creating Finger Lakes Bancorp. Additionally, the 33.1% interest in Finger Lakes Financial, which is owned by the general public, will be exchanged for new shares in Finger Lakes Bancorp. As a result, Finger Lakes Bancorp will be 100% owned by public shareholders and will be the parent holding company of Savings Bank of the Finger Lakes.

Q:   Why are we utilizing the stock holding company corporate structure?

A: The stock holding company form of ownership is used by many business corporations including banks and savings institutions. As a result of the conversion, we will have additional capital which will allow us to continue to expand our banking franchise throughout the Finger Lakes Region. This increased capital will enhance our ability to continue to increase and diversify our income earning assets. As a holding company for a fully converted institution, we will have greater flexibility in connection with mergers and acquisitions. In addition, by selling new shares and listing the stock on the Nasdaq National Market, we believe it will be easier to establish a liquid and active trading market which will make it easier for you to buy and sell our common stock.

Q: Is Savings Bank of the Finger Lakes being purchased by another company in any sort of a merger or acquisition?

A: No. We are simply reorganizing our corporate structure. We are setting up a new holding company which will have the same Board of Directors as we currently have at the bank. Prior to the reorganization, public shareholders constituted only 33.1% ownership, whereas after the reorganization, the public will own 100% of the stock company.


If you are a current or former depositor of Savings Bank of the Finger Lakes, the following questions and answers apply to you.

Q: Will this reorganization affect any of my deposit accounts or loans at Savings Bank of the Finger Lakes?

A: No. The terms and balance of all of your deposit and loan accounts will not be affected.

Q:   Will my deposit accounts still be insured by the FDIC?

A: Yes. Your deposit accounts will still be insured by the Federal Deposit Insurance Corporation up to the maximum legal limit.



                                       (i)

Q: Can I place an order to purchase any of the shares being offered in the stock offering?

A: Yes. You may place an order to purchase shares in the offering by completing the order form and certification form found in your packet of information and returning it to the stock information center or to any branch of the bank. If you are not interested in purchasing stock, you do not need to send in your stock order form.

Q: Why am I asked to vote on the reorganization and stock offering of the bank?

A: We are required by our government regulators to allow ou depositors to vote on our proposed reorganization and stock offering. If you were a depositor on ____, 2000, we have attached one or more proxy cards to the stock order forms found in the front pocket of the outer mailing envelope.

Q:   How do I vote on the conversion and stock offering?

A: You vote by properly completing the proxy cards attached to the order form that we sent in your packet of information. You should vote and sign all your proxy cards and return them in the mail today in the blue envelope marked PROXY RETURN ENVELOPE. The Board of Directors of the bank recommends that you vote "FOR" the conversion.

Q:   When do I have to vote?

A: We will need your properly executed proxy cards to tally at the special meeting of members to be held on June __, 2000 at the main office of the bank located at 470 Exchange Street in Geneva, New York. Therefore, we recommend that you mail your proxy cards at least five days prior to the meeting to allow time for delivery and processing. You may also drop off your proxy cards at any branch of the bank, or you may vote in person at the special meeting of members.

Q:   Who can help answer any other questions I may have?

A: For answers to other questions, we encourage you to read this prospectus in its entirety. Questions may also be directed to our stock information center at (315) ___-____ Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m. You may also visit the stock information center located on the ____ floor of the main office of the bank at 470 Exchange Street in Geneva, New York.

If you are interested in purchasing stock in Finger Lakes Bancorp, the following questions and answers apply to you.

Q: What particular factors should I consider when deciding whether to purchase the stock?

A: There are many important factors to consider before making an investment decision. Therefore, you should read this entire prospectus before making an investment decision. Additionally, we invite you to attend one of our informational community meetings where officers of the bank as well as investment banking professionals will make presentations regarding the offering. Enclosed in your packet of information is a card detailing the place and times of these meetings. Please call our stock information center at (315) ___-____ to reserve a place today.

Q:   Will the stock be insured or guaranteed?

A: No. Unlike deposit accounts at Savings Bank of the Finger Lakes, our stock will not be insured or guaranteed by the Federal Deposit Insurance Corporation, or any other government agency.


                                      (ii)

Q:   How many shares of stock are being offered and at what price?

A: We are offering for sale up to 2,122,545 shares of common stock at a subscription price of $7.00 per share. We must sell at least 1,568,863 shares. If the appraised market value of the common stock changes due to market or financial conditions, then we may be required to sell up to 2,440,945 shares without notice to you.

Q:   Do I pay a commission in order to purchase the shares of stock?

A:   No. You will not be charged a commission or fee to purchase our stock.

Q:   Will dividends be paid on the stock?

A: We intend to pay quarterly cash dividends on our common stock. We anticipate paying an initial dividend at a rate of __% based on a per share price of $7.00. We expect to begin paying dividends in September of 2000. However, there can be no assurance that dividends will be paid or will continue in the future.

Q:   How do I purchase the stock?

A: First, you should read this prospectus carefully. Then, complete and return the enclosed stock order form and certification form together with your payment. You may return your order to any branch of the bank or to the stock information center located at the main office of the bank, or by mail in the enclosed white envelope marked STOCK ORDER RETURN.

Q:   How many shares of stock may I place an order for?

A: If you want to place an order for stock, you must purchase at least 25 shares, or $175 worth. You may purchase up to 106,127 shares (at the maximum), which is equal to 5% of the shares offered in the offering. However, you may not own more than 5% of the shares outstanding immediately following the conversion when added to shares owned by you and your associates or people acting in concert with you.

Q:   How do I pay for the stock?

A: You may pay with a personal check or money order, or by cash in person at any branch of the bank. If you bring in cash, we will convert it into a certified bank check and forward it to the stock center for processing. You may also authorize us to make a direct withdrawal from one or more of your deposit accounts at the bank. Simply fill out the payment section of the order form appropriately. We will not actually withdraw the money from your account or accounts until the offering is complete.

Q: Will I receive any interest on my payment up until the time that the reorganization and stock offering is complete?

A: We will pay interest at the bank's passbook deposit rate from the day we receive your check, money order or cash payment until the completion of the offering. If you are paying for your stock by authorizing us to withdraw money out of one or more of your accounts at Savings Bank of the Finger Lakes, we will place a hold on the funds for the amounts you indicated when we receive your order form. We will not actually withdraw the money until the offering is complete.

Q: Will I be penalized by paying for stock with my certificate of deposit at the bank?

A: No. Any early withdrawal penalties will be waived for any portion of your CD or CD's which you use to purchase stock in our offering. Any remaining portion of your CD will remain at the bank. However, if you reduce your CD to less than the required minimum, the remaining balance may be converted to a regular deposit account.



                                      (iii)

Q: I currently have an IRA at Savings Bank of the Finger Lakes. May I use this to purchase stock in the Offering?

A: You may use an IRA to purchase shares in the offering. However, Savings Bank of the Finger Lakes is not a registered broker dealer and is unable to purchase shares through your IRA. We can assist you in setting up a brokerage account at a registered broker dealer and transferring over your funds in order to place an order for stock. This process does take extra time, however. We encourage you to contact the stock information center as soon as possible but no later than one week before the close of the offering.

Q:   When is the deadline to subscribe for stock?

A: We must receive a properly signed order form and certification form with the required payment on or before 12:00 noon, Eastern Time, on June __, 2000.

Q:   Can I change my mind after I place an order to subscribe for stock?

A: No. After we receive your order form and payment, you may not cancel or modify your order. However, if we extend the offering beyond ________, 2000, you will be able to change or cancel your order. If you cancel your order, you will receive a prompt refund plus interest.

Q:   Can the offering be extended?

A: If we do not receive sufficient orders, we can extend the offering beyond June __, 2000. We must complete any offering to general members of the public within 45 days after the close of the offering, unless we receive regulatory approval to further extend the offering. No single extension can exceed 45 days, and the extensions may not go beyond June __, 2002.

Q:   What happens if there are not enough shares of stock to fill all orders?

A: If there is an oversubscription, you may not receive any or all of the shares you want to purchase.

Q:   When will I receive my shares of common stock?

A: We will mail you your stock certificate promptly after the completion of the reorganization and the offering. We are unable to transfer any shares directly into an existing brokerage account which you may have.

Q:   Will I be able to sell my shares after I purchase them?

A: Yes. We anticipate having our stock quoted on the Nasdaq National Market under the symbol "FLBC." Friedman, Billings, Ramsey & Co., Inc., or FBR, is a registered broker dealer and has indicated that they plan on making a market in our common stock. However, there can be no assurance that an active and liquid trading market will develop and that someone will want to buy your shares or that you will be able to sell them for the same or more money than you originally paid.

Q:   How do I sell my shares of common stock?

A: When you decide you want to sell your shares on the Nasdaq National Market, you will need to sell your shares through a registered broker dealer. You may sell these shares either through an existing account or by setting up a new account with a registered broker dealer.

Q: Who can help answer any other questions I may have about the stock offering?

A: For answers to other questions, we encourage you to read this prospectus in its entirety. Questions may also be directed to our stock information center at (315) ___-____ Monday through Friday between the



                                      (iv)
     hours of 9:00 a.m. and 5:00 p.m. You may also visit the stock information center located on the ____ floor of the main office of the bank at 470 Exchange Street in Geneva, New York.


If you are currently a shareholder of Finger Lakes Financial, the following questions and answers apply to you.

Q:   What will happen to the shares I currently own of Finger Lakes Financial?

A: You will receive shares in Finger Lakes Bancorp in exchange for shares you currently own in Finger Lakes Financial.

Q:   How many new shares will I receive in exchange for my ol ones?

A: The number of shares you receive will depend on how many shares we sell in the offering. The exchange ratio is calculated to preserve your percentage, after certain adjustments, of the total shares outstanding after the offering as your percentage of the total minority shares outstanding before the offering. If we sell the maximum number of shares, the exchange ratio will be 0.8881. As an example, if you currently own 100 shares, we will issue you 88.81 shares in Finger Lakes Bancorp. If we sell the minimum number of shares, the exchange ratio will be 0.6564, and you would receive
     65.64 shares in the above example. No fractional shares of Finger Lakes Bancorp common stock will be issued to any public shareholders of Finger Lakes Financial upon consummation of the conversion. The holder of a fractional share shall receive a check in an amount equal to the product obtained by multiplying the fractional share interest to which the holder would be entitled by $7.00.

Q:   What do I need to do in order to receive my new shares?

A: At this point, you do not need to do anything with your current shares of Finger Lakes Financial common stock. Promptly after the closing of the reorganization and stock offering, we will send you a letter of transmittal from our exchange agent if you have the shares of Finger Lakes Financial in your possession. The letter of transmittal will require you to send in your old stock certificate in order for us to send you back your new certificate of stock in Finger Lakes Bancorp. If you currently have your shares in a brokerage account, you own your shares in "street name" and the exchange will occur automatically.

Q:   May I purchase any of the new shares being offered by Finger Lakes Bancorp?

A: You may place an order to purchase new shares in additio to your old ones. However, you may not own more than 5% of the shares outstanding following the offering when combined with shares you receive in the exchange as well as any shares owned by your associates or persons acting in concert with you. For more information about purchasing shares of Finger Lakes Bancorp, please refer to the section above.

Q:   Do I have to vote on the reorganization and stock offering?

A: Enclosed in your packet of information is a proxy card used to vote at the Special Meeting of Shareholders to be held at ___ _.m. on ____ at our main offices located at 470 Exchange Street in Geneva, New York. You will need to return your proxy cards in the enclosed envelope before the special meeting in order for them to be tallied. You may also vote in person at the Special Meeting of Shareholders.

Q: Who can help answer any other questions I may have about the exchange of my shares?

A: For answers to other questions, we encourage you to read this prospectus in its entirety. Questions may also be directed to our stock information center at (315) ___-____ Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m. You may also visit the stock information center located on the ____ floor of the main office of the bank at 470 Exchange Street in Geneva, New York.


                                       (v)

To ensure that each person receives a prospectus at least 48 hours prior to the expiration date of June __, 2000 in accordance with federal law, no prospectus will be mailed any later than five days prior to June __, 2000 or hand delivered any later than two days prior to June __, 2000.





                                      (vi)

                                     SUMMARY

The following summary explains the significant aspects of the conversion and the exchange offering. It may not contain all the information that is important to you. For additional information, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements.

The Companies

                           Finger Lakes Bancorp, Inc.
                   470 Exchange Street, Geneva, New York 14456
                                 (315) 789-3838

     Savings Bank of the Finger Lakes formed Finger Lakes Bancorp as a Delaware-chartered corporation to own all of its capital stock following the conversion. Finger Lakes Bancorp has applied to the Office of Thrift Supervision for approval to become a savings and loan holding company.

                        Finger Lakes Financial Corp., MHC
                   470 Exchange Street, Geneva, New York 14456
                                 (315) 789-3838

     Finger Lakes Financial Corp., MHC is currently the mutual holding company of Finger Lakes Financial. As of December 31, 1999, Finger Lakes Financial Corp., MHC's sole business activity consists of its ownership of 2,389,948 shares of Finger Lakes Financial's common stock, which represents 66.9% of its outstanding shares, as well as $201,000 in cash.

                          Finger Lakes Financial Corp.
                   470 Exchange Street, Geneva, New York 14456
                                 (315) 789-3838

     Finger Lakes Financial is currently the mid-tier stock holding company of Savings Bank of the Finger Lakes. Finger Lakes Financial owns all of the outstanding common stock of Savings Bank of the Finger Lakes. Finger Lakes Financial Corp., MHC owns 2,389,948 shares of Finger Lakes Financial's outstanding common stock. The remaining 1,180,052 shares of common stock are held by the public. At December 31, 1999 Finger Lakes Financial had consolidated assets totaling $301.2 million, deposits of $208.1 million and consolidated stockholders' equity of $19.4 million.

                        Savings Bank of the Finger Lakes
                   470 Exchange Street, Geneva, New York 14456
                                 (315) 789-3838

     Savings Bank of the Finger Lakes is a federally-chartered savings bank headquartered in Geneva, New York. Savings Bank of the Finger Lakes is a community-oriented financial institution offering traditional financial services to its local community. It conducts operations through its main office in Geneva, New York and its six branch offices. Savings Bank of the Fingers Lakes opened its seventh full-service office in Auburn, New York in the spring of 2000. A full description of its products and services begins on page _____ of this prospectus. Savings Bank of the Finger Lakes' primary market area is in the Finger Lakes region of New York state.

Business Strategy

     We have several strategies designed to improve our profitability and enhance our franchise in the Finger Lakes region of New York state. These strategies include:

     o    Controlled growth while expanding our market area;

     o Complementing our traditional mortgage lending by increasing multi-family and commercial real estate lending as well as non-mortgage lending;

     o    Maintaining our asset quality; and

     o    Increasing our fee and service income.

     These strategies are discussed in detail beginning on page __ of the prospectus.

The Conversion

     The Offering

     We are selling in this offering common stock which represents the 66.9% ownership interest in Finger Lakes Financial now owned by Finger Lakes Financial Corp., MHC. Under the plan of conversion, current and former depositors of Savings Bank of the Finger Lakes and Finger Lakes Financial's employee stock ownership plan have priority rights to subscribe for shares in Finger Lakes Bancorp. The priorities are as follows:

     (1) Depositors with $50 or more on deposit as of December 31, 1998 get first priority.

     (2) Finger Lakes Financial's employee stock benefit plans, including the employee stock ownership plan, get second priority. The employee stock ownership plan expects to purchase from 125,509 to 169,803 shares of common stock.

     (3) Depositors with $50 or more on deposit as of March 31, 2000 get third priority.

     (4)  Depositors as of __________, 2000, get fourth priority.

     We are selling between 1,568,863 and 2,122,545 shares of common stock, all at a price of $7.00 per share. The number of shares to be sold may be increased to 2,440,945. The actual amount of shares we sell will depend on an independent appraisal of Finger Lakes Financial Corp., MHC and Finger Lakes Financial performed by FinPro, Inc., an independent appraisal firm. The factors that went into the appraisal are discussed below under "$7.00 Per Share Stock Pricing, Exchange Ratio and Number of Shares to Be Issued in the Conversion."

     The priority offering expires at _____ p.m., Eastern Time, on June ___, 2000, unless extended by Finger Lakes Bancorp. You cannot transfer your subscription rights. If you attempt to transfer your rights, you may lose the right to purchase shares and may be subject to criminal prosecution and/or other sanctions.

     During the priority offering, we will also offer shares of common stock to the general public. In this part of the offering, current stockholders of Finger Lakes Financial will have first preference and people who reside in our community will have second preference. This part of the offering will end on June ___, 2000, unless extended with the approval of the Office of Thrift Supervision, if necessary.

     You will not pay a commission to buy any shares in the offering.

     Friedman, Billings, Ramsey & Co., Inc. is managing the offering. Friedman, Billings, Ramsey & Co., Inc. is a registered broker dealer and member of the National Association of Securities Dealers, Inc. It is not obligated to purchase any shares of common stock in our offering.

     Shares not sold in the offering may be offered for sale in a syndicated offering, which would be an offering to the general public on a best efforts basis by a selling group of broker-dealers managed by Friedman, Billings, Ramsey & Co., Inc.

     We have described the offering in greater detail beginning at page _____ of this prospectus.

     The following chart shows our current ownership structure which is commonly referred to as the "two-tier" mutual holding company structure:

                                          -----------------------------------------------------
                                                    Finger Lakes Financial Corp., MHC
                                          -----------------------------------------------------
                                                                   |
                                                                   |   66.9% of Common Stock
--------------------------                                         |
                             33.1% of     -----------------------------------------------------
   Public Shareholders    ----------------             Finger Lakes Financial Corp.
                              Common      -----------------------------------------------------
                               Stock                               |
--------------------------                                         |   100% of Common Stock
                                                                   |
                                          -----------------------------------------------------
                                                    Savings Bank of the Finger Lakes
                                          -----------------------------------------------------

     Following the conversion, our ownership structure will be as follows:

-------------------------------------                      ----------------------------------
                                             100% of
     Finger Lakes Bancorp, Inc.        ------------------          Public Stockholders
                                          Common Stock
-------------------------------------                      ----------------------------------
                | 100% of
                | Common Stock
------------------------------------
  Savings Bank of the Finger Lakes
------------------------------------

     The Exchange of Finger Lakes Financial Common Stock

     If you are now a stockholder of Finger Lakes Financial, your shares will be cancelled and exchanged for new shares in Finger Lakes Bancorp. The number of shares you will get will be based on an exchange ratio. The actual number of shares you receive will depend upon the number of shares we sell in our offering, which in turn will depend upon the final appraised value of Finger Lakes Financial and Finger Lakes Financial Corp., MHC. The following table shows how the exchange ratio will adjust based on the number of shares sold in our offering. The table also shows how many shares a hypothetical owner of Finger Lakes Financial common stock would receive in the exchange, adjusted for the number of shares sold in the offering.


                                                  Shares to be exchanged   Total shares              100 shares of
                           Shares to be sold     for Finger Lakes Bancorp       of                   Finger Lakes
                           in this offering            common stock        common stock                Financial
                      -------------------------  ------------------------      to be      Exchange     would be
                         Amount       Percent      Amount       Percent     outstanding     ratio    exchanged for
                      -----------   -----------  -----------  -----------  ------------ -----------  -------------
Minimum.............    1,568,863      66.9%       774,587       33.1%     2,343,450        0.6564        65.64
Midpoint............    1,845,645      66.9%       911,355       33.1%     2,757,000        0.7723        77.23
Maximum.............    2,122,545      66.9%     1,048,005       33.1%     3,170,550        0.8881        88.81
15% above maximum...    2,440,945      66.9%     1,205,188       33.1%     3,646,133        1.0213       102.13

     If you own your shares of Finger Lakes Financial in "street name," the exchange will occur automatically and you need take no action. If you have certificated shares, you will receive a transmittal form with instructions to surrender your stock certificates after the offering is completed. You will receive new certificates of Finger Lake Bancorp common stock within five business days after we receive properly executed transmittal forms.

     No fractional shares of Finger Lakes Bancorp common stock will be issued to any public stockholder of Finger Lakes Financial upon consummation of the conversion. For each fractional share that would otherwise be issued, Finger Lakes Bancorp will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the subscription price. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of surrendered Finger Lakes Financial stock certificates.

     Under federal regulations, current stockholders of Finger Lakes Financial do not have dissenters' rights or appraisal rights.

     Reasons for the Conversion

     We are pursuing the conversion for the following reasons:

     o As a result of the conversion, we will have more capital which will enable us to continue to expand our banking franchise through de novo branching, and offering new products and banking services. We will thereby be in a better position to increase our market presence in the Finger Lakes region of New York.

     o The larger capital base resulting from the conversion will allow us to increase our income earning assets, which in turn should permit us to continue to increase our earnings.

     o After the conversion, our common stock will be listed on the Nasdaq National Market. We believe this listing and the larger number of outstanding shares will provide additional liquidity and visibility for our common stock. We believe that as a result, it will be easier for you to buy and sell our common stock.

     o As a holding company for a fully converted stock institution, we will have greater strategic flexibility in connection with merger and acquisition transactions. Unlike a mutual holding company, we can merge with and into any other stock institution or its holding company.

     Conditions to Completion of Conversion

     We cannot complete our conversion and our offering unless:

     (1) It is approved by at least a majority of votes eligible to be cast by members of Finger Lakes Financial Corp., MHC;

     (2) It is approved by at least two-thirds of the outstanding shares of Finger Lakes Financial common stock; and

     (3) It is approved by at least a majority of the votes cast by shareholders of Finger Lakes Financial common stock, not including those shares held by Finger Lakes Financial Corp., MHC.

     Finger Lakes Financial Corp., MHC intends to vote its 66.9% ownership interest in favor of the conversion. In addition, as of December 31, 1999, directors and executive officers of Finger Lakes Financial and their associates beneficially own 189,218 shares of Finger Lakes Financial, or 5.3% of the outstanding shares. They intend to vote those shares in favor of the conversion.

$7.00 per Share Stock Pricing, Exchange Ratio and Number of Shares to be Issued in the Conversion

     We are offering each share of stock at $7.00 per share. The amount of common stock we are offering in the conversion is based on an independent appraisal of the estimated market value of Finger Lakes Financial Corp., MHC and Finger Lakes Financial assuming Finger Lakes Financial Corp., MHC has already completed the conversion. FinPro, Inc., the independent appraiser, has estimated that, in its opinion, as of March 13, 2000, this market value was between $16.4 million and $22.2 million, with a midpoint of $19.3 million. The appraisal was based in part on Finger Lakes Financial's financial condition and results of operations and the effect of the additional capital raised by the sale of common stock in this offering. Based on this valuation and the approximate 66.9% ownership interest being sold in this offering, the Board of Directors of Finger Lakes Financial, MHC and Finger Lakes Financial established an offering range between 1,568,863 to 2,122,545 shares. This offering range means the $7.00 per share purchase price for our shares will range from 58.0% to 70.1% of our estimated post-conversion stockholders' equity per share, using December 31, 1999 financial data. See "The Conversion--Stock Pricing and Number of Shares to be Issued" on page _____.

     The independent appraisal will be updated prior to the completion of the conversion. If the market value changes to either below $16.4 million or above $25.5 million, subscribers will be notified and provided with the opportunity to modify or cancel their orders. See "The Conversion--Stock Pricing and Number of Shares to be Issued" for additional details.

Purchase Limitations

     The minimum number of shares that may be purchased is 25.

     If you are not now a Finger Lakes Financial stockholder -

     You may not purchase more than 5% of the shares offered, or 106,127 shares at the maximum of the offering range, either alone or together with associates or persons acting in concert with you.

     If you are now a Finger Lakes Financial stockholder -

     You may not either alone or together with associates or persons acting in concert purchase shares greater than 5% of the shares offered or, when combined with shares you receive in the exchange, may not make purchases which will exceed 5% of the shares outstanding immediately following the offering, or 158,527 shares at the maximum of the offering range. For example, if you are to receive 77,230 shares in the exchange, you may only purchase up to an additional 81,297 shares in the offering.

     For further discussion of the purchase limits and definitions of "associate" and "acting in concert," see "The Conversion--Limitations on Common Stock Purchases" on page _____.

How Investors can Purchase Common Stock

     You can subscribe for shares of common stock in the offering, by sending or delivering an original, signed stock order form together with full payment to us in the postage-paid envelope provided so that we receive the stock order form before the end of the offering. The certification that is on the back of the stock order form also must be signed. Payment for shares may be made in cash if made in person, or by check or money order. Savings Bank of the Finger Lakes will pay interest at the rate of _____% from the date funds are received until completion or termination of the conversion. Subscribers who have deposit accounts with Savings Bank of the Finger Lakes may include instructions on the stock order form requesting withdrawal from those deposit account(s) to purchase shares. Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Savings Bank of the Finger Lakes will earn interest at the applicable deposit account rate. However, a hold will be placed on those funds making them unavailable until the completion of the conversion. After we receive an order, the order cannot be withdrawn or changed, except with our consent.

     IMPORTANT: To ensure the proper identification of subscription rights, list all qualifying deposit accounts, as of the respective qualifying dates, on the stock order form. Persons who do not list all qualifying deposit accounts may be subject to reduction or rejection of their subscription.

     Except for those with priority rights to purchase shares, we have the discretion to accept or reject orders received in the offering. If an order is rejected in part, there is no right to cancel the remainder of the order.

     Owners of self-directed individual retirement accounts who are eligible to purchase common stock may use the assets of their individual retirement accounts to purchase shares of common stock in the conversion. However, they may not do so if their accounts are maintained on deposit with Savings Bank of the Finger Lakes. If you want to use funds in a self directed individual retirement account maintained by Savings Bank of the Finger Lakes to purchase shares of common stock, you must transfer your account to an unaffiliated institution or broker. If you are interested in doing so, you should contact the stock information center as soon as possible, and in any event at least one week before the expiration date.

     For further information on how to purchase stock, see "The
Conversion--Procedure for Purchasing Shares."

Use of Proceeds

     We will use the proceeds of this offering as follows:

     o Net proceeds estimated to be between $5.1 million and $7.1 million, will be contributed to Savings Bank of the Finger Lakes. Funds infused into the Savings Bank of Finger Lakes will be used to expand our branch network through de novo branching and offering new products and banking services.

     o Finger Lakes Bancorp will retain approximately 50% of the net proceeds (between $5.1 million and $7.1 million), a portion of which may be used to fund a loan to the employee stock ownership plan to fund its purchase of common stock. The balance of the funds retained by us will be used for general corporate purposes. These purposes may include paying dividends or buying back shares of common stock. In addition, these funds may be used for future diversification or acquisition activities, although we do not have plans to do so now.

     For further discussion, see "Use of Proceeds."

Purchases by Officers and Directors

     We expect our directors and executive officers, together with their families, to subscribe for 77,714 shares, which equals approximately 4.21% of the shares sold at the midpoint of the offering range. The purchase price paid by them will be the same $7.00 per share price as that paid by all other persons who purchase shares in the conversion. See "Subscriptions by Executive Officers and Directors."

Benefits of the Conversion to Management

     Savings Bank of the Finger Lakes' employee stock ownership plan expects to purchase up to 8% of the shares we sell in this offering, or 169,803 shares assuming we sell the maximum of the shares proposed to be sold. If we sell more shares than the maximum of the offering range, this plan will have first priority to purchase shares over this maximum, up to the total of 8%. We reserve the right to purchase common stock in the open market following the offering in order to fund the employee stock ownership plan. This plan is a tax-qualified retirement plan for all eligible employees. Assuming the plan purchases 169,803 shares in the offering, Finger Lakes Bancorp will recognize additional compensation expense of $1,188,621 over a period of 15 years, or approximately $79,200 per year, from the consummation of the conversion, assuming the shares have a fair market value of $7.00 per share for the full 15-year period. If, in the future, the shares have a fair market value greater or less than $7.00, the compensation expenses will increase or decrease, accordingly.

     We also intend to implement two stock-based incentive plans. Neither plan will be implemented earlier than six months after the conversion. One plan, the 2001 recognition plan, would reserve 4% of the shares sold in the offering, or 84,901 shares at the maximum of the offering range, for awards to key employees and directors, at no cost to the recipients. In the event the 2001 recognition plan is adopted more than one year following the completion of the conversion, it would reserve up to 5% of the shares sold in the offering for awards to key employees and directors. The second plan, the 2001 stock option plan, will reserve 10% of the shares sold in this offering, or 212,254 shares at the maximum of the offering range, to be issued when options to be granted to key employees and directors are exercised. Awards made under these plans would be subject to a vesting schedule.

     We also will convert options previously awarded in the Savings Bank of the Finger Lakes stock option plans into options to purchase our common stock, with the number and exercise price to be adjusted based on the exchange ratio and the term and vesting period will remain unchanged.

     In connection with the conversion, Finger Lakes Bancorp plans to enter into an employment agreement with G. Thomas Bowers, President and Chief Executive Officer and Terry L. Hammond, Executive Vice President and Chief Financial Officer. The employment agreements will provide cash payments to Mr. Bowers and Mr. Hammond if their employment is terminated following a change in control of Finger Lakes Bancorp. Each executive will be entitled to a package of cash and/or benefits with a maximum value equal to up to three times his average annual compensation during the three-year period preceding the change in control. If a change in control had occurred as of December 31, 1999, the aggregate value of the severance benefits payable to Mr. Bowers and Mr. Hammond under the proposed employment agreements would have been approximately $567,000 and $282,000, respectively.

Dividend Policy

     Finger Lakes Financial now pays a cash dividend of $0.06 per share per quarter, or $0.24 per share per year. After the conversion, we expect to establish a dividend rate of ___% (based upon a price of $7.00 per share). The dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial conditions and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced in the future. Assuming the offering is completed by July 2000, the first dividend is expected to be declared for the quarter ending September 2000.

     The following table summarizes these plans. The value of shares shown in the table assumes a value of $7.00 per share, the price at which shares in the offering will be sold. No value is given for options because their exercise price will be equal to the fair market value of the common stock on the day the options are granted. As a result, value can be received under an option only if the market price of common stock increases after the option grant.

                                                          Number of Shares                  Value of Grants
                                                           to be Granted                     or Agreements            Percentage of
                                                   -------------------------------   -------------------------------  Common Stock
                                                     At Minimum       At Maximum       At Minimum      At Maximum       to be Sold
                                                         of               of               of               of            in the
                                                   Offering Range   Offering Range   Offering Range   Offering Range     Offering
                                                   --------------   --------------   --------------   --------------  -------------
Employee stock ownership plan ...................      125,509          169,803        $  878,563       $1,188,621            8%
2001 recognition plan ...........................       62,754           84,901           439,278          594,307            4%
2001 stock option plan ..........................      156,886          212,254                --               --           10%
Aggregate value of severance benefits under
   employment agreements ........................           --               --                --               --           --
Total ...........................................      345,149          466,958        $1,317,841       $1,782,928           22%

     As of the date of this prospectus, management of Finger Lakes Financial owned, or had the right to acquire, __________ shares of Finger Lakes Financial. After the exchange and assuming the grant of the additional shares shown in the above table, management and the employee stock ownership plan would own __________ and __________ shares of Finger Lake Bancorp at the minimum and maximum, respectively, of the offering range. That would amount to _____% and _____%, respectively, of the shares of our common stock outstanding after the offering at the minimum and maximum of the offering range.

Market for Common Stock

     We have applied to the Nasdaq Stock Market to list the common stock on the Nasdaq National Market under the symbol FLBC. The common stock of Finger Lakes Financial is currently listed on the Nasdaq SmallCap Market under the symbol SBFL. While it is expected that Finger Lakes Bancorp common stock will be more easily tradeable because there will be significantly more outstanding shares than Finger Lakes Financial's common stock, there can be no assurance of this.

     Friedman, Billings, Ramsey & Co., Inc. has advised us that it intends to be a market maker in the common stock and will assist us in obtaining additional market makers.

Comparison of Stockholders' Rights

     After the conversion, the stockholders of Finger Lakes Financial will become stockholders of Finger Lakes Bancorp and their rights as stockholders will be governed by Finger Lakes Bancorp's certificate of incorporation and bylaws and Delaware law, rather than Finger Lakes Financial's federal charter and bylaws and federal law and regulations. For a discussion of material differences in the rights of stockholders of Finger Lakes Bancorp and Finger Lakes Financial and an explanation of possible anti-takeover effects of provisions in Finger Lakes Bancorp's certificate of incorporation and bylaws, see "Comparison of Stockholders' Rights" on page ___.

                                  RISK FACTORS

--------------------------------------------------------------------------------
    You should consider carefully the following risk factors before deciding whether to invest in our common stock.
--------------------------------------------------------------------------------


We own property that has environmental liability.

     In 1989, we foreclosed on property in Geneva, New York that was the site of a laundry and dry-cleaning business. We performed an environmental investigation and remediation of soil contaminated at the site, but subsequent testing indicated the need for additional groundwater and soil remediation. We have entered into a Voluntary Remediation Agreement with the New York Department of Environmental Conservation ("DEC") and DEC has approved our work plan to perform the remediation. At December 31, 1999, we had a $684,000 accrued liability on our financial statements for the estimated remediation costs. Once the remediation work plan has been completed to DEC's satisfaction, DEC will release us from liability of the on-site environmental contamination, but that could take a number of years to accomplish. In addition, we have obtained environmental liability insurance against third party liability claims that could arise from any off-site migration of the contamination, and we intend to obtain additional insurance against cost overruns in the remediation. We believe that the recorded liability, together with the insurance coverage, should be adequate to cover reasonably anticipated liabilities in connection with this matter. However, it is possible that our liability exposure for the site will exceed the amounts reserved and insured. For additional information on this environmental liability, see Note 13 to the consolidated financial statements.

Increases in interest rates may cause earnings to decline and decrease the value of our mortgage-backed securities and investment securities classified as available for sale.

     To be profitable, we have to earn more money in interest and other income than we pay as interest and other expenses. Our loan portfolio primarily consists of loans which either mature or reprice after five years. At December 31, 1999, our deposit accounts consist of time deposit accounts, of which $98.3 million, or 47.2% of total deposits have remaining terms to maturity of less than one year, as well as demand deposits such as NOW and passbook accounts. If interest rates rise, the amount of interest we pay on deposits is likely to increase more quickly than the amount of interest we receive on our loans, mortgage-backed securities and investment securities. This could cause our profits to decrease. If interest rates fall, many borrowers may refinance more quickly, and interest rates on interest earning assets could fall, perhaps faster than the interest rates on our liabilities. This could also cause our profits to decrease. For additional information on our exposure to interest rates, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Management of Market Risk."

     In addition, when interest rates rise, it causes a reduction in the fair value of our mortgage-backed securities and investment securities. At December 31, 1999, our mortgage-backed securities and investment securities which were classified as available for sale had a fair value of $118.8 million, which is $5.8 million less than the $124.6 million amortized cost of such securities. The $5.8 million unrealized loss on such securities ($3.5 million, net of taxes) is shown on our consolidated statement of financial condition as a reduction of stockholders' equity but does not affect our income statement unless we sell these securities and realize the loss.

Our low return on equity after the stock offering may cause our common stock price to decline.

     Our annualized return on equity for the fiscal years ended December 31, 1999 and 1998 was 6.19% and 3.29%, respectively. These ratios are below the industry averages. Moreover, we will not be able to deploy the increased capital from this offering immediately. Our ability to profitably leverage our new capital will be significantly affected by competition for loans and deposits. Initially, we intend to invest the net proceeds in short term investments which generally have lower yields than mortgage and non-mortgage loans. Until we can leverage our increased capital by growing interest-earning assets and interest-bearing liabilities, we expect our return on equity to continue to be below the industry average, which may negatively impact the value of our common stock.

You may not be able to sell your shares when you desire, or for $7.00 or more per share.

     We expect that the common stock will trade on the Nasdaq National Market System. We cannot predict whether a liquid trading market in shares of our common stock will develop or how liquid that market might become. Persons purchasing shares may not be able to sell their shares when they desire if a liquid trading market does not develop or sell them at a price equal to or above the initial offering price of $7.00 per share even if a liquid trading market develops.

Our stock price may decline.

     In several cases, common stock issued by recently converted financial institutions has traded at a price that is below the price at which such shares were sold in the initial offerings of those companies. The purchase price of our common stock in the offering is based on the independent appraisal by FinPro. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, investor perceptions and general industry and economic conditions.

The implementation of stock-based benefits will increase our future compensation expense and reduce our earnings.

     We intend to adopt a stock option plan that will provide for the granting of options to purchase common stock, a recognition and retention plan that will provide for awards of restricted stock to our eligible officers, employees and directors and an employee stock ownership plan that will distribute stock to all of our qualifying employees over a period of time. The recognition and retention plan and the ESOP will increase our future costs of compensating our directors and employees. The cost of the ESOP will vary based on our stock price over time, while the cost of the Recognition and Retention Plan will be based on our stock price when the awards are first granted.

Strong competition within our market area makes it difficult to achieve the desired level of profitability.

     Competition in the banking and financial services industry is intense. We have competed for customers by offering excellent service and competitive rates on our loans and deposit products. We compete with commercial banks, savings institutions, mortgage banking firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms. Many of these competitors, such as regional banks, have greater resources than we do and offer services that we do not provide. Moreover, many of our competitors offer services through the Internet, which we do not offer, and many larger institutions that do not have a physical presence in our market area compete with us through the use of the Internet. Our profitability depends upon our continued ability to successfully compete in our market area.

Our loans are concentrated in a small geographic area, increasing our susceptibility to a deterioration in asset quality if the local economy falters.

     Our loan portfolio is primarily secured by real estate located in the Finger Lakes region of New York State. Accordingly, the asset quality of our loan portfolio is largely dependent upon the economy and unemployment rate in this area. A downturn in our primary lending area could adversely affect our operations and profitability. Moreover, a downturn in the local economy may affect us more severely than some of our larger competitors whose lending operations are more geographically diverse.

There are many factors beyond our control that affect the demand for loans.

     There are many factors beyond our control that can affect the demand for loans. Because making loans is our primary business and primary source of profits, our inability to insure a demand for loans is a continuing risk to our results of operations. The economy in our market area has not grown significantly in recent years. Consequently, loan originations have decreased during the past year. Customer demand for loans could be reduced further by a weaker economy, an increase in unemployment, a decrease in real estate values, an increase in interest rates or increased competition from other institutions. If customer demand for loans decreases, our profits may decrease because our alternative investments, such as mortgage-backed securities and investment securities, have lower yields than loans.

The increase in multi-family and commercial real estate lending and non-mortgage related lending increases the risk that some of our loans will not be repaid.

     Our portfolio of loans that are not one- to four-family mortgage loans has been increasing, and our goal is to continue to increase this portfolio because of the higher yields these loans provide. At December 31, 1999 multi-family and commercial real estate loans totaled $28.5 million or 17.82% of total loans compared to $20.5 million or 14.05% of total loans at December 31, 1998. At December 31, 1999 loans that were not secured by real estate totaled $38.2 million or 23.89% of total loans compared to $29.3 million or 20.03% of total loans at December 31, 1998. These types of loans generally expose a lender to greater credit risks than loans secured by one- to four-family real estate. We intend to continue emphasizing the origination of loans that are not secured by real estate, in particular, the origination of commercial business loans. As we increase our portfolio of these loans we may begin to experience higher levels of nonperforming loans and credit losses.

Our investment of the proceeds of the offering affords our management significant discretion and they may not be able to achieve acceptable returns on the proceeds.

     We intend to contribute approximately 50% of the net proceeds to Savings Bank of the Finger Lakes. We will use a portion of the net proceeds to fund the ESOP and may use the remaining net proceeds as a possible source of funds to finance the acquisition of other financial institutions and other businesses, pay dividends to stockholders, repurchase common stock, purchase mortgage-backed and investment securities, or for other general corporate purposes. Savings Bank of the Finger Lakes may use the proceeds it receives to establish or acquire additional branch offices, fund new loans, purchase mortgage-backed and investment securities, fund the recognition and retention plan or for general corporate purposes. We have not, however, allocated specific amounts of proceeds for any of these purposes and we will have significant flexibility in determining the amounts of net proceeds we apply to different uses and the timing of such applications. Our failure to apply these funds effectively could hurt our profits.

Irrevocability of orders; potential delay in completion of offering.

     Orders submitted in the offering are irrevocable. Funds submitted in connection with any purchase of common stock in the offering will be held by us until the completion or termination of the conversion, including any extension of the expiration date. Because, among other factors, completion of the conversion will be subject to an update of the independent appraisal prepared by FinPro, there may be one or more delays in the completion of the conversion. Subscribers will have no access to subscription funds and/or shares of conversion stock until the conversion is completed or terminated.

Recent market volatility--impact on common stock price.

     In recent months, stock markets in the United States and worldwide have been extremely volatile. The securities of individual companies have, in many instances, experienced significant fluctuations in price for reasons unrelated to the specific company's financial condition, results of operations or business prospects. In particular, the value of all financial institution securities has been adversely affected by weakening economies worldwide, even though local community-based financial institutions may not have any credit exposure outside the

United States. An investor should understand that, in the short-term, the value of an investment in the common stock is subject to fluctuation, including loss, due to volatility in stock markets generally.

Banking reform legislation may increase competition.

     In November 1999, President Clinton signed into law the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. This legislation is intended to modernize the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers. To the extent the legislation permits banks, securities firms and insurance companies to affiliate, the financial services industry may experience further consolidation. This could result in a growing number of larger financial institutions that offer a wider variety of financial services than we currently offer and that can aggressively compete in the markets we currently serve. This could adversely impact our profitability.

Anti-takeover provisions in our charter and bylaws and voting control of management may discourage takeover proposals that may offer a premium above the trading price of our common stock.

     Provisions in Savings Bank of the Finger Lakes' and Finger Lakes Bancorp's charters and bylaws. Provisions in our charters and bylaws may discourage potential proxy contests and other potential takeover attempts, particularly those that have not been negotiated with our Board of Directors. As a result, these provisions generally may serve to perpetuate existing management. Examples of these provisions include a limitation on the voting of shares held by a single beneficial owner in excess of 10% of our outstanding shares and the election of directors for three-year terms so that only approximately one-third of our directors are elected annually. For a more detailed discussion of these provisions, see "Comparison of Stockholders' Rights" and "Restrictions on Acquisitions of Finger Lakes Bancorp."

     Voting control of officers and directors. Our employees and directors over time may obtain a large number of shares through their purchases in the conversion, their interests in the employee stock ownership plan, and the proposed stock-based benefit plans. This share ownership will give our employees and directors a significant vote on matters important to shareholders. Further, this possible ownership level could discourage takeover attempts that shareholders might like to see happen. In addition, the total ownership or voting level by employees and directors from these sources could reach in excess of 20% of our outstanding stock. That level would enable our employees and directors as a group to defeat any stockholder matter that required an 80% vote.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                    OF FINGER LAKES FINANCIAL AND SUBSIDIARY

     The following tables set forth selected consolidated historical financial and other data of Finger Lakes Financial and the Savings Bank of the Finger Lakes for the periods and at the dates indicated. The information is derived in part from, and should be read together with, the Consolidated Financial Statements and Notes thereto of Finger Lakes Financial contained elsewhere in this prospectus.

                                                                                       At December 31,
                                                          -------------------------------------------------------------------------
                                                            1999             1998            1997           1996            1995
                                                          ---------       ---------       ---------       ---------       ---------
                                                                                        (In Thousands)
Selected Financial Condition Data:
  Total assets ....................................       $ 301,241       $ 282,376       $ 247,708       $ 200,429       $ 167,773
  Cash and cash equivalents .......................           6,095           4,375           4,394           6,366           6,823
  Securities available for sale ...................         118,750         115,333          99,880          83,830          61,719
  Securities held to maturity .....................           1,593           4,640          14,096          13,347           4,705
  Loans, net ......................................         158,854         145,136         118,439          88,682          86,050
  Deposits ........................................         208,132         202,434         186,534         153,832         144,846
  Advances from Federal Home Loan Bank ............          69,960          54,815          36,721          23,800              --
  Stockholders' equity ............................          19,379          21,964          21,679          20,350          20,734

                                                                                   Year Ended December 31,
                                                          -------------------------------------------------------------------------
                                                            1999             1998            1997           1996            1995(1)
                                                          ---------       ---------       ---------       ---------       ---------
                                                                            (In Thousands, except per share amounts)
Selected Operating Data:
  Total interest income ...........................       $  20,317       $  18,645       $  15,840       $  13,560       $   8,187
  Total interest expense ..........................          12,021          11,201           9,197           7,370           4,426
                                                          ---------       ---------       ---------       ---------       ---------
   Net interest income ............................           8,296           7,444           6,643           6,190           3,761
  Provision for loan losses .......................             200             240             120             483             290
                                                          ---------       ---------       ---------       ---------       ---------
  Net interest income after provision for
   loan losses ....................................           8,096           7,204           6,523           5,707           3,471
  Noninterest income ..............................           1,328           1,202             721           1,093             123
  Noninterest expense .............................           7,259           7,213           5,835           6,741           5,068
                                                          ---------       ---------       ---------       ---------       ---------
  Income (loss) before income tax
   expense (benefit) ..............................           2,165           1,193           1,409              59          (1,474)
  Income tax expense (benefit) ....................             860             469             562              23            (571)
                                                          ---------       ---------       ---------       ---------       ---------
  Net income (loss) ...............................       $   1,305       $     724       $     847       $      36       $    (903)
                                                          =========       =========       =========       =========       =========
  Net income (loss) per share- basic ..............       $     .37       $     .20       $     .24       $     .01       $    (.25)
                                                          =========       =========       =========       =========       =========
  Net income (loss) per share - dilute ............       $     .36       $     .20       $     .24       $     .01       $    (.25)
                                                          =========       =========       =========       =========       =========
  Dividends per share .............................       $     .24       $     .23       $     .20       $     .20       $     .15
                                                          =========       =========       =========       =========       =========


----------
(1) Reflects eight months of operations insofar as the Savings Bank of Finger Lakes converted its fiscal year end from April 30 to December 31 in 1995.

                                                                                                                        Eight Months
                                                                                                                           Ended
                                                                         At or For the Year Ended December 31,          December 31,
                                                                   ------------------------------------------------    -------------
                                                                    1999          1998          1997          1996        1995 (1)
                                                                   ------        ------        ------        ------    -------------
Selected Ratios:

Performance Ratios:
  Return on assets (ratio of net income to
   average total assets)(3) ................................         0.44%         0.27%         0.40%         0.02%       (0.79)%
  Return on stockholders' equity (ratio of net
   income to average equity)(3) ............................         6.19          3.29          4.05          0.18        (6.44)
  Interest rate spread information (2):
   Average during period ...................................         2.74          2.71          2.82          3.17         3.27
   End of period ...........................................         2.77          2.73          2.84          2.79         3.24
  Net interest margin
    (net interest income divided by
    average interest-earning assets) .......................         2.93          2.96          3.14          3.48         3.56
  Operating expenses to average total
    assets(3) ..............................................         2.47          2.74          2.66          3.60         4.45
  Average interest-earning assets to
   average interest-bearing liabilities ....................       104.65        105.39        107.29        106.68       106.95
  Dividend Payout ratio ....................................           67           115            87          2000          n/a

Asset Quality Ratios:
  Non-performing assets to total assets(4) .................         0.32%         0.43%         0.50%         0.93%        1.78%
  Allowance for loan losses to
   non-performing loans(4) .................................       230.38%       115.75%       203.72%       118.52%       78.39%
  Allowance for loan losses to
   loans, net ..............................................         0.84%         0.80%         0.96%         1.21%        0.93%

Capital Ratios:
  Stockholders' equity to total assets
   at end of period ........................................         6.43%         7.78%         8.75%        10.15%       12.36%
  Average stockholders' equity to
   average assets ..........................................         7.17%         8.36%         9.54%        10.85%       12.31%

Other Data:
  Number of full service customer facilities
   at end of period ........................................            6             6             5             4            3

----------
(1) Reflects eight months of operations insofar as Savings Bank of Finger Lakes converted its fiscal year end from April 30 to December 31 in 1995.

(2) Interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(3) For purposes of computing these rates, the eight month period ended December 31, 1995 has been annualized.

(4) Nonperforming loans consist of non-accrual loans and non-performing assets consist of non-performing loans, troubled debt restructuring and real estate owned.

                              FINGER LAKES BANCORP

     Finger Lakes Bancorp was organized under Delaware law in March 2000 for the purpose of acquiring all of the outstanding shares of capital stock of Savings Bank of the Finger Lakes. Finger Lakes Bancorp has applied to the Office of Thrift Supervision to become a savings and loan holding company and will be regulated by that agency. After completion of the conversion, Finger Lakes Bancorp will conduct business initially as a unitary savings and loan holding company. Upon consummation of the conversion, Finger Lakes Bancorp's assets will consist primarily of the shares of Savings Bank of the Finger Lakes capital stock acquired in the conversion and that portion of the net proceeds of the conversion permitted by the Office of Thrift Supervision to be retained by Finger Lakes Bancorp and the loan to the Employee Stock Ownership Plan. Finger Lakes Bancorp expects to retain $5.1 million of the net proceeds of the offering (at the minimum). Finger Lakes Bancorp initially will have no significant liabilities. Initially, Finger Lakes Bancorp will neither own nor lease any property, but instead will use the premises, equipment and furniture of Savings Bank of the Finger Lakes. At the present time, Finger Lakes Bancorp does not intend to employ any persons other than officers but will use the support staff of Savings Bank of the Finger Lakes from time to time. Additional employees will be hired as appropriate to the extent Finger Lakes Bancorp expands its business. The management of Finger Lakes Bancorp is set forth under "Management of Finger Lakes Bancorp."

     The conversion will provide Finger Lakes Bancorp with additional capital to support future growth. Management believes that the holding company structure will provide Finger Lakes Bancorp with additional flexibility to diversify its business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with other financial institutions and financial services related companies or for other business or investment purposes. Although there are no current arrangements, understandings or agreements, written or oral, regarding any such opportunities or transactions, Finger Lakes Bancorp will be in a position after the conversion to take advantage of any such acquisition and expansion opportunities that may arise, as restricted by regulatory limitations and Finger Lakes Bancorp's financial position. The initial activities of Finger Lakes Bancorp are anticipated to be funded primarily by the conversion proceeds retained by Finger Lakes Bancorp and earnings thereon or, alternatively, through dividends received from Savings Bank of the Finger Lakes.

     Finger Lakes Bancorp's executive office is located at 470 Exchange Street, Geneva, New York, and its telephone number is (315) 789-3838.

                        SAVINGS BANK OF THE FINGER LAKES

     We were formed as the result of a merger consummated in 1984 in which Geneva Savings Bank, a New York-chartered mutual savings bank, acquired Geneva Federal Savings and Loan Association, a federal mutual savings and loan association, and converted to a federal mutual savings bank known as the Savings Bank of the Finger Lakes. Both institutions had conducted their business primarily in the Geneva, New York area.

     On November 10, 1994, we completed a reorganization from a federally chartered, mutual savings bank to a federally chartered mutual holding company known as Finger Lakes Financial Corporation, MHC. As part of the reorganization, we organized a federally chartered stock savings bank and transferred substantially all of its assets and liabilities, including all of its deposit-taking, lending and other banking functions and its corporate name to the newly created stock savings bank called the Savings Bank of the Finger Lakes.

     On August 17, 1998, we reorganized into the two-tier mutual holding company structure with Finger Lakes Financial Corp. as the mid-tier stock holding company parent of the Savings Bank of the Finger Lakes. The reorganization into the two-tier structure had no impact on the operations of the Savings Bank of the Finger Lakes or Finger Lakes Financial Corp., MHC.

     We are a community-oriented financial institution offering traditional financial services to our local community. Our primary lending area includes the Finger Lakes region of New York state. We will continue to seek opportunities to increase our presence in our market area by expanding our branch franchise and emphasizing a variety of loan products. Our primary lending activity involves the origination of fixed rate and adjustable rate mortgage loans secured by one- to four- family residential real estate. To a lesser extent, we make loans secured by commercial real estate and multi-family properties, and single family residential construction loans. In addition, we originate loans that are not secured by real estate, and purchase mobile home loans. Management anticipates that commercial and multi-family loans, as well as, loans that are not secured by real estate, in particular commercial business loans, will increase as a percentage of overall loans.

     We are currently selling substantially all newly originated fixed-rate residential mortgage loans and retaining the servicing on such loans. At December 31, 1999, we were servicing $39.1 million in loans for others. We generally limit our lending activities, except with respect to mobile home loans, to the Finger Lakes region of New York state. We believe that we have a substantial market share in Ontario county and competitive market shares in the other counties in our primary market area, both with respect to deposits and loans. We generally limit our non-residential real estate loans to the western New York market area and generally do not lend outside New York and New Jersey with respect to mobile home loans. We do not engage in securities trading and limit our investments to U.S. Treasury and federal government agency obligations, corporate and municipal bonds, mortgage-backed securities, which are insured by federal agencies, collateralized mortgage obligations, and equity securities.

     We currently conduct operations through our main office in Geneva, New York, and six full service branch offices in western and central New York. We opened our sixth full service branch office in Auburn, New York in the spring of 2000.

     Our principal executive office is located at 470 Exchange Street, Geneva, New York 14456, and our telephone number at that address is (315) 789-3838.

                   HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

     At December 31, 1999, Savings Bank of the Finger Lakes exceeded all of the applicable regulatory capital requirements. The table on the following pages sets forth the historical regulatory capital of Savings Bank of the Finger Lakes at December 31, 1999 and the pro forma regulatory capital of Savings Bank of the Finger Lakes after giving effect to the conversion, based upon the sale at $7.00 per share of the number of shares shown in the table. The pro forma regulatory capital amounts reflect the receipt by Savings Bank of the Finger Lakes of 50% of the net conversion proceeds, which will be retained by Finger Lakes Bancorp and funding of the employee stock ownership plan and the 2001 recognition plan. The pro forma risk-based capital amounts assume the investment of the net proceeds received by Savings Bank of the Finger Lakes in assets which have a risk-weight of 20% under applicable regulations, as if the net proceeds had been received and so applied at December 31, 1999. See "Pro Forma Data" for the assumptions used to determine the net proceeds of the offering. For purposes of the table below, the entire amount expected to be borrowed by the employee stock ownership plan and the entire cost of the shares expected to be acquired by the 2001 recognition plan are deducted from pro forma regulatory capital.

                             Savings Bank of the Finger Lakes                          Pro Forma at December 31, 1999
                                      Historical at                  ---------------------------------------------------------------
                                    December 31, 1999                    1,568,863 Shares                     1,845,645 Shares
                             --------------------------------        ----------------------------       ----------------------------
                                                   Percent of                        Percent of                           Percent of
                               Amount              Assets(2)          Amount         Assets(2)           Amount           Assets(2)
                             ----------           -----------        --------        ----------         --------          ----------
                                                                          (Dollars in Thousands)

GAAP capital .......          $ 19,238                6.38%          $ 23,177            7.60%          $ 23,913             7.82%
Tangible capital:
   Capital level ...          $ 22,597                7.41%            26,395            8.55%          $ 27,131             8.76%
   Requirement .....             4,576                1.50              4,633            1.50              4,644             1.50
                              --------              ------           --------        --------           --------           ------
     Excess ........          $ 18,021                5.91%          $ 21,762            7.05%          $ 22,487             7.26%
                              ========              ======           ========        ========           ========           ======

Core capital:
   Capital level ...          $ 22,597                7.41%          $ 26,395            8.55%          $ 27,131             8.76%
   Requirement(3) ..            12,202                4.00             12,354            4.00             12,384             4.00
                              --------              ------           --------        --------           --------           ------
     Excess ........          $ 10,395                3.41%          $ 14,041            4.55%          $ 14,474             4.76%
                              ========              ======           ========        ========           ========           ======

Risk-based capital:
   Capital level(4)           $ 23,034               16.66%          $ 26,832           19.15%          $ 27,568            19.62%
   Requirement .....            11,059                8.00             11,211            8.00             11,240             8.00
                              --------              ------           --------        --------           --------           ------
     Excess ........          $ 11,975                8.66%          $ 15,621           11.15%          $ 16,328            11.62%
                              ========              ======           ========        ========           ========           ======

Assets .............          $301,241                               $305,039                           $305,775

Tangible Assets ....          $305,062                               $308,860                           $309,596

Core Assets ........          $305,062                               $308,860                           $309,596

Risk Weighted Assets          $138,235                               $140,134                           $140,502




                                             Pro Forma at December 31, 1999
                             ---------------------------------------------------------------
                                 2,122,545 Shares                   2,440,945 Shares(1)
                             --------------------------         ------------------------------
                                             Percent of                            Percent of
                              Amount          Assets(2)          Amount           Assets(2)(3)
                             --------        ----------         --------          ------------
                                                  (Dollars in Thousands)

                                                                                          >
GAAP capital .......          $ 24,650             8.04%          $ 25,498             8.30%
Tangible capital:
   Capital level ...          $ 27,868             8.98%          $ 28,716             9.23%
   Requirement .....             4,655             1.50              4,668             1.50
                              --------          -------           --------          -------
     Excess ........          $ 23,213             7.48           $ 24,048             7.73%
                              ========          =======           ========          =======

Core capital:
   Capital level ...          $ 27,868             8.98%          $ 28,716             9.23%
   Requirement(3) ..            12,413             4.00             12,447             4.00
                              --------          -------           --------          -------
     Excess ........          $ 15,455             4.98%          $ 16,269             5.23%
                              ========          =======           ========          =======

Risk-based capital:
   Capital level(4)           $ 28,305            20.09%          $ 29,153            20.63%
   Requirement .....            11,270             8.00             11,304             8.00
                              --------          -------           --------          -------
     Excess ........          $ 17,035            12.09%          $ 17,849            12.63%
                              ========          =======           ========          =======

Assets .............          $306,512                            $307,360

Tangible Assets ....          $310,333                            $311,181

Core Assets ........          $310,333                            $311,181

Risk Weighted Assets          $140,871                            $141,294

----------

(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market or general financial conditions following the commencement of the offering.

(2) Tangible and core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets. Pro forma total adjusted and risk-weighted assets used for the capital calculations include the proceeds of the employee stock ownership plan's purchase of 8% of the Finger Lakes Bancorp common stock in the offering. Pro forma total adjusted assets were $308.9 million, $309.6 million, $310.3 million and $311.2 million, respectively, at the minimum, midpoint, maximum and maximum, as adjusted, of the offering range. Pro forma risk-weighted assets were $140.1 million, $140.5 million, $140.9 million and $141.3 million, respectively, at the minimum, midpoint, maximum, and maximum, as adjusted, of the offering range.

(3) The current Office of Thrift Supervision core capital requirement for savings banks is 4% of total adjusted assets. The Office of Thrift Supervision has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for savings banks that receive the highest supervisory rating for safety and soundness, and a 4% to 5% core capital ratio requirement for all other savings banks. See "Regulation--Federal Regulation of Savings Institutions--Capital Requirements."

(4) Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

                                 USE OF PROCEEDS

     Although the actual net proceeds from the sale of the common stock in the offering cannot be determined until the offering is completed, it is presently anticipated that the net proceeds will be between $10.2 million and $14.1 million, or $16.3 million if the offering range is increased by 15%. See "Pro Forma Data" and "The Conversion--Share Exchange Ratio" and "--Stock Pricing and Number of Shares to be Issued" as to the assumptions used to arrive at these amounts. Finger Lakes Bancorp will be unable to use any of the net proceeds of the offering until the consummation of the conversion.

     Finger Lakes Bancorp estimates that it will use between $5.1 million and $7.1 million, or $8.2 million if the offering range is increased by 15%, to purchase all of the capital stock of Savings Bank of the Finger Lakes to be issued upon conversion. Finger Lakes Bancorp will retain approximately 50% of the net proceeds, a portion of which is expected to be used to fund the loan to the employee stock ownership plan. The balance of funds retained by Finger Lakes Bancorp will be used for general corporate purposes. These purposes may include investment in federal funds, short-term investment grade marketable securities and mortgage-backed securities.

     The loan to the employee stock ownership plan will enable it to purchase up to 8% of the shares of Finger Lakes Bancorp common stock issued in the offering. Finger Lakes Bancorp and Savings Bank of the Finger Lakes may also elect to fund the employee stock ownership plan's stock purchases through a loan by a third party financial institution. We may also determine to fund the employee stock ownership plan through open market purchases of common stock following completion of the offering. See "Management of Finger Lakes Financial--Benefits." The net proceeds retained by Finger Lake Bancorp may also be used to support the future expansion by offering new products and banking services of operations through branch acquisitions, the establishment of new branch offices, and the acquisition of other financial institutions or diversification into other banking related businesses. Neither Finger Lakes Bancorp nor Savings Bank of the Finger Lakes has any current specific plans, arrangements or understandings regarding any additional expansions or acquisitions at this time, nor have criteria been established to identify potential candidates for acquisition.

     A tabular presentation of Finger Lakes Bancorp's expected use of proceeds is set forth below:

                                                                                   Minimum                     Maximum
                                                                              1,568,863 Shares             2,122,545 Shares
                                                                              ----------------             ----------------
     Net proceeds .......................................................        $10,232,041                 $14,107,815
                                                                                 ===========                 ===========
     Purchase of Savings Bank of the Finger Lakes common stock ..........          5,116,021                   7,053,908
     Funds loaned to ESOP ...............................................            878,563                   1,188,621
                                                                                 -----------                 -----------
     Funds retained for general corporate purposes ......................        $ 4,237,458                 $ 5,865,287
                                                                                 ===========                 ===========

     Upon completion of the conversion, the Board of Directors of Finger Lakes Bancorp will have the authority to repurchase stock, as permitted by statutory and regulatory authority. Office of Thrift Supervision regulations generally do not permit Finger Lakes Bancorp to repurchase any shares of its common stock without regulatory approval for three years except that beginning one year following completion of the conversion, Finger Lakes Bancorp may repurchase its common stock so long as:

     (1) the repurchases within the following two years are part of an open-market program not involving greater than 5% of its outstanding capital stock during a twelve-month period;

     (2) the repurchases do not cause Savings Bank of the Finger Lakes to become "undercapitalized" within the meaning of the Office of Thrift Supervision prompt corrective action regulation; and

     (3) Finger Lakes Bancorp provides to the Regional Director of the Office of Thrift Supervision no later than ten days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and the program is not disapproved by the Regional Director.

     Under current Office of Thrift Supervision policies, repurchases may be allowed in the first year following the conversion and in amounts greater than 5% in the second and third years following the conversion provided there are valid and compelling business reasons for the repurchases and the Office of Thrift Supervision does not object to the repurchases. Such repurchases may not exceed 25% of the total shares outstanding during the three years following the conversion.

     Based upon facts and circumstances following the conversion and subject to applicable regulatory requirements, the Board of Directors may determine to repurchase stock in the future. These facts and circumstances may include but are not be limited to:

     (1) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve Finger Lakes Bancorp's return on equity;

     (2) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and

     (3) any other circumstances in which repurchases would be in the best interests of Finger Lakes Bancorp and its shareholders.

     In the event Finger Lakes Bancorp determines to repurchase stock, repurchases may be made at market prices which may be in excess of the Subscription Price in the offering. To the extent that Finger Lakes Bancorp repurchases stock at market prices in excess of the per share book value, repurchases may have a dilutive effect upon the interests of existing stockholders.

     The portion of the net proceeds not retained by Finger Lakes Bancorp, estimated to be $7.1 million at the maximum of the valuation range, will be contributed to Savings Bank of the Finger Lakes. Such proceeds received by Savings Bank of the Finger Lakes will increase Savings Bank of the Finger Lakes' capital. Funds will be added to Savings Bank of the Finger Lakes' general funds to be used for general corporate purposes, including investment in one-to four-family residential mortgage loans, investment in federal funds, short-term investment grade marketable securities and mortgage-backed securities. Savings Bank of the Finger Lakes may also use such funds for the expansion of its facilities, and to expand operations through acquisitions of other financial institutions, branch offices, or other financial services companies. Savings Bank of the Finger Lakes and Finger Lakes Bancorp have not determined the approximate amount of net proceeds to be used for each of the purposes mentioned above.

                                 DIVIDEND POLICY

     Finger Lakes Financial now pays a cash dividend of $0.06 per share per quarter, or $0.24 per share per year. After the conversion, we expect to establish a dividend rate of ___% (based upon a price of $7.00 per share). The dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced in the future. Assuming the offering is completed by July 2000, the first dividend is expected to be declared for the quarter ending September 2000.

     Savings Bank of the Finger Lakes will not be permitted to pay dividends on its capital stock to Finger Lakes Bancorp if Savings Bank of the Finger Lakes' stockholders' equity would be reduced below the amount required for the liquidation account. See "The Conversion--Liquidation Rights." For information concerning federal and state law and regulations which apply to Savings Bank of the Finger Lakes in determining the amount of proceeds which may be retained by Finger Lakes Bancorp and regarding a savings institution's ability to make capital distributions, including payment of dividends to its holding company, see

"Taxation--Federal Taxation" and "Regulation--Federal Regulation of Savings Institutions--Limitation on Capital Distributions."

     Unlike Savings Bank of the Finger Lakes, Finger Lakes Bancorp is not restricted by Office of Thrift Supervision regulations on the payment of dividends to its stockholders, although the source of dividends will depend on the net proceeds retained by Finger Lakes Bancorp and earnings thereon and may depend, in part, upon dividends from Savings Bank of the Finger Lakes. Finger Lakes Bancorp is subject, however, to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of the net assets of Finger Lakes Bancorp over its statutory capital or, if there is no excess, to its net profits for the current and/or immediately preceding fiscal year. For these purposes, net assets means the amount by which total assets exceed total liabilities, and statutory capital generally means the aggregate par value of the outstanding shares of Finger Lakes Bancorp's capital stock.

     Additionally, in connection with the conversion, Finger Lakes Bancorp and Savings Bank of the Finger Lakes have committed to the Office of Thrift Supervision that during the one-year period following the consummation of the conversion, Finger Lakes Bancorp will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipient stockholders as a tax-free return of capital for federal income tax purposes without prior approval of the Office of Thrift Supervision.

                           MARKET FOR THE COMMON STOCK

     There is an established market for Finger Lakes Financial common stock which is currently listed on the Nasdaq SmallCap Market under the symbol, "SBFL." At December 31, 1999 Finger Lakes Financial had ______ market makers, including Friedman, Billings, Ramsey & Co., Inc. As a newly formed company, however, Finger Lakes Bancorp has not issued capital stock. It is expected that the Finger Lakes Bancorp common stock will be more liquid than Finger Lakes Financial common stock since there will be significantly more outstanding shares owned by the public. Finger Lakes Bancorp has applied to have its common stock listed on the Nasdaq National Market under the symbol "FLBC." However, there can be no assurance that an active and liquid trading market for the common stock will develop or, if developed, will be maintained. The shares of Finger Lakes Financial common stock owned by the public will automatically, without further action by those holders, be converted into and become a right to receive a number of shares of Finger Lakes Bancorp common stock that is determined pursuant to the exchange ratio. See "The Conversion--Share Exchange Ratio."

     The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within the control of Finger Lakes Bancorp, Finger Lakes Financial or any market maker. In the event that institutional investors buy a relatively large proportion of the offering, the number of active buyers and sellers of the common stock at any particular time may be limited. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the subscription price of $7.00 per share. Therefore, purchasers of the common stock should have a long-term investment intent and should recognize that there may be a limited trading market in the common stock. This may make it difficult to sell the common stock after the conversion and may have an adverse effect on the price at which the common stock can be sold.

     The following table sets forth the high and low bid quotes for Finger Lakes Financial common stock and the adjusted cash dividends per share declared for the periods indicated. These quotations represent prices between dealers and do not include retail markups, markdowns, or commissions and do not reflect actual transactions. This information has been obtained from monthly statistical summaries provided by the Nasdaq Stock Market. As of December 31, 1999 there were 1,180,052 publicly-held shares of Finger Lakes Financial common stock outstanding. In connection with the conversion, each share of Finger Lakes Financial's common stock will be converted into shares of Finger Lakes Bancorp common stock, based upon the exchange ratio that is described in other parts of this prospectus. Accordingly, the information in this table should be reviewed in conjunction with the exchange ratio at various levels of the offering range.

                                                                                      Cash Dividend
Fiscal 2000                                        High Bid(1)        Low Bid(1)        Declared
                                                 --------------     -------------     ------------
Quarter Ended March 31, 2000................       $                  $                 $

Fiscal 1999
Quarter Ended December 31, 1999.............       $   9.750          $   7.000         $    0.06
Quarter Ended September 30, 1999............       $  11.000          $   8.125         $    0.06
Quarter Ended June 30, 1999.................       $  11.750          $  10.500         $    0.06
Quarter Ended March 31, 1999................       $  15.750          $  11.375         $    0.06

Fiscal 1998
Quarter Ended December 31, 1998.............       $  13.250          $    9.00         $    0.06
Quarter Ended September 30, 1998............       $  19.375          $  11.000         $    0.06
Quarter Ended June 30, 1998.................       $  21.500          $  18.625         $    0.06
Quarter Ended March 31, 1998................       $  24.750          $  14.750         $    0.05

----------
(1)Common stock prices and dividends have been adjusted to reflect two for one stock split effective March 2, 1998.

     At January 31, 2000, the business day immediately preceding the public announcement of the conversion, and at __________, 2000, the last sale of Finger Lakes Financial common stock as reported on the Nasdaq SmallCap Market was at a price of $7.50 per share and $_____ per share, respectively. At December 31, 1999, Finger Lakes Financial had approximately 197 stockholders of record. All publicly-held shares of Finger Lakes Financial common stock, including shares held by Finger Lakes Financial's officers and directors, will on the effective date of the conversion be automatically converted into and become the right to receive a number of shares of Finger Lakes Bancorp common stock determined pursuant to the exchange ratio, and options to purchase shares of Finger Lakes Financial common stock will be converted into options to purchase a number of shares of Finger Lakes Bancorp common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See "Beneficial Ownership of Common Stock."

                                 CAPITALIZATION

     The following table presents the historical consolidated capitalization of Finger Lakes Financial at December 31, 1999, and the pro forma consolidated capitalization of Finger Lakes Bancorp after giving effect to the conversion, based upon the assumptions set forth in the "Pro Forma Data" section.

                                                                                Pro Forma at December 31, 1999
                                                            ------------------------------------------------------------------------
                                                                                                                         Maximum
                                                             Minimum             Midpoint             Maximum         as adjusted(1)
                                                            1,568,863           1,845,645            2,122,545          2,440,945
                                  Finger Lakes Financial    shares at           shares at            shares at          shares at
                                      Historical at           $7.00               $7.00                $7.00              $7.00
                                    December 31, 1999       per share           per share            per share          per share
                                  ----------------------    ---------           ---------            ---------        -------------
                                                                          (Dollars in Thousands)
Deposits(2) ...................        $ 208,132            $ 208,132            $ 208,132            $ 208,132         $ 208,132
Borrowed funds ................           69,960               69,960               69,960               69,960            69,960
                                       ---------            ---------            ---------            ---------         ---------
Total deposits and borrowed
  funds .......................        $ 278,092            $ 278,092            $ 278,092            $ 278,092         $ 278,092
                                       =========            =========            =========            =========         =========
Stockholders' equity:
  Preferred stock, $.01 par
   value, _____ shares
   authorized; none to be
   issued(3) ..................               --                   --                   --                   --                --
Common Stock, $.01 par value
  (post-conversion), _____
  shares authorized;
  shares to be issued as
  reflected(3) ................               36                   23                   28                   32                36
Additional paid-in
  capital(3)(4) ...............            4,787               15,032               16,965               18,899            21,124
Retained income(5) ............           18,262               18,262               18,262               18,262            18,262
Accumulated other
  comprehensive
  income (loss) ...............           (3,525)              (3,525)              (3,525)              (3,525)           (3,525)
Less:
  Common Stock held by
  existing Employee Stock
  Ownership Plan ..............             (181)                (181)                (181)                (181)             (181)
  Common Stock to be acquired
      by ESOP .................               --                 (879)              (1,034)              (1,189)           (1,367)
  Common  Stock to be acquired
  by Recognition Plan(7) ......               --                 (439)                (517)                (594)             (683)
                                       ---------            ---------            ---------            ---------         ---------

Total stockholders' equity ....        $  19,379            $  28,293            $  29,998            $  31,704         $  33,666
                                       =========            =========            =========            =========         =========

Total stockholders' equity as a
  percentage of total assets ..             6.43%                9.12%                9.62%               10.11%            10.67%
                                       =========            =========            =========            =========         =========

----------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market or general financial conditions following the commencement of the subscription and community offerings.

(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the conversion. These withdrawals would reduce pro forma deposits by the amount of the withdrawals.

(3) Finger Lakes Financial has 10,000,000 authorized shares of preferred stock. Finger Lakes Financial has 20,000,000 authorized shares of Finger Lakes Financial common stock, par value $.01 per share. Finger Lakes Financial common stock and additional paid-in capital have been reclassified to reflect the number of shares of Finger Lakes Bancorp common stock to be outstanding.

(4) No effect has been given to the issuance of additional shares of Finger Lakes Bancorp common stock pursuant to the 2001 stock option plan and 2001 recognition plan expected to be adopted by Finger Lakes Bancorp. If these plans are approved by stockholders, an amount equal to 10% of the shares of Finger Lakes Bancorp common stock issued in the offering will be reserved for issuance upon the exercise of options under the 2001 stock option plan, and the 2001 recognition plan will acquire an amount of common stock equal to 4% of the number of shares sold in the offering, either through open market purchases or from authorized but unissued shares. No effect has been given to the exercise of options currently outstanding. See "Management of Finger Lakes Financial--Benefits."

(5) Pro forma retained earnings does not reflect consolidation of $201,000 of capital from Finger Lakes Financial Corp., MHC. The earnings of Savings Bank of the Finger Lakes will be substantially restricted after the conversion, see "The Conversion--Liquidation Rights" and "Regulation--Federal Regulation of Savings Institutions--Limitation on Capital Distributions."

(6) Assumes that 8% of the shares issued in the offering will be acquired by the employee stock ownership plan financed by a loan from Finger Lakes Bancorp. The loan will be repaid principally from Savings Bank of the Finger Lakes' contributions to the employee stock ownership plan. Since Finger Lakes Bancorp will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Finger Lakes Bancorp's consolidated financial statements. Accordingly, the amount of stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders' equity.

(7) Assumes a number of shares of common stock equal to 4% of the common stock to be sold in the offering will be purchased by the 2001 recognition plan in open market purchases. The dollar amount of common stock to be purchased is based on the $7.00 per share subscription price in the offering and represents unearned compensation and is reflected as a reduction of capital. This amount does not reflect possible increases or decreases in the value of stock relative to the subscription price in the offering. As Finger Lakes Bancorp accrues compensation expense to reflect the vesting of shares pursuant to the 2001 recognition plan, the deferred charge against capital will be reduced through a charge to operations. Implementation of the 2001 recognition plan will require stockholder approval. If the shares to fund the plan are assumed to come from authorized but unissued shares purchased by the 2001 Recognition Plan from Finger Lakes Bancorp at the subscription price, at the minimum, midpoint, maximum and the maximum, as adjusted, of the offering range, the number of outstanding shares would be 2,406,204, 2,830,825, 3,255,451 and 3,743,770, respectively, and total stockholders' equity would be $28.7 million, $30.5 million, $32.3 million and $34.3 million, respectively, at December 31, 1999. As a result of the plan acquiring authorized but unissued shares from Finger Lakes Bancorp, stockholders' ownership in Finger Lakes Bancorp would be diluted by approximately 3.83%.

                                PRO FORMA TABLES

     The following table summarizes historical data of Finger Lakes Financial and pro forma data of Finger Lakes Bancorp at or for the fiscal year ended December 31, 1999, based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the common stock following the conversion. No effect has been given in the tables to the possible issuance of additional shares reserved for future issuance pursuant to currently outstanding stock options or the 2001 stock option plan, nor does book value give effect to the liquidation account to be established in the conversion, the bad debt reserve on liquidation. See "The Conversion--Liquidation Rights," and "Management of Savings Bank of the Finger Lakes--Directors' Compensation," and "--Executive Compensation."

     Pro forma consolidated net income of Finger Lakes Financial for the twelve months ended December 31, 1999 has been calculated as if Finger Lakes Financial has been in existence and estimated net proceeds received by Finger Lakes Financial and Savings Bank of the Finger Lakes had been invested at an assumed interest rate of 5.98% for the twelve months ended December 31, 1999. The reinvestment rate was calculated based on the one year U.S. Treasury bill rate (which, in light of changes in interest rates in recent periods is deemed by Finger Lakes Financial and Savings Bank of the Finger Lakes to more accurately reflect the pro forma reinvestment rate in recent periods than the arithmetic average method). The effect of withdrawals from deposit accounts for the purchase of common stock has not been reflected. The pro forma after-tax yield on the estimated net proceeds is assumed to be 3.59% for the twelve months ended December 31, 1999, based on the an effective tax rate of 40%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. It is assumed that Finger Lakes Financial will retain 50% of the estimated adjusted net conversion proceeds.

     The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between stated amount of assets and liabilities of Finger Lakes Financial computed in accordance with generally accepted accounting principles ("GAAP"). The pro forma stockholders' equity is not intended to represent the fair market value of the common stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

                                                                        At or for the Year Ended December 31, 1999
                                                                              Based upon the Sale for $7.00 of
                                                      -----------------------------------------------------------------------------
                                                       1,568,863             1,845,645              2,122,545            2,440,945
                                                         Shares               Shares                  Shares              Shares(1)
                                                      -----------           -----------            -----------          -----------
                                                                     (Dollars in Thousands, Except Per Share Data)
Gross proceeds .............................          $    10,982           $    12,920           $    14,858           $    17,087
Expenses ...................................                 (750)                 (750)                 (750)                 (750)
                                                      -----------           -----------           -----------           -----------
  Estimated net proceeds ...................          $    10,232           $    12,170           $    14,108           $    16,337
  Common stock purchased by Employee Stock
    Ownership Plan(2) ......................                 (879)               (1,034)               (1,189)               (1,367)
  Common stock purchased by 2001
    Recognition Plan(3)  ...................                 (439)                 (517)                 (594)                 (683)
                                                      -----------           -----------           -----------           -----------
  Estimated net proceeds, as adjusted ......          $     8,914           $    10,619           $    12,325           $    14,287
                                                      ===========           ===========           ===========           ===========

For the fiscal year ended December 31, 1999:
Consolidated net income:
  Historical combined ......................          $     1,305           $     1,305           $     1,305           $     1,305
  Pro forma adjustments:
   Income on adjusted net proceeds .........                  320                   381                   442                   513
   Employee Stock Ownership Plan(2) ........                  (35)                  (41)                  (48)                  (55)
   2001 Recognition Plan(3) ................                  (53)                  (62)                  (71)                  (82)
                                                      -----------           -----------           -----------           -----------
     Pro forma net income ..................          $     1,537           $     1,583           $     1,628           $     1,681
                                                      ===========           ===========           ===========           ===========

Net income per share(4):
  Historical combined(8) ...................          $       .59           $       .50           $       .44           $       .38
Pro forma adjustments:
  Income on net proceeds ...................                  .15                   .15                   .15                   .15
  Employee Stock Ownership Plan(2) .........                 (.02)                 (.02)                 (.02)                 (.02)
  2001 Recognition Plan(3) .................                 (.02)                 (.02)                 (.02)                 (.02)
                                                      -----------           -----------           -----------           -----------
   Pro forma net income per share(4)(5) ....          $       .70           $       .61           $       .55           $       .49
                                                      ===========           ===========           ===========           ===========
Pro forma price to earnings ................               10.00x                11.48x                12.73x                14.29x
                                                      ===========           ===========           ===========           ===========
Number of shares used in price-to-earnings
  ratio calculations .......................            2,193,781             2,580,921             2,968,059             3,413,266

At December 31, 1999:
Stockholders' equity:
  Historical combined(8) ...................          $    19,379           $    19,379           $    19,379           $    19,379
  Estimated net proceeds ...................               10,232                12,170                14,108                16,337
  Less: Common stock acquired by
  Employee Stock Ownership Plan(2) .........                 (879)               (1,034)               (1,189)               (1,367)
   Common Stock acquired by 2001
     Recognition Plan(3)  ..................                 (439)                 (517)                 (594)                 (683)
                                                      -----------           -----------           -----------           -----------
Pro forma stockholders' equity(6) ..........               28,293                29,998                31,704                33,666
  Intangible assets ........................                   --                    --                    --                    --
                                                      -----------           -----------           -----------           -----------
  Pro forma tangible stockholders' equity ..          $    28,293           $    29,998           $    31,704           $    33,666
                                                      ===========           ===========           ===========           ===========

Stockholders' equity per share(7):
  Historical combined ......................          $      8.27           $      7.03           $      6.11           $      5.31
  Estimated net proceeds ...................                 4.37                  4.41                  4.45                  4.48
  Less: Common stock acquired by Employee
  Stock Ownership Plan(2) ..................                 (.38)                 (.38)                 (.38)                 (.37)
   Common Stock acquired by 2001
     Recognition Plan(3)  ..................                 (.19)                 (.19)                 (.19)                 (.19)
                                                      -----------           -----------           -----------           -----------
  Pro forma stockholders' equity per
    share(6)(7) ............................          $     12.07           $     10.87           $      9.99           $      9.23
                                                      ===========           ===========           ===========           ===========
  Pro forma tangible stockholders'
    equity per share .......................          $     12.07           $     10.87           $      9.99           $      9.23
                                                      ===========           ===========           ===========           ===========
Offering price as a percentage of pro
  forma stockholders' equity per share .....                58.00%                64.40%                70.07%                75.84%
                                                      ===========           ===========           ===========           ===========
Offering price as a percentage of pro
  forma tangible stockholders'
  equity per share .........................                58.00%                64.40%                70.07%                75.84%
                                                      ===========           ===========           ===========           ===========
Number of shares used in book value
  per share calculations ...................            2,327,300             2,738,000             3,148,700             3,621,005

----------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market and financial conditions following the commencement of the offering.

     (footnotes continued on next page)

(2) Assumes that 8% of shares of common stock sold in the offering will be purchased by the Employee Stock Ownership Plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the Employee Stock Ownership Plan from the net proceeds of the offering retained by Finger Lakes Bancorp. Savings Bank of the Finger Lakes intends to make annual contributions to the Employee Stock Ownership Plan in an amount at least equal to the principal of the debt. Savings Bank of the Finger Lakes' total annual payments on the Employee Stock Ownership Plan debt are based upon 15 equal annual installments of principal. Statement of Position 93-6 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the Employee Stock Ownership Plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Savings Bank of the Finger Lakes, the fair value of the common stock remains at the subscription price and the Employee Stock Ownership Plan expense reflects an effective combined federal and state tax rate of 40%. The unallocated Employee Stock Ownership Plan shares are reflected as a reduction of stockholders' equity. No reinvestment is assumed on proceeds contributed to fund the Employee Stock Ownership Plan. The pro forma net income further assumes (i) that 8,367, 9,843, 11,320 and 13,018 shares were committed to be released with respect to December 31, 1999 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and (ii) in accordance with Statement of Position 93-6, only the Employee Stock Ownership Plan shares committed to be released during the respective period were considered outstanding for purposes of net income per share calculations.

(3) If approved by Finger Lakes Bancorp's stockholders, the 2001 Recognition Plan intends to purchase an aggregate number of shares of common stock equal to 4% of the shares to be issued in the offering. Stockholder approval of the 2001 Recognition Plan and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Finger Lakes Bancorp, or through open market purchases. The funds to be used by the 2001 Recognition Plan to purchase the shares will be provided by Finger Lakes Bancorp or Savings Bank of the Finger Lakes. The table assumes that the 2001 Recognition Plan acquires the shares through open market purchases at the subscription price with funds contributed by Finger Lakes Bancorp, and that 20% of the amount contributed to the 2001 Recognition Plan is amortized as an expense during the fiscal year ended December 31, 1999, and the 2001 Recognition Plan expense reflects an effective combined federal and state tax rate of 40%. Assuming stockholder approval of the plan and that the plan shares are awarded through the use of authorized-but-unissued shares of common stock, stockholders would have their voting interests diluted by approximately 3.83%.

(4) Per share figures include shares of Finger Lakes Bancorp common stock that will be exchanged for the publicly-held shares of Finger Lakes Financial common stock in the share exchange. Net income per share computations are determined by taking the number of subscription shares assumed to be sold in the offering and the number of exchange shares assumed to be issued in the share exchange and, in accordance with Statement of Position 93-6, subtracting the Employee Stock Ownership Plan shares which have not been committed for release during the respective period. See Note 2 above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

(5) No effect has been given to the issuance of additional shares of common stock pursuant to the 2001 Stock Option Plan, which is expected to be adopted by Finger Lakes Bancorp following the offering and presented to stockholders for approval not earlier than six months after the completion of the conversion. If the 2001 Stock Option Plan is approved by stockholders, an amount equal to 10% of the common stock sold in the offerings will be reserved for future issuance upon the exercise of options to be granted under the 2001 Stock Option Plan. The issuance of authorized but previously unissued shares of common stock pursuant to the exercise of options under such plan would dilute existing stockholders' interests. Assuming stockholder approval of the plan, that all the options were exercised at the end of the period at an exercise price equal to the subscription price, and that the 2001 Recognition Plan purchases shares in the open market at the subscription price, pro forma net income per share for the fiscal year ended December 31, 1999 would be $.63, $.55, $.50 and $.44, and the pro forma stockholders' equity per share at December 31, 1999 would be $11.61, $10.53, $9.73 and $9.03, in each case at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.

(6) The retained income of Savings Bank of the Finger Lakes will be substantially restricted after the conversion. See "Dividend Policy," "The Conversion--Liquidation Rights" and "Regulation--Federal Regulation of Savings Institutions--Limitation on Capital Distributions."

(7) Per share figures include shares of Finger Lakes Bancorp common stock that will be exchanged for publicly-held shares of Finger Lakes Financial common stock in the share exchange. Stockholders' equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering, and (ii) exchange shares equal to the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.6564, 0.7723, 0.8881 and 1.0213, respectively, at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively. The number of subscription shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

                   FINGER LAKES FINANCIAL CORP. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME

     The following Consolidated Statements of Income of Finger Lakes Financial for the fiscal years ended December 31, 1999, 1998 and 1997 have been audited by KPMG LLP, independent certified public accountants, whose report thereon appears elsewhere herein. These Statements should be read in conjunction with the consolidated financial statements of Finger Lakes Financial and notes thereto included elsewhere in this prospectus.

                                                                                   1999                1998                 1997
                                                                               -----------          -----------          -----------
Interest income:
   Loans ............................................................          $12,137,138           10,821,304            8,587,760
   Securities .......................................................            8,173,120            7,810,063            7,204,518
   Federal funds sold and other short-term investments ..............                6,187               14,085               47,503
                                                                               -----------          -----------          -----------
     Total interest income ..........................................           20,316,445           18,645,452           15,839,781
                                                                               -----------          -----------          -----------

Interest expense:
   Deposits .........................................................            8,660,307            8,678,198            7,738,344
   Borrowings .......................................................            3,360,357            2,523,136            1,458,051
                                                                               -----------          -----------          -----------
     Total interest expense .........................................           12,020,664           11,201,334            9,196,395
                                                                               -----------          -----------          -----------

     Net interest income ............................................            8,295,781            7,444,118            6,643,386

Provision for loan losses ...........................................              200,000              240,000              120,000
                                                                               -----------          -----------          -----------
   Net interest income after provision for loan losses ..............            8,095,781            7,204,118            6,523,386
                                                                               -----------          -----------          -----------

Noninterest income:
   Service charges ..................................................            1,026,636              803,134              507,537
   Net gain on sales of loans .......................................              224,351              276,612               26,695
   Net gain on sales of securities ..................................               77,137              106,231              142,160
   Other ............................................................                   --               15,722               44,963
                                                                               -----------          -----------          -----------
     Total noninterest income .......................................            1,328,124            1,201,699              721,355
                                                                               -----------          -----------          -----------

Noninterest expense:
   Salaries and employee benefits ...................................            3,591,839            3,322,895            2,868,536
   Office occupancy and equipment ...................................            1,387,261            1,209,563              859,561
   Provision for environmental remediation of real estate owned .....               90,000              620,000              150,400
   Deposit insurance premiums .......................................              119,947              112,400              100,524
   Professional fees ................................................              347,007              342,144              315,430
   Marketing and advertising ........................................              247,907              264,185              243,049
   Data processing ..................................................              158,934              119,188              176,032
   Real estate owned ................................................               72,150                8,650               53,651
   Other ............................................................            1,243,493            1,214,198            1,068,445
                                                                               -----------          -----------          -----------
     Total noninterest expense ......................................            7,258,538            7,213,223            5,835,628
                                                                               -----------          -----------          -----------

     Income before income tax expense ...............................            2,165,367            1,192,594            1,409,113

Income tax expense ..................................................              860,426              468,565              561,616
                                                                               -----------          -----------          -----------

       Net income ...................................................          $ 1,304,941              724,029              847,497
                                                                               ===========          ===========          ===========
       Net income per common share:
         Basic ......................................................          $      0.37                 0.20                 0.24
                                                                               ===========          ===========          ===========

         Diluted ....................................................          $      0.36                 0.20                 0.24
                                                                               ===========          ===========          ===========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     This discussion and analysis reflects Finger Lakes Financial's consolidated financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with Finger Lakes Financial's consolidated financial statements and their notes beginning on page F-1 of this prospectus, and the other statistical data provided in this prospectus. This prospectus contains certain "forward-looking statements" which may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated" and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

General

     Our results of operations depend primarily upon the results of operations of our wholly-owned subsidiary, Savings Bank of the Finger Lakes, which depend primarily on net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans and investment and mortgage-backed securities, and the interest we pay on our interest-bearing liabilities, primarily savings accounts, time deposits and other borrowings. Our results of operations are also affected by our provision for loan losses, other income and other expense. Other expense consists of non-interest expenses, including salaries and employee benefits, occupancy, data processing fees, deposit insurance premiums, advertising and other expenses. Other income consists of non-interest income, including service charges and fees, gain (loss) on sale of loans and securities and other income. Our results of operations may also be affected significantly by general and local economic and competitive conditions, particularly those with respect to changes in market interest rates, government policies and actions of regulatory authorities.

Business Strategy

     We have several strategies designed to improve our profitability and enhance our franchise in our market area which comprises the Finger Lakes region of New York state. We seek to implement these strategies in a manner that is consistent with safety and soundness. These strategies are discussed below. You should be aware that we are subject to intense competition, and there can be no assurances that we will successfully implement these strategies:

     Controlled growth while expanding our market area. We have sought to increase our presence in the Finger Lakes region in New York by expanding our branch network and emphasizing a variety of loan products in addition to traditional one- to four-family mortgage loans. As a result, our assets have increased to $301.2 million at December 31, 1999, from $167.8 million at December 31, 1995, an increase of 79.5%. During this period, we have increased our total full-service offices from three to seven. Our growth has been targeted to include those areas of the Finger Lakes region that have shown relative economic strength. Management's goal is to develop an increased market presence in the Finger Lakes region.

     Complementing our traditional mortgage lending by increasing multi-family and commercial real estate lending as well as non-mortgage lending, particularly commercial business lending. To complement our traditional emphasis on one- to four-family mortgage lending, we have sought to increase our multi-family and commercial real estate lending as well as our non-mortgage lending, particularly commercial business lending. At December 31, 1999, our multi-family and commercial real estate loans totaled $28.5 million, or 17.82% of total loans. At December 31, 1999, non-mortgage loans, consisting of commercial business, consumer, mobile home and home equity and property improvement loans totaled $38.2 million, or 23.89% of total loans. Management has determined to emphasize its commercial business lending activities, and in this regard, has added to its staff persons who are charged with originating and servicing our commercial business loan portfolio. Because the yields on these types of loans are generally higher than the yields on one- to four-family mortgage loans, our goal over the next several years is to increase the origination of these loans consistent with safety and soundness considerations. Although these loans offer higher yields than one- to four-family mortgage loans, they also involve greater risk.

     Maintaining asset quality. Our high asset quality is a result of our underwriting standards, the diligence of our loan collection department in contacting delinquent borrowers and the stability of the local economy. We also invest in mortgage-backed securities issued by Freddie Mac, Fannie Mae and Ginnie Mae and other investment securities, primarily U.S. government and agency obligations. We will only purchase investment securities rated "A" or higher by Moodys Investment Rating Service. At December 31, 1999, our ratio of non-performing assets and troubled debt restructurings to total assets was 0.32%, and our ratio of non-performing loans and troubled debt restructurings to total loans was 0.54%.

     Increasing fee and servicing income. We have sought to increase our income by increasing our sources of fee income. During the year ended December 31, 1999, service charges and other fee income totaled $1.0 million as compared to $803,000 and $508,000 during the years ended December 31, 1998 and 1997, respectively. We receive fee income from the servicing of loans sold in the secondary market and from fees on our deposit accounts. In recent periods we have sold fixed rate mortgages into the secondary market without recourse and on a servicing retained basis. At December 31, 1999 residential mortgage loans serviced for others totaled $39.1 million. Our fee and servicing income has also increased as a result of fees received from certain of our deposit accounts. We also offer our customers mutual funds, financial planning services and insurance and annuity products through our wholly owned subsidiary SBFL Agency Inc, which is an additional source of fee income.

Financial Condition

     Our total assets as of December 31, 1999 were $301.2 million, a net increase of $18.8 million, or 6.7% from December 31, 1998. The increase was due primarily to a $13.8 million or 9.5% increase in our loan portfolio. Our loan growth is a result of competitive expansion into other markets within the Finger Lakes region in New York attracting new commercial and personal lending customers. With management's continued emphasis on lending activities, loans increased by $4.9 million, home equity loans increased by $5.3 million, and commercial business loans increased by $4.1 million. Securities classified as available for sale at December 31, 1999 were $118.8 million, an increase of $3.5 million from December 31, 1998, while securities classified as held to maturity at December 31, 1999 were $1.6 million, a decrease of $3.0 million from December 31, 1998. Other assets totaled $6.1 million at December 31, 1999, an increase of $2.6 million from 1998. This increase is primarily the result of deferred tax assets attributed to the unrealized losses on securities available for sale.

     The growth in assets during 1999 was funded by a combination of a $5.7 million increase in total deposits and a $15.1 million increase in borrowed funds. Certificates of deposit increased by $4.7 million and all other deposits increased by $1.0 million in 1999. Total deposit growth of $5.7 million is reflective of our expansion into the Ithaca and Canandaigua markets and aggressively pricing deposits, particularly certificates of deposit. The increase in borrowed funds reflects a continuation of our strategy of using funding sources other than retail deposits to support asset growth.

     Stockholders' equity totaled $19.4 million as of December 31, 1999, a decrease of $2.6 million from December 31, 1998. Although net income of $1.3 million in 1999 represents an 80.2% increase over 1998, the decrease in stockholders' equity results primarily from recognition of a $3.7 million unrealized loss in the fair value of securities available for sale, net of related deferred income taxes.

Average Balances, Net Interest Income and Yields Earned and Rates Paid

     The following table presents for the periods indicated the total dollar amount of interest from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollar and rates, and the net interest margin. No tax-equivalent adjustments have been made and all average balances are daily average balances. Non-accruing loans have been included in the yield calculations in this table and dividends received are included as interest income.

                                     At December 31, 1999    Year Ended December 31, 1999     Year Ended December 31, 1998
                                    ----------------------  ------------------------------   ------------------------------
                                                  Yield/     Average               Yield/     Average               Yield/
                                     Balance       Rate      Balance   Interest     Rate      Balance   Interest     Rate
                                    --------     ---------  ---------  ---------  --------   --------   --------   --------
                                                                  (Dollars In Thousands)
Interest-earning assets:
Loans(1).........................   $160,204       8.00%    $ 153,783  $  12,137    7.89%    $132,324   $10,821      8.18%
Securities (2)...................    123,866       6.42       128,761      8,173    6.35      119,256     7,810      6.55
Money market investments.........        200       4.75           114          6    5.26          293        14      4.78
                                    --------     ------     ---------  ---------  ------     --------    ------    ------
Total interest-earning assets....    282,920       7.31       282,658     20,316    7.19      251,873    18,645      7.40
                                                 ------                ---------  ------                 ------    ------
Non-interest-earning assets......     18,321                   11,101                          11,519
                                    --------                ---------                        --------
Total assets.....................   $301,241                $ 293,759                        $263,392
                                    ========                =========                        ========

Interest-bearing liabilities:
Deposits(3)......................   $208,132       4.15       208,166  $   8,660    4.16     $193,227   $8,678       4.49
Borrowed funds...................     69,960       5.64        61,923      3,360    5.43       45,771    2,523       5.51
                                    --------     ------     ---------  ---------  ------     --------   ------     ------
Total interest-bearing
  liabilities                        278,092       4.53       270,089     12,020    4.45      238,998   11,201       4.69
                                                 ------                ---------  ------                ------     ------
Non-interest-bearing liabilities.      3,770                    2,601                           2,369
                                    --------                ---------                        --------
Total liabilities................    281,862                  272,690                         241,367
Stockholders' equity.............     19,379                   21,069                          22,025
                                    --------                ---------                        --------
Total liabilities and
  stockholders' equity              $301,241                $ 293,759                        $263,392
                                    ========                =========                        ========

Net interest income..............                                      $   8,296                        $7,444
                                                                       =========                        ======
Interest rate spread(4)..........                  2.78%                            2.74%                            2.71%
                                                 ======                           ======                           ======
Net interest margin(5)...........                                                   2.93%                            2.96%
                                                                                  ======                           ======
Average interest-earning assets
  to average interest-bearing
  liabilities                                                                     104.65%                          105.39%
                                                                                  ======                           ======


                                       Year Ended December 31, 1997
                                      -----------------------------
                                       Average               Yield/
                                       Balance   Interest     Rate
                                      --------   --------   ------
                                        (Dollars In Thousands)
Interest-earning assets:
Loans(1).........................     $ 99,939   $  8,588     8.59%
Securities (2)...................      110,762      7,204     6.50
Money market investments.........          788         47     5.96
                                      --------   --------   ------
Total interest-earning assets....      211,489     15,839     7.49
                                                 --------   ------
Non-interest-earning assets......        7,820
                                      --------
Total assets.....................     $219,309
                                      ========

Interest-bearing liabilities:
Deposits(3)......................     $171,993   $  7,738     4.50
Borrowed funds...................       25,127      1,458     5.80
                                      --------   --------   ------
Total interest-bearing
  liabilities                          197,120      9,196     4.67
                                                 --------   ------
Non-interest-bearing liabilities.        1,260
                                      --------
Total liabilities................      198,380
Stockholders' equity.............       20,929
                                      --------
Total liabilities and
  stockholders' equity                $219,309
                                      ========

Net interest income..............                $  6,643
                                                 ========
Interest rate spread(4)..........                             2.82%
                                                            ======
Net interest margin(5)...........                             3.14%
                                                            ======
Average interest-earning assets
  to average interest-bearing
  liabilities                                               107.29%
                                                            ======

----------
(1)Includes premiums, net of deferred fees.

(2)Includes securities available for sale and held to maturity at amortized cost and Federal Home Loan Bank stock.

(3)Includes noninterest-bearing deposits.

(4)Represents the difference between the weighted average yield on interest-earning assets and the weighted average costs of average interest-bearing liabilities.

(5)Net interest income divided by interest-earning assets.

Rate/Volume Analysis

     The following table describes the extent to which changes in interest rates and changes in volume of interest- related assets and liabilities have affected interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (change in volume multiplied by prior year rate), (ii) changes in rate (change in rate multiplied by prior year volume), and (iii) total change in rate and volume. The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.

                                                                             Year Ended December 31,
                                              -------------------------------------------------------------------------------------
                                                             1999 vs. 1998                               1998 vs. 1997
                                              -----------------------------------------    ----------------------------------------
                                                Increase/(Decrease)                         Increase/(Decrease)
                                                       Due to           Total Increase/            Due to           Total Increase/
                                              ----------------------                       ----------------------
                                                Rate         Volume       (Decrease)        Rate           Volume      (Decrease)
                                              -------        -------      ----------       -------        -------      ----------
                                                                              (In Thousands)
Interest-earning assets:

Loans ....................................    $  (439)       $ 1,755        $ 1,316         $  (550)       $ 2,783        $ 2,233
Securities ...............................       (259)           622            363             (54)           552            606
Money market investments .................          1             (9)            (8)             (3)           (30)           (33)
                                              -------        -------        -------         -------        -------        -------
   Total interest-earning assets .........       (697)         2,368          1,671            (499)         3,305          2,806
                                              -------        -------        -------         -------        -------        -------

Interest-bearing liabilities:

Deposits .................................       (689)           671            (18)            (15)           955            940
Borrowed funds ...........................        (53)           890            837            (133)         1,198          1,065
                                              -------        -------        -------         -------        -------        -------
    Total interest-bearing liabilities ...       (742)         1,561            819            (148)         2,153          2,005
                                              -------        -------        -------         -------        -------        -------

Increase (decrease) in net interest income    $    45        $   807        $   852         $  (351)       $ 1,152        $   801
                                              =======        =======        =======         =======        =======        =======

Results of Operations

     Comparison of the years ended December 31, 1999 and 1998

     Net Interest Income. Our net interest income is determined by its interest rate spread (i.e., the difference between yields earned on interest-earning assets and rates paid on interest-bearing liabilities) and the relative amounts of interest-earning assets and interest-bearing liabilities. Net interest income amounted to $8.3 million in 1999, an increase of $852,000 from 1998. The increase resulted from a $30.8 million increase in the total average interest-earning assets, primarily from loan growth, offset by a $31.1 million increase in average interest-bearing liabilities, the net of which contributed to a $807,000 increase in net interest income. The average interest rate spread in 1999 was 2.74% versus 2.71% in 1998. The average yield on interest-earning assets decreased 21 basis points, while the average cost of funds decreased 24 basis points from 1998 to 1999, the benefits of which contributed to a $45,000 increase in net interest income in 1999. The decline in the average yield on interest earning assets was attributable to a declining rate environment through the second quarter of 1999 and increased competitive pressures. The cost of funds, correspondingly, declined as a result of the rate environment, as well as deposit pricing strategies designed to lower the overall cost of deposits.

     Interest Income. Total interest income in 1999 amounted to $20.3 million, an increase of $1.7 million from 1998. Although the average yield on earning assets declined to 7.19% in 1999 compared to 7.40% in 1998, interest income on loans increased to $12.1 million in 1999, an increase of $1.3 million from 1998. This improvement was attributable to loan growth as the average total outstanding loan balance increased by $21.5 million to $153.8 million for 1999. Interest income on securities amounted to $8.2 million, an increase of $363,000 from the prior year. This increase was attributed to growth in the portfolio as the average outstanding securities balance increased by $9.5 million to $128.8 million for 1999.

     Interest Expense. Total interest expense in 1999 was $12.0 million, an increase of $819,000 from 1998. In 1999, interest expense on deposits amounted to $8.7 million while interest expense on borrowed funds amounted to $3.4 million. Interest expense on deposits remained essentially flat year over year, as an increase of $671,000 attributed to the growth in the average outstanding deposit base was offset by a decrease of $689,000 attributed to the decline of 0.33% in the average cost of deposits to 4.16%. However, interest expense on borrowings increased $837,000, from $2.5 million in 1998, due to a $16.1 million increase in average outstanding borrowings. The average cost of borrowed funds decreased 0.08% to 5.43% for the year ended December 31, 1999.

     Provision for Loan Losses. Our provision for loan losses amounted to $200,000 in 1999, a decrease of $40,000 from the prior year. Our allowance for loan losses amounted to $1.3 million as of December 31, 1999, or 0.84% of total loans outstanding, as compared to $1.2 million or 0.80% at December 31, 1998. The reduction in the provision reflects an improvement in the credit quality of the portfolio in 1999 as non-performing loans decreased $429,000 to $587,000 at December 31, 1999 from $1.0 million at December 31, 1998. Net charge-offs in 1999 were $27,000 versus $213,000 in 1998, representing 0.02% and 0.16%, respectively, of total average loans outstanding. The decrease in net charge-offs was primarily a result of a significant 1999 recovery for $90,000 of a previously charged-off commercial business loan bringing total recoveries to $185,000 in 1999 as compared to $80,000 in 1998. Also, gross loan charge offs declined by $81,000 to $212,000 in 1999 from $293,000 in 1998 as we devoted greater resources to monitoring of problem loans and collection efforts. The slight 4 basis point increase in the allowance for loan losses as a percentage of total loans outstanding is a result of qualitative factors including, but not limited to, the substantial growth in multi-family and commercial business loans and entry into new markets. Management reviews the adequacy of the allowance for loan losses quarterly through an asset classification and review process and an analysis of the level of loan delinquencies and general market and economic conditions.

     Noninterest Income. Noninterest income, consisting primarily of service charges on deposit accounts, loan servicing fees, income from the sale of annuities and mutual funds, and gains and losses on loans and securities sold, was $1.3 million in 1999, an increase of $126,000 or 10.5% compared to 1998. Service charges were $1.0 million in 1999, an increase of $224,000 over 1998. Net gains on sales of securities in 1999 were $77,000, as compared to $106,000 in 1998. Net gains on sales of loans were $224,000 in 1999, as compared to $277,000 in 1998.

     Noninterest Expense. Noninterest expense amounted to $7.3 million in 1999, comparable to 1998. However, excluding provisions for environmental remediation, expenses increased $576,000 or 8.7%. This increase reflects our investment in the future with increased staff, branch expansion, and upgrading technological capabilities for data processing. Increases of $269,000 in salaries and employee benefits expense and $177,000 in office occupancy and equipment expense were primarily the result of a full year of expenses including depreciation expense relating to a new branch office in Canandaigua, New York. Data processing expense amounted to $159,000, an increase of $40,000 or 33.6%. This increase is primarily the result of additional processing costs associated with the new branch office, and data communications upgraded at two branches in Ithaca, New York. We recorded provisions for environmental remediation of real estate owned of $90,000 during 1999, as compared to $620,000 in 1998. This decrease is primarily the result of management's determination of the provision required each year to ensure that the accrual established for environmental remediation as of December 31 is appropriate. See note 13 of the "Consolidated Financial Statements." Professional fees of $347,000 in 1999, which includes legal, consulting and accounting services, remained consistent in 1999 as compared to 1998 as did deposit insurance premiums, which totaled $120,000 for 1999. Marketing and advertising expense decreased $16,000 to $248,000 in 1999, reflecting larger media expenditures in 1998 relating to the new branch office in Canandaigua. Real estate owned expenses increased $63,000 to $72,000 in 1999 as compared to $9,000 in 1998, reflecting higher levels of foreclosure in 1999, as well as fewer gains on sale of real estate owned. Other noninterest expense of $1.2 million in 1999 is comprised of expenses such as postage, office supplies, telephone charges, loan servicing expenses, directors fees, and third party check processing charges and remains consistent with the prior year.

     Income Taxes. Our recorded income tax expense was $860,000 for the year ended December 31, 1999 on income before taxes for the year of $2.2 million, reflecting an effective tax rate of 39.7%. In 1998, the effective rate was 39.3%.

     Comparison of the years ended December 31, 1998 and 1997

     Net Interest Income. Net interest income amounted to $7.4 million in 1998, an increase of $801,000 from the prior year. The average interest rate spread in 1998 was 2.71%, versus 2.82% in 1997. The average yield on interest-earning assets decreased 9 basis points, while the average cost of funds increased 2 basis points from 1997 to 1998.

     Interest Income. Total interest income in 1998 amounted to $18.6 million, an increase of $2.8 million from 1997. Although the average yield on earning assets declined to 7.40% in 1998 compared to 7.49% in 1997, interest income on loans increased to $10.8 million in 1998, an increase of $2.2 million from $8.6 million in 1997. This improvement was attributable to loan growth as average total outstanding loans increased by $32.4 million to $132.3 million for 1998. Interest income on securities amounted to $7.8 million, an increase of $606,000 from $7.2 million in 1997. This increase was attributed to growth in the portfolio as the average outstanding securities balance increased by $8.5 million to $119.3 million for 1998.

     Interest Expense. Total interest expense for 1998 increased $2.0 million to $11.2 million from $9.2 million in 1997. Interest expense on deposits increased to $8.7 million in 1998 from $7.7 million in 1997 while interest expense on borrowed funds increased $1.0 million to $2.5 million in 1998. The increase in interest expense on deposits was attributed to the growth in the average outstanding deposit base of $21.2 million to $193.2 million. The average cost of deposits remained essentially flat at 4.49%, as compared to 4.50% in 1997. The increase in interest expense on borrowed funds is attributable to an increase in the average outstanding borrowings of $20.7 million partially offset by the average cost of borrowings decreasing in 1998 to 5.51%, from 5.80% in 1997. The overall average cost of funds for the year ended December 31, 1998 was 4.69%, increasing slightly from 4.67% in 1997.

     Provision for Loan Losses. Our provision for loan losses increased to $240,000 in 1998 from $120,000 in 1997. Our allowance for loan losses amounted to $1.2 million as of December 31, 1998 or 0.80% of total loans outstanding, as compared to $1.1 million as of December 31, 1997 or 0.96% of total loans outstanding. Net charge- offs in 1998 were $213,000 versus $59,000 in 1997, representing 0.16% and 0.06%, respectively, of total average loans outstanding. Non-performing loans increased from $564,000 as of December 31, 1997 to $1,016,000 as of December 31, 1998.

     Noninterest Income. Noninterest income was $1.2 million in 1998, an increase of $480,000 or 66.7% from 1997. Service charge income for 1998 was $803,000, as compared to $508,000 for 1997, an increase of $295,000 or 58.1%.
This increase reflects increased service charges on deposit accounts of $128,000. Also, income from the sale of annuities and mutual funds from our investment subsidiary increased from $62,500 in 1997 to $146,000 in 1998. Net gains on sales of securities in 1998 were $106,000 as compared to $142,000 in 1997. Net gains on sales of loans were $276,000 in 1998 as compared to $27,000 in 1997.

     Noninterest Expense. Noninterest expenses amounted to $7.2 million in 1998, an increase of $1.3 million from $5.8 million in 1997. However, excluding provisions for environmental remediation, expenses increased $908,000 or 16.7%. Salaries and employee benefits increased $454,000 to $3.3 million in 1998 from $2.9 million in 1997, and office occupancy and equipment expenses increased $350,000 to $1.2 million in 1998 from $860,000 in 1997. These increases were primarily the result of two new branch offices opened during 1997 and 1998. Professional fees, which primarily include legal and audit fees, increased $27,000 to $342,000 in 1998 from $315,000 in 1997. Data processing expenses decreased by $57,000 to $119,000 in 1998 as a result of a system conversion in October 1997 from a service bureau to an in-house system, thereby reducing third party support fees. We also reduced real estate owned expense by $47,000, primarily from the disposal or sale of various properties in 1997 and fewer properties held in 1998 as compared to 1997. Noninterest expense for 1998 also includes a loss provision of $620,000 established for environmental remediation costs associated with a former laundry site acquired through foreclosure in 1989, as compared to a loss provision of $150,000 in 1997. See note 13 of the "Consolidated Financial Statements."

     Income Taxes. We recorded income tax expense of $469,000 for 1998 on income before taxes of $1,193,000, reflecting an effective tax rate of 39.3%, which is consistent with the effective tax rate in 1997 of 39.9%.

Quantitative and Qualitative Disclosures About Market Risk

     The following table presents the difference between our interest-earning assets and interest-bearing liabilities within specified maturities at December 31, 1999. This table does not necessarily indicate the impact that general interest rate movements would have on our net interest income because the repricing of certain assets and liabilities is subject to competitive pressure and certain limitations. As a result, certain assets and liabilities indicated as maturing or otherwise repricing within a stated period may in fact mature or reprice at different times and at different volumes.

                                                                              More than 1   More Than 3
                                                 Within 3        4 to 12        Year to       Years to         Over
                                                  Months         Months         3 Years        5 Years       Five Years     Total
                                                 ---------      ---------      ---------      ---------      ----------    ---------
                                                                                (Dollars In Thousands)
Interest-earning assets:(1)
Mortgage loans(2) .........................      $   5,733      $  26,463      $  37,259      $  32,330      $  19,625     $ 121,410
Other loans(2) ............................         14,758          3,103          8,213          7,490          4,480        38,044
Securities available for sale(3)  .........         18,767         14,353         23,074         13,309         49,247       118,750
Securities held to maturity(3) ............             --             30             67             75          1,421         1,593
                                                 ---------      ---------      ---------      ---------      ---------     ---------
Federal Home Loan Bank Stock ..............             --             --             --             --          3,523         3,523
   Total interest-earning assets ..........         39,258         43,949         68,613         53,204         78,296       283,320
                                                 ---------      ---------      ---------      ---------      ---------     ---------

Interest-bearing liabilities:
Deposits:(4)
   NOW accounts ...........................            734          2,203          4,112          1,645          1,096         9,790
   Savings accounts .......................          3,457         10,371         19,359          7,744          5,162        46,093
   Money market accounts ..................            377          1,129          2,109            843            562         5,020
   Certificates of deposit ................         26,492         71,816         28,521          5,642             73       132,544
   Borrowings .............................         17,100         27,000          8,860         15,000          2,000        69,960
                                                 ---------      ---------      ---------      ---------      ---------     ---------
     Total interest-bearing liabilities ...         48,160        112,519         62,961         30,874          8,893       263,407
                                                 ---------      ---------      ---------      ---------      ---------     ---------
Excess (deficiency) of interest-earning
   assets over interest-bearing liabilities      $  (8,902)     $ (68,570)     $   5,652      $  22,330      $  69,403     $  19,913
                                                 =========      =========      =========      =========      =========     =========
Cumulative excess (deficiency) of
   interest-earning assets over
   interest-bearing liabilities ...........      $  (8,902)     $ (77,472)     $ (71,820)     $ (49,490)     $  19,913
                                                 =========      =========      =========      =========      =========
Cumulative excess (deficiency)
   of interest-earning liabilities as a
   percentage of total assets .............          (2.96)%       (25.72)%       (23.84)%       (16.43)%        6.61%
                                                 =========      =========      =========      =========     =========

----------
(1) Adjustable- and floating-rate assets are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due, and fixed-rate assets are included in the periods in which they are scheduled to be repaid based on scheduled amortization, in each case adjusted to take into account estimated prepayments. For fixed-rate mortgages and mortgage-backed securities, annual prepayment rates ranging from 5% to 10.5%, based on the type of loan or mortgage security and the coupon rate, were used.

(2) Balances have been reduced for non-performing loans, which amounted to $587,000 at December 31, 1999.

(3)  Amounts shown are at carrying amounts.

(4) Our negotiable order of withdrawal ("NOW") accounts, passbook savings accounts and money market deposit accounts are generally subject to immediate withdrawal. However, management considers a certain portion of these accounts to be core deposits having significantly longer effective maturities based on our retention of such deposits in changing interest rate environments. NOW accounts, passbook savings accounts and money market deposit accounts are assumed to be withdrawn at annual rates of 30% of the declining balance of such accounts during the period shown. Management believes these rates are indicative of expected withdrawal rates in a rising interest rate environment. If all of our NOW accounts, passbook savings account and money market accounts had been assumed to be subject to repricing within one year, the cumulative one-year deficiency of interest-earning assets to interest-bearing liabilities would have been $120.1 million or 39.9% of total assets.

     Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate mortgage loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

     The OTS requires the Savings Bank of the Finger Lakes to measure interest rate risk by computing estimated changes in the net portfolio value ("NPV") of cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. These computations estimate the effect on NPV of sudden and sustained 1% to 3% increases and decreases in market interest rates. The Savings Bank of the Finger Lakes' board of directors has adopted an interest rate risk policy which establishes maximum decreases in estimated NPV in the event of 1%, 2% and 3% increases and decreases in market interest rates, respectively. The following tables set forth those limits and certain calculations, based on information provided to the Savings Bank of the Finger Lakes by the OTS, with respect to the sensitivity of NPV to changes in market interest rates at December 31, 1999.

   Basis Point             Estimated Net Portfolio Value                        NPV as % of PV of Assets
     Change          -------------------------------------------             ------------------------------
    in Rates         $ Amount        $ Change           % Change             NPV Ratio            BP Change
    --------         --------        --------           --------             ---------            ---------
                                 (Dollars in Thousands)
      +300           $ 5,753         $(16,765)            (74)%                2.05%              (538) bp
      +200            11,628          (10,890)            (48)                 4.04               (339) bp
      +100            17,410           (5,108)            (23)                 5.89               (155) bp
        NC            22,518                                                   7.43
      -100            27,732            5,214              23                  8.94                150  bp
      -200            28,594            6,076              27                  9.12                169  bp
      -300            28,801            6,283              28                  9.11                168  bp

     As shown by the table, increases in interest rates will significantly decrease our NPV, while decreases in interest rates will result in smaller net increases in our NPV The table suggests that in the event of a 200 basis point change in interest rates we would experience a decrease in NPV as a percentage of assets to 4.04% from 7.43% in a rising interest rate environment and a increase in NPV as a percentage of assets to 9.12% from 7.43% in a decreasing interest rate environment.

     In order to offset some of our interest rate risk we are seeking to extend the maturities of our FHLB advances and other liabilities, while adding shorter duration assets, including shorter term commercial business loans.

     The Board of Directors is responsible for reviewing asset liability management policies. On at least a quarterly basis, the Board reviews interest rate risk and trends, as well as liquidity and capital ratios and requirements. Management is responsible for administering the policies and determinations of the Board of Directors with respect to our asset and liability goals and strategies.

Liquidity and Capital Resources

     Our liquidity management objective is to ensure the availability of sufficient cash flows to meet all financial commitments and to capitalize on opportunities for expansion. Liquidity management addresses the ability to meet deposit withdrawals on demand or at contractual maturity, to repay borrowings as they mature, and to fund new loans and investments as opportunities arise. Our primary sources of internally generated funds are principal and interest payments on loans receivable, cash flows generated from operations, and cash flows generated by investments. External sources of funds include increases in deposits and advances from the FHLB.

     Savings Bank of the Finger Lakes is required under applicable federal regulations to maintain specified levels of "liquid" investments in qualifying types of United States Government, federal agency and other investments having maturities of five years of less. Current OTS regulations require that a savings association maintain liquid assets of not less than 4% of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet applicable liquidity requirements. At December 31, 1999, Savings Bank of the Finger Lakes' liquidity, as measured for regulatory purposes, was in excess of the minimum OTS requirement. Savings Bank of the Finger Lakes will receive 50% of the net proceeds of the offering, or approximately $5.1 million at the minimum of the offering range and $7.1 million at the maximum of the offering range. Management of Savings Bank of the Finger Lakes intends to initially invest a substantial portion of these funds in shorter-term investments that are considered "liquid" investments, and, as a result, Savings Bank of the Finger Lakes' liquidity will be initially increased due to the proceeds received from the stock offering. The effects of the stock offering on liquidity are likely to decrease over time as the offering proceeds are deployed into other investments and activities, such as establishing or acquiring additional branch offices, funding new loans, and funding the recognition and retention plan or for general corporate purposes.

     At December 31, 1999, we had loan commitments of $3.1 million and unused lines of credit of $14.7 million extended to borrowers. We believe that we have adequate resources to fund loan commitments as they arise. If we require funds beyond our internal funding capabilities, additional advances from the FHLB are available including a line of credit agreement with a maximum available limit of $29.2 million . At December 31, 1999, approximately $98.3 million of time deposits were scheduled to mature within a year, and we expect that a portion of these time deposits will not be renewed upon maturity.

Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement, as amended by SFAS No. 137, establishes comprehensive accounting and reporting requirements for derivative instruments and hedging activities. The statement requires companies to recognize all derivatives as either assets or liabilities, with the instruments measured at fair value. The accounting for gains and losses resulting from changes in fair value of the derivative instrument depends on the intended use of the derivative and the type of risk being hedged. This statement is effective for all quarters of fiscal years beginning after June 15, 2000, although earlier adoption is permitted. We do not currently invest in derivative instruments, therefore the provisions of SFAS No. 133 are not expected to have a significant effect on our consolidated financial statements. SFAS No. 133 also permits certain reclassifications of securities from the held-to-maturity to the available-for-sale classification. We have no current intention to reclassify any securities pursuant to SFAS No. 133.

Year 2000

     We developed and implemented a plan to resolve issues associated with computer systems and related embedded technology with respect to the rollover of the two digit year value to 00 ("Year 2000"). The issue was whether computer systems would properly recognize the date sensitive information when the year changed to 2000.

     We have not experienced any significant issues associated with the Year 2000 problem as a result of the date change to January 1, 2000 or any date subsequent thereto. The incremental costs related to the Year 2000 compliance were approximately $137,800 in 1999 and $51,500 in 1998, respectively. Any additional incremental costs associated with Year 2000 issues are not expected to be material. Management will continue to monitor operations through the year 2000 and although no assurances can be given, it is not expected that any future adverse developments will arise with respect to Year 2000.

Impact of Inflation and Changing Prices

     The consolidated financial statements and related notes of Finger Lakes Financial have been prepared in accordance with generally accepted accounting principles ("GAAP"). GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

                  BUSINESS OF SAVINGS BANK OF THE FINGER LAKES

     Savings Bank of the Finger Lakes was formed as the result of the merger in 1984 of Geneva Savings Bank, a New York-chartered savings bank, and Geneva Federal Savings and Loan Association. On November 10, 1994, Savings Bank of the Finger Lakes completed its reorganization from a federally chartered, mutual savings bank to a federally chartered mutual holding company known as Finger Lakes Financial Corporation, MHC. As part of the reorganization, Savings Bank of the Finger Lakes organized a federally chartered stock savings bank and transferred substantially all of its assets and liabilities, including all of its deposit-taking, lending and other banking functions and its corporate name to the newly created stock savings bank called Savings Bank of the Finger Lakes in exchange for 2,389,948 shares of common stock. Concurrent with the reorganization, Savings Bank of the Finger Lakes sold 1,180,052 shares of common stock, in a public offering. The Savings Bank of the Finger Lakes reorganized into the two-tier mutual holding company structure on August 17, 1998. The reorganization into the two-tier structure had no impact on the operations of the Savings Bank of the Finger Lakes.

     Savings Bank of the Finger Lakes has traditionally operated as a community oriented savings institution providing mortgage loans and other traditional financial services to those in its local community. Savings Bank of the Finger Lakes is primarily engaged in attracting deposits from the general public through its offices and using those funds to originate loans secured by real estate. Savings Bank of the Finger Lakes also originates commercial business loans, consumer loans, mobile home loans and home equity loans and lines of credit. Savings Bank of the Finger Lakes also has a securities portfolio primarily consisting of mortgage-backed securities issued by federal agencies, United States common stocks and corporate and municipal bonds.

Market Area

     The Savings Bank of the Finger Lakes currently conducts business through its main office and branch offices located in the Finger Lakes region of New York State. Geneva, New York, where Savings Bank of the Finger Lakes is headquartered, is located in the eastern end of Ontario county and has a population of approximately 14,000 as of December 1999. We have sought to increase our presence in the Finger Lakes region by expanding our branch network and emphasizing a variety of loan and investment products. Our growth has been targeted to include those areas of the Finger Lakes region that have shown relative economic strength. Our market area is mainly rural with employment based primarily in education, service industries, and small manufacturing concerns, which have experienced little growth in recent years, and agricultural operations. Approximately 50% of the market area's labor force is employed in traditional white collar jobs. The two largest employers in Geneva are Hobart and William Smith Colleges and Geneva General Hospital. The largest employer in Seneca county is ITT Fluid Technology. The largest employer in Tompkins county is Cornell University.

Lending Activities

     General. Our loan portfolio is predominantly comprised of conventional real estate mortgages, primarily on residences and one-to four-family dwellings, but also on commercial real estate. Our primary emphasis in the past has been on the origination of residential mortgages. In recent years we have sought to increase our multi-family and commercial real estate lending as well as non-mortgage lending, in particular home equity loans and commercial business lending. At December 31, 1999, loans totaled $160.0 million, of which $90.6 million, or 56.60%, were secured by one-to four-family real estate, $28.5 million, or 17.82% were secured by multi-family and commercial real estate, $2.7 million, or 1.69%, were construction loans, and $38.2 million or 23.89% were non-mortgage loans. At December 31, 1999, commercial business loans were $9.5 million, or 5.96% of total loans, consumer loans were $6.0 million, or 3.73% of total loans, mobile home loans were $4.5 million, or 2.81% of total loans and home equity and property improvement loans were $18.2 million, or 11.39% of total loans.

     Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated.

                                                                           At December 31,
                                           --------------------------------------------------------------------------------
                                                    1999                        1998                            1997
                                           ----------------------       ----------------------       -----------------------
                                            Amount        Percent         Amount       Percent        Amount         Percent
                                           ---------      -------       ---------      -------       ---------       -------
                                                                        (Dollars In Thousands)
Mortgage Loans:
One-to-four-family real estate ........    $  90,587        56.60%      $  89,456        61.19%      $  75,679        63.42%
Multi-family and commercial real estate       28,520        17.82          20,534        14.05          19,243        16.13
Construction ..........................        2,695         1.69           6,912         4.73           2,103         1.75
                                           ---------       ------       ---------       ======       ---------       ------
Total mortgage loans ..................      121,802        76.11         116,902        79.97          97,025        81.30
                                           ---------       ------       ---------       ------       ---------       ------

Non-Mortgage Loans:
Commercial business ...................        9,536         5.96%          5,413         3.70%          3,392         2.84%
Home equity and property improvement ..       18,235        11.39          12,874         8.81           9,184         7.70
Mobile home ...........................        4,501         2.81           4,074         2.79           4,916         4.12
Consumer ..............................        5,966         3.73           6,920         4.73           4,819         4.04
                                           ---------       ------       ---------       ------       ---------       ------
Total non-mortgage loans ..............       38,238        23.89          29,281        20.03          22,311        18.70
                                           ---------       ------       ---------       ------       ---------       ------
Total loans ...........................      160,040       100.00%        146,183       100.00%        119,336       100.00%
                                                           ======                       ======                       ======

Premiums, net of deferred fees ........          163                          129                          252
Allowance for loan losses .............       (1,349)                      (1,176)                      (1,149)
                                           ---------                    ---------                    ---------
Net loans .............................    $ 158,854                    $ 145,136                    $ 118,439
                                           =========                    =========                    =========


                                                                          At December 31,
                                                 ----------------------------------------------------------------
                                                             1996                                 1995
                                                 ---------------------------          ---------------------------
                                                   Amount            Percent           Amount             Percent
                                                 ---------           -------          ---------           -------
                                                                        (Dollars In Thousands)
Mortgage Loans:
One-to-four-family real estate ........          $  57,932            64.60%          $  54,483            62.76%
Multi-family and commercial real estate             11,176            12.46              11,843            13.64
Construction ..........................              1,296             1.44                 373             0.43
                                                 ---------           ------           ---------           ------
Total mortgage loans ..................             70,404            78.50              66,699            76.83
                                                 ---------           ------           ---------           ------

Non-Mortgage Loans:
Commercial business ...................              3,290             3.67%              3,074             3.54%
Home equity and property improvement ..              6,137             6.84               5,779             6.66
Mobile home ...........................              5,703             6.36               6,654             7.66
Consumer ..............................              4,155             4.63               4,613             5.31
                                                 ---------           ------           ---------           ------
Total non-mortgage loans ..............             19,285            21.50              20,120            23.17
                                                 ---------           ------           ---------           ------
Total loans ...........................             89,689           100.00%             86,819           100.00%
                                                                     ======                               ======

Premiums, net of deferred fees ........                 81                                   40
Allowance for loan losses .............             (1,088)                                (809)
                                                 ---------                            ---------
Net loans .............................          $  88,682                            $  86,050
                                                 =========                            =========

     Contractual Principal Repayments. The following table sets forth certain information at December 31, 1999 regarding the dollar amount of loans maturing in our portfolio, based on the contractual terms to maturity. Demand loans, loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due under one year.

                                              Due Under     Due 1-3      Due 3-5     Due 5-10     Due 10-20    Due 20+
                                               1 Year        Years       Years        Years        Years        Years        Total
                                              --------     --------     --------     --------     --------     --------     --------
                                                                                  (In Thousands)
One-to four-family real estate ..........     $  3,089     $  6,908     $  8,009     $ 25,593     $ 26,659     $ 20,329     $ 90,587
Multi-family and commercial real estate .        2,095        4,765        5,651       13,525        2,484           --       28,520
Construction ............................        2,695           --           --           --           --           --        2,695
Commercial business .....................        2,371        5,453        1,712           --           --           --        9,536
Home equity and property improvement ....        1,725        3,943          298           --           --           --        5,966
Mobile home .............................          234          548          674        2,439          606           --        4,501
Consumer ................................          604        1,370        1,618        5,449        6,789        2,405       18,235
                                              --------     --------     --------     --------     --------     --------     --------
Total ...................................     $ 12,813     $ 22,987     $ 17,962     $ 47,006     $ 36,538     $ 22,734     $160,040
                                              ========     ========     ========     ========     ========     ========     ========

     The following table sets forth the dollar amount of all loans due after one year from December 31, 1999, which have fixed interest rates or which have floating or adjustable interest rates.

                                                                    Floating or
                                                    Fixed Rates   Adjustable Rates     Total
                                                    -----------   ----------------     -----
                                                               (Dollars In Thousands)
One-to four-family real estate....................     $53,496        $ 34,002       $ 87,498
Multi-family and commercial real estate...........       5,705          20,720         26,425
Commercial business...............................       2,029           5,136          7,165
Home equity and property improvement..............       4,241              --          4,241
Mobile home.......................................       4,267              --          4,267
Consumer..........................................      10,278           7,353         17,631
                                                       -------        --------       --------
Total.............................................     $80,016        $ 67,211        147,227
                                                       =======        ========       ========
Percent of total..................................       54.35%          45.65%        100.00%
                                                       -------        --------       --------

     Scheduled contractual amortization of loans does not reflect the actual term of the loan portfolio. The average life of loans is substantially less than their contractual terms because of prepayments and due-on-sale clauses, which give Savings Bank of the Finger Lakes the right to declare a conventional loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage.

Originations, Purchases and Sales of Loans.

     The following table shows total loans originated, purchased, sold and repaid during the periods indicated.

                                                                      Year Ended December 31,
                                                               ----------------------------------
                                                                  1999         1998         1997
                                                               ---------    ---------    --------
                                                                            (In Thousands)
Loan originations:
One-to four-family real estate..............................   $ 21,869     $ 42,138     $ 22,587
Multi-family and commercial real estate.....................      7,924        4,582        5,469
Construction................................................      5,257        8,844        1,894
Commercial business loans...................................     10,936        4,087          916
Home equity and property improvement loans..................     10,234        7,806        4,782
Mobile home loans...........................................      1,388          132          127
Consumer loans..............................................      3,030        6,040        3,659
                                                               --------     --------     --------
Total loans originated......................................     60,638       73,629       39,434
Purchases...................................................         51          770       11,026
                                                               --------     --------     --------
Total loans originated and purchased........................     60,689       74,399       50,460
                                                               --------     --------     --------

Sales and principal reductions:
Loans sold..................................................     14,000       21,135        4,533
Loan principal payments and other reductions................     32,832       26,417       16,280
                                                               --------     --------     --------
Total sold and principal reductions.........................     46,832       47,552       20,813
Increase (decrease) due to other items, net.................       (139)        (150)         110
                                                               --------     --------     --------
Net increase in net loan portfolio..........................   $ 13,718     $ 26,697     $ 29,757
                                                               ========     ========     ========

     One-to Four-Family Real Estate Loans. Our primary lending activity is the origination of loans secured by first mortgage liens on single-family residences. At December 31, 1999, $90.6 million, or 56.6%, of our total loan portfolio consisted of one-to four-family real estate loans.

     We offer both fixed-rate and adjustable-rate one-to four-family real estate loans with various terms up to 30 years. In recent periods a substantial number of our originations of fixed-rate loans had terms of 15 years. Currently, substantially all fixed-rate loans originated by us are sold to Fannie Mae on a servicing retained basis. As of December 31, 1999, 58.0% of our one-to four-family real estate loan portfolio had terms of between 16 and 30 years.

     We offer adjustable-rate mortgages in order to decrease the vulnerability of our operations to changes in interest rates. At December 31, 1999, 38.0% of the one-to four-family real estate loans in our loan portfolio consisted of adjustable-rate loans. Adjustable-rate mortgages are offered with initial rates which are fixed for one, three and five years and adjust annually thereafter. One year adjustable rate loans have a 2% cap on the annual rate adjustment with a 6% rate adjustment cap over the life of the loan. Three and five year adjustable rate mortgages have a 3% cap on the annual rate adjustment with a 6% rate adjustment cap over the life of the loan. Adjustable rate loans are priced in accordance with the corresponding treasury security. Adjustable-rate mortgage loans decrease the risks associated with changes in interest rates but involve other risks, primarily because as interest rates rise, the payment by the borrower rises to the extent permitted by the terms of the loan, thereby increasing the potential for default. At the same time, the marketability of the property securing the loan may be adversely affected by higher interest rates.

     Originations of one-to four- family real estate loans in 1999 totaled $21.9 million. The decrease in one-to four-family real estate loan originations from the $42.1 million originated in 1998 reflects the significant refinancing activity that occurred in 1998. Generally, one-to four-family mortgage loans are originated with loan-to-value ratios up to 95% of the appraised value of the property or the purchase price of the property with private mortgage insurance. Loans have "due on sale" clauses, which are provisions giving us the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the property serving as collateral for the mortgage. We receive appraisals on all one-to four-family loans. We also review and verify each loan applicant's income and credit history.

     Multi-Family and Commercial Real Estate Loans. At December 31, 1999, $28.5 million, or 17.82%, of our total loan portfolio consisted of loans secured by existing multi-family and commercial real estate. Our multi-family and commercial real estate loans include loans secured by small office buildings, retail establishments, light manufacturing and distribution facilities and apartment buildings.

     We originate both fixed- and adjustable-rate multi-family and commercial real estate loans. We generally offer multi-family and commercial real estate loans with amortization schedules of up to twenty years with no more than five years at a fixed rate of interest. Multi-family and commercial business loans are originated with loan-to-value ratios generally up to 80% of the lower of the purchase price or an independent appraisal. In deciding to originate a multi-family or commercial real estate loan, we will review the credit worthiness of the borrower, the expected cash flow from the property securing the loan, the cash flow from the property to debt service requirements of the borrower, the value of the property and the quality of the management involved with the property. Generally, we will obtain the personal guarantee of the principals when originating multi-family and commercial real estate loans. Multi-family and commercial real estate lending is generally considered to involve a higher degree of credit risk than one-to four-family residential lending. Such lending may involve large loan balances concentrated on a single borrower or group of related borrowers. In addition, the payment experience on loans secured by income producing properties is typically dependent on the successful operation of the related real estate project. Consequently the repayment of the loan may be subject to adverse conditions in the real estate market or the economy generally.

     Construction Loans. We make construction loans for residential and commercial purposes. Construction loans are disbursed as construction is completed. We generally will not make construction loans on a speculative basis. At December 31, 1999, construction loans totaled $2.7 million, or 1.69%, of the total loan portfolio. Of this amount, residential construction loans amounted to $1.1 million or 0.71% of our total loan portfolio. Residential construction lending is generally limited to our primary lending area. Residential construction loans are generally to end owners and are structured to be converted to permanent loans at the end of the construction phase, which typically is no more than nine months. Residential construction loans have terms which generally match the non-construction loans then offered by us, except that during the construction phase the borrower only pays interest on the loan. The interest rates charged on such loans are generally 0.25% higher than those charged on other single-family residential loans. Residential construction loans are underwritten pursuant to the same general guidelines used for originating permanent loans. In addition, residential construction loans may be sold to Fannie Mae on a servicing retained basis following its conversion to a permanent loan following the construction period.

     At December 31, 1999, commercial construction loans amounted to $1.6 million or 0.98% of our total loan portfolio. Commercial construction lending is generally limited to our primary lending areas. These loans are generally structured to convert to permanent financing at the end of the construction phase, which typically is no more than twenty-four months, including a "lease up period" of up to twelve months. Commercial construction loans may also be structured for permanent financing by other financial institutions upon completion of the construction period. Commercial construction loans are underwritten pursuant to established policy guidelines. Construction financing is generally considered to involve a higher degree of credit risk than long-term financing on owner-occupied real estate because of the uncertainties of construction, including the possibility of costs exceeding the initial estimates.

     Commercial Business Loans. At December 31, 1999, $9.5 million, or 5.96%, of our total loan portfolio consisted of commercial business loans. Commercial business loans are generally provided to various types of closely held businesses located principally in our primary market area. Our commercial business loans may be structured as short-term self-liquidating lines of credit and term loans. Commercial business term loans generally have terms of five years or less (up to seven years if guaranteed by the Small Business Administration) and interest rates which float in accordance with the prime rate, although we also originate commercial business loans with fixed rates of interest. Our commercial lines of credit and commercial term loans generally are secured by equipment, machinery or other corporate assets including real estate and receivables. In addition, we generally obtain personal guarantees from the principals of the borrower with respect to commercial business loans.

     We have actively sought to increase our commercial business lending. We established a commercial lending department in 1996. This department currently has three dedicated lenders and three back office support staff. Our originations of commercial business loans have increased substantially. During 1999, we originated $10.9 million in commercial business loans compared to $4.1 million and $916,000 during 1998 and 1997, respectively.

     Commercial business loans generally are deemed to entail significantly greater credit risk than that which is involved with residential real estate lending. The repayment of commercial business loans typically is dependent on the successful operations and income of the borrower. Such risks can be significantly affected by economic conditions. In addition, commercial business lending generally requires substantially greater oversight efforts compared to residential real estate lending.

     Home Equity and Property Improvement Loans. We offer home equity loans and lines of credit and property improvement loans, the total of which amounted to $18.2 million, or 11.39%, of the total loan portfolio as of December 31, 1999. Home equity loans and lines of credit are generally made only for owner occupied homes. Home equity loans and lines of credit are secured by second mortgages on residences with the maximum loan to appraised value ratio permitted by Savings Bank of the Finger Lakes (after inclusion of any senior liens on the property thereto) being 100%. We intend to continue emphasizing the origination of home equity and property improvement loans within our market area.

     Mobile Home Loans. We purchase mobile home loans from a third-party loan originator who specializes in such lending. As of December 31, 1999, we had $4.5 million, or 2.81%, of our total loan portfolio secured by mobile homes owned by individuals. While we generally lend throughout the states of New York and New Jersey, the mobile home units are primarily located in what we believe to be well-managed mobile home parks. Mobile home loans are made at fixed rates for terms of up to 20 years, although most mobile home loans have terms of 15 years.

     Consumer Loans. Subject to the restrictions contained in federal laws and regulations, we also are authorized to make loans for a wide variety of personal or consumer purposes. As of December 31, 1999, $6.0 million, or 3.73%, of our total loan portfolio consisted of consumer loans. We also offer unsecured personal loans in amounts up to $5,000.

     Loan Originations and Underwriting. Our lending activities are subject to written, non-discriminatory, underwriting standards and the loan origination procedures adopted by management and the Board of Directors. Designated loan officers have the authority to approve residential loans up to $240,000 and consumer loans up to $100,000. Residential and consumer loans up to $350,000 may be approved by a senior lending officer. Residential and consumer loans exceeding these amounts and up to $500,000 may be approved by our President and or senior loan officer. Commercial business loans and commercial real estate loans may be approved by designated loan officers up to $200,000. Commercial business loans and multi-family and commercial real estate loans in excess of $200,000 and up to $500,000 may be approved by a senior loan officer or President and Chief Executive Officer. All loans in excess of the individual loan limits described above must be approved by the loan committee which consists of officers of the Savings Bank of the Finger Lakes. This committee has the authority to approve loans up to $750,000. If any loan or group of loans to one borrower exceeds $750,000, it must be approved by the loan committee and subsequently approved by a committee of the Board of Directors. At December 31, 1999, our lending limit to one borrower was $2.0 million. On that date, there were no borrowers in excess of our lending limits.

Asset Quality

     Delinquent Loans. The following table sets forth information concerning delinquent loans at December 31, 1999, in dollar amount and as a percentage of our total loan portfolio. The amounts presented represent principal balances of the related loans, rather than the actual payment amounts which are past due.

                                             Multi-family and
                      One- to Four-family    Commercial Real                            Commercial
                          Real Estate             Estate            Construction         Business            Mobile Home
                        ----------------     ----------------     ----------------    ---------------      ---------------
                         Amount      %        Amount      %       Amount        %     Amount      %        Amount      %
                        ------     ----      ------     ----      ----        ----    ------     ----      ------     ----
                                                               (Dollars in Thousands)
Loans delinquent for:

30 - 59 days ........   $  724     0.45%     $   --       --%     $ --          --%   $    9     0.01%     $   58     0.04%
60 - 89 days ........      206     0.13         152     0.09        --          --        --       --          18     0.01
90 days and over.....      393     0.25          --       --        --          --       181     0.11          13     0.01
                        ------     ----      ------     ----      ----        ----    ------     ----      ------     ----
Total delinquent
loans ...............   $1,323     0.83%     $  152     0.09%     $ --          --%   $  190     0.12%     $   89     0.06%
                        ======     ====      ======     ====      ====        ====    ======     ====      ======     ====


                         Home Equity and
                            Property
                           Improvement            Consumer              Total
                         ---------------      ---------------      ---------------
                         Amount      %        Amount      %        Amount      %
                         ------     ----      ------     ----      ------     ----
                                         (Dollars in Thousands)
Loans delinquent for:

30 - 59 days ........    $  116     0.07%     $   52     0.03%     $  959     0.60%
60 - 89 days ........        --       --          14     0.01         390     0.24
90 days and over.....        --       --          --       --         587     0.37
                         ------     ----      ------     ----      ------     ----
Total delinquent
loans ...............    $  116     0.07%     $   66     0.04%     $1,936     1.21%
                         ======     ====      ======     ====      ======     ====

     Loan Delinquencies and Collection Procedures. Our collection procedures provide that if a loan is past due five days after expiration of the applicable grace period, a telephone call is made to the borrower stressing the need to make the loan current and obtaining the reasons for delinquency. This process is implemented by a special asset manager and a collector. If payment is not promptly received, we will exercise our rights to debit the borrower's deposit account (if a deposit relationship exists) or otherwise exercise our rights of offset. If the loan becomes past due 60 days we will send the borrower a demand letter and a notice of intent to foreclose or repossess the underlying collateral. Loans that are written off at the conclusion of the process are turned over to a collection agency for additional recovery efforts.

     Non-Performing Loans. All loans are reviewed on a regular basis and are placed on a non-accrual status when, in the opinion of management, there is reasonable probability of loss of principal or the collection of additional interest is deemed insufficient to warrant further accrual. Generally, we place all loans 90 days or more past due on non-accrual status. In addition, we place any loan on non-accrual if any part of it is classified as doubtful or loss or if any part has been charged-off. When a loan is placed on non-accruing status, total interest accrued and unpaid to date is reversed. Application of cash payments received while a loan is on non-accrual is determined by the chief financial officer and the senior loan officer. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan. Generally, consumer loans are charged-off before they become 120 days delinquent.

     As of December 31, 1999, our total nonaccrual loans amounted to $587,000, or 0.37% of total loans, compared to $1,016,000, or 0.69% of total loans, at December 31, 1998. The largest non-performing loan at December 31, 1999, consisted of a one-to four-family mortgage on which $224,000 was outstanding.

     Troubled Debt Restructurings. A troubled debt restructuring occurs when we, for economic or legal reasons related to a borrower's financial difficulties, grant a concession to the borrower, either as a deferment or reduction of interest or principal, that we would not otherwise consider. As of December 31, 1999, we had $282,000 of troubled debt restructurings, compared to $121,000 as of December 31, 1998. All troubled debt restructurings were performing in accordance with modified or restructured terms at December 31, 1999.

     Real Estate Owned. Real estate owned consists of property acquired through formal foreclosures or by deed in lieu of foreclosure and is recorded at the lower of recorded investment or fair value. Write-downs from recorded investment to fair value which are required at the time of foreclosure are charged to the allowance for loan losses. After transfer, the property is carried at the lower of recorded investment or fair value, less estimated selling expenses. Adjustments to the carrying value of such properties that result from subsequent declines in value are charged to operations in the period in which the declines occur. As of December 31, 1999, we held three parcels of real estate owned with an aggregate carrying value of $93,000.

     The following table sets forth the amounts and categories of our non-performing assets and troubled debt restructurings at the dates indicated.

                                                                            December 31,
                                                   ------------------------------------------------------------
                                                     1999          1998         1997         1996         1995
                                                   ---------    ---------    ---------    ---------     -------
                                                                        (Dollars in Thousands)
Non-accruing loans:
  One-to-four-family real estate.................  $    393     $    673     $    403     $    194      $   549
  Multi-family and commercial real estate........        --           --            3          407           73
  Construction...................................        --           --           --           --           --
  Commercial business............................       181          268            6          133           90
  Home equity and property improvement...........        --           17           38           83           95
  Mobile home....................................        13           20           58           60           36
  Consumer.......................................        --           38           56           41          189
                                                   --------     --------     --------     --------      -------

   Total non-performing loans....................       587        1,016          564          918        1,032

Real estate owned................................        93           90          150          275          453
                                                   --------     --------     --------     --------      -------
   Total non-performing assets...................  $    680     $  1,106     $    714     $  1,193      $ 1,485
                                                   ========     ========     ========     ========      =======

Troubled debt restructurings.....................  $    282     $    121     $    520     $    669      $ 1,506

Total non-performing loans and troubled debt
  restructurings as a percentage of total loans..     0.54%        0.78%        0.91%        1.77%        2.92%

Total non-performing assets and troubled debt
  restructurings as a percentage of total assets.     0.32%        0.43%        0.50%        0.93%        1.78%

     We had no accruing loans greater than 90 days delinquent at December 31, 1999, 1998 and 1997. The additional interest income that would have been recorded during the years ended December 31, 1999, December 31, 1998 and December 31, 1997 if our non-performing loans at the end of such periods had been current in accordance with their terms during such periods was $65,000, $78,000, and $59,000, respectively.

     Classified Assets. Federal regulations require that each insured savings association classify its assets on a regular basis. There are three classifications for problem assets: "substandard," "doubtful" and "loss." Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Another category designated "special mention" also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss. Assets classified as substandard or doubtful require the institution to establish general allowances for loan losses. If an asset or portion thereof is classified loss, a specific valuation allowance will be established to cover 100% of the portion of the asset classified loss, or such amount will be charged-off. General loss allowances related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances do not qualify as regulatory capital. Federal examiners may disagree with an insured institution's classifications and amounts reserved and have the authority to require a savings association to classify additional assets, or to change the classification of existing classified assets, and, if appropriate, to establish reserves.

     At December 31, 1999, we had $885,000 of assets categorized as special mention, $1.5 million of assets classified as substandard and $152,000 of assets classified as doubtful or loss. As of December 31, 1999, total classified assets, including real estate owned and special mention assets, amounted to 0.87% of total assets.

     Allowance for Loan Losses. It is management's policy to maintain an allowance for estimated loan losses based upon (1) in the case of residential loans, management's review of delinquent loans, loans in foreclosure and market conditions; (2) in the case of commercial business loans and commercial real estate loans, identification of a significant decline in value; and (3) in the case of consumer loans, an assessment of risks inherent in the loan portfolio. Although management uses available information to make such determinations, future adjustments to allowances may be necessary based on economic and market conditions and as a result of future examinations by regulatory authorities, and net earnings could be significantly affected, if circumstances differ substantially from the assumptions used in making the initial determinations.

     At December 31, 1999, our allowance for loan losses amounted to $1,349,000 compared to $1,176,000 at December 31, 1998.

     The following table sets forth an analysis of our allowance for loan losses during the periods indicated. See Notes 1 and 3 to the Notes to Consolidated Financial Statements included herein.

                                                                                                                     At or for
                                                                             At or for                           the Eight Months
                                                                     the Year Ended December 31,                       Ended
                                                      ---------------------------------------------------------     December 31,
                                                         1999            1998           1997            1996            1995
                                                      ---------       ---------       ---------       ---------       ---------
                                                                               (Dollars In Thousands)
Total loans outstanding .........................     $ 160,040       $ 146,183       $ 119,336       $  89,689       $  86,819
                                                      =========       =========       =========       =========       =========
Average loans outstanding .......................     $ 153,783       $ 132,324       $  99,939       $  87,058       $  85,547
                                                      =========       =========       =========       =========       =========

Balance at beginning of period ..................     $   1,176       $   1,149       $   1,088       $     809       $     771
                                                      ---------       ---------       ---------       ---------       ---------
Charge-offs:
   One- to four-family real estate ..............           (93)            (38)             (9)            (35)            (66)
   Multi-family and commercial real estate ......            --              --              --              --              --
   Construction .................................            --              --              --              --              --
   Consumer .....................................          (113)           (141)           (137)           (183)            (75)
   Commercial business ..........................            (6)           (114)             (1)            (48)           (182)
   Home equity and property improvement .........            --              --              --              --              --
                                                      ---------       ---------       ---------       ---------       ---------
Total charge-offs: ..............................          (212)           (293)           (147)           (266)           (323)
Recoveries ......................................           185              80              88              62              71
                                                      ---------       ---------       ---------       ---------       ---------
Net charge-offs .................................           (27)           (213)            (59)           (204)           (252)
Provision for loan losses .......................           200             240             120             483             290
                                                      ---------       ---------       ---------       ---------       ---------
Balance at end of period ........................     $   1,349       $   1,176       $   1,149       $   1,088       $     809
                                                      =========       =========       =========       =========       =========
Allowance for loan losses as a percentage of
   total loans outstanding ......................          0.84%           0.80%           0.96%           1.21%           0.93%
                                                      =========       =========       =========       =========       =========
Net charge-offs as a percentage of average
   loans outstanding(1) .........................          0.02%           0.16%           0.06%           0.24%           0.29%
                                                      =========       =========       =========       =========       =========
Allowance for loan losses to non-performing loans        229.81%         115.75%         203.72%         118.52%          78.49%
                                                      =========       =========       =========       =========       =========

----------
(1) This rate has been annualized for the eight months ended December 31, 1995.

     Although we believe that we have established our allowance for loan losses in accordance with generally accepted accounting principles, there can be no assurance that regulators, in reviewing our loan portfolio, will not request us to significantly increase the allowance for loan losses, thereby reducing our retained earnings and income.

     Allocation of Allowance for Loan Losses. The following table sets forth the allocation of the allowance for loan losses by loan category at the dates indicated. The allocation of the allowance by category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

                                                                            At December 31,
                                              ---------------------------------------------------------------------------
                                                      1999                       1998                      1997
                                              --------------------       --------------------      ----------------------
                                                       % of Loans                 % of Loans                 % of Loans
                                                         in Each                    in Each                    in Each
                                                       Category to                Category to                Category to
                                              Amount   Total Loans       Amount   Total Loans      Amount    Total Loans
                                              ------   -----------       ------   -----------      ------    -----------
                                                                        (Dollars In Thousands)
Balance at end of period applicable to:

One-to-four-family real estate ........       $  314      56.60%         $  315      61.19%         $  320      63.42%
Multi-family and commercial
   real estate ........................          360      17.82             325      14.05             314      16.13
Construction ..........................            6       1.69               3       4.73               1       1.75
Commercial business ...................          194       5.96             160       3.70              85       2.84
Consumer ..............................          119       3.73              91       4.73              94       4.04
Mobile home ...........................           10       2.81               7       2.79              29       4.12
Home equity and property
   improvement ........................           76      11.39              40       8.81              76       7.70
                                                         ------                     ------                     ------
Unallocated ...........................          270         --             235         --             230         --
                                              ------     ------          ------     ------          ------     ------
Total allowance for loan losses .......       $1,349     100.00%         $1,176     100.00%         $1,149     100.00%
                                              ======     ======          ======     ======          ======     ======


                                                                At December 31,
                                              -------------------------------------------------
                                                      1996                         1995
                                              --------------------       ----------------------
                                                       % of Loans                  % of Loans
                                                         in Each                     in Each
                                                       Category to                 Category to
                                              Amount   Total Loans       Amount    Total Loans
                                              ------   -----------       ------    -----------
                                                            (Dollars In Thousands)
Balance at end of period applicable to:

One-to-four-family real estate ........       $  257      64.60%         $  275      62.76%
Multi-family and commercial
   real estate ........................          254      12.46             122      13.64
Construction ..........................            3       1.44               1       0.43
Commercial business ...................          114       3.67             125       3.54
Consumer ..............................          115       4.63              58       5.31
Mobile home ...........................           38       6.36              44       7.66
Home equity and property
   improvement ........................           45       6.84              43       6.66
                                                         ------                     ------
Unallocated ...........................          262         --             141         --
                                              ------     ------          ------     ------
Total allowance for loan losses .......       $1,088     100.00%         $  809     100.00%
                                              ======     ======          ======     ======

Investment Activities

     General. Our investment securities policy is contained within our overall asset/liability policy. The policy, which is established by senior management and approved by the Board of Directors, is based upon our asset and liability management goals and is designed to provide a portfolio of high quality, diversified investments while seeking to optimize net interest income within acceptable limits of safety and liquidity. Investment activities consist primarily of investments in fixed and adjustable rate mortgage-backed securities, including collateralized mortgage obligations ("CMOs") and U.S. Government and Agency securities.

     We have invested in a portfolio of mortgage-backed securities which are insured or guaranteed by the Freddie Mac, Ginnie Mae, or Fannie Mae, all of which are agencies of the federal government or government sponsored corporations. The portfolio also includes collateralized mortgage obligations ("CMOs"), of which $31.8 million or 63.4% are backed by Freddie Mac, Ginnie Mae and Fannie Mae securities, and $18.3 million or 36.6% are obligations of private issuers. Mortgage-backed securities, including CMOs backed by U.S. Government agencies, increase the liquidity and the quality of our assets by virtue of the guarantees that back either the securities themselves or, in the case of the CMOs, the underlying securities. In addition, at December 31, 1999, 35.8% of our mortgage-backed securities portfolio consisted of pools of adjustable-rate mortgages. Mortgage-backed securities of this type serve to reduce the interest rate risk associated with changes in interest rates.

     Of our total investment in mortgage-backed securities at December 31, 1999, $50.2 million consisted of CMOs, $4.5 million consisted of Freddie Mac certificates, $11.8 million consisted of Fannie Mae certificates and $3.8 million consisted of Ginnie Mae certificates.

     The following table sets forth the activity in our mortgage-backed securities portfolio during the periods indicated. Our mortgage-backed securities are classified as available for sale, and consequently are carried on our financial statements at fair value.

                                                                         At or for the Year Ended
                                                                                December 31,
                                                            --------------------------------------------------
                                                             1999                  1998                 1997
                                                            --------             --------             --------
                                                                           (Dollars In Thousands)
Mortgage-backed securities at beginning of period ......    $ 86,612             $ 71,824             $ 67,589
Purchases ..............................................      14,636               62,821               44,818
Sales ..................................................      (5,738)             (25,856)             (32,009)
Repayments .............................................     (22,396)             (21,669)              (9,468)
Unrealized gain (loss) .................................      (2,812)                (415)                 998
Net accretion/amortization .............................         (37)                 (93)                (104)
                                                            --------             --------             --------

Mortgage-backed securities at end of period ............    $ 70,265             $ 86,612             $ 71,824
                                                            ========             ========             ========

Weighted average yield at end of period ................        6.57%                6.49%                6.55%
                                                            ========             ========             ========

     At December 31, 1999, all of the $70.3 million was scheduled to mature after five years. Due to prepayments of the underlying loans, the actual maturities of mortgage-backed securities generally are substantially less than the scheduled maturities.

     At December 31, 1999, fixed rate mortgage-backed securities amounted to $45.1 million and adjustable rate mortgage-backed securities amounted to $25.2 million. All mortgage-backed securities qualify for regulatory liquidity.

     Federally chartered savings institutions have authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies and of state and municipal governments, certificates of deposit at federally insured banks and savings and loan associations, certain bankers' acceptances and federal funds. Subject to various restrictions, federally chartered savings institutions may also invest a portion of their assets in commercial paper, corporate debt securities and mutual funds, the assets of which conform to the investments that federally chartered savings institutions are otherwise authorized to make directly. In addition, we have certain additional investment authority under OTS regulations as a result of certain grandfathered powers permitted under the terms of the approval of our conversion from state to federal charter.

     Our investment securities portfolio is managed in accordance with a written investment policy adopted by the Board of Directors and administered by the Executive Committee which consists of five Board members, including the chief executive officer. An investment officer is authorized to purchase and sell investments up to certain limits set forth in the investment policy. All other investment transactions must receive prior approval of the Executive Committee. At the time of purchase of an investment or mortgage-backed security, management designates the security as either held to maturity or available for sale based on our investment objectives, operational needs and intent. We maintain no trading account securities. Investment activities are monitored to ensure that they are consistent with the investment policy's established guidelines and objectives.

     As of December 31, 1999, our held to maturity investment securities portfolio had an amortized cost of $1.6 million, consisting of securities issued by municipal agencies. As of the same date, our securities available for sale portfolio had a fair value of $118.7 million, of which $42.5 million was securities issued by the U.S. Government and Federal Government agencies, $70.3 million was mortgage-backed securities, $4.6 million was corporate debt securities and $1.4 million was mutual funds and common stock.

The following table sets forth certain information relating to Savings Bank of the Finger Lakes' investment securities portfolio at the dates indicated.

                                               December 31, 1999          December 31, 1998           December 31, 1997
                                             ---------------------      ----------------------      ---------------------
                                             Amortized     Fair         Amortized      Fair         Amortized     Fair
                                               Cost        Value          Cost         Value          Cost        Value
                                             ---------    --------      ---------    ---------      ---------   ---------
                                                                          (In Thousands)
Securities available for sale:
  Debt securities:
   U.S. Government and agency bonds......    $  45,401    $ 42,546      $  25,962    $  26,064      $  26,344   $  26,462

   Mortgage-backed securities:
     Collateralized mortgage obligations.       51,996      50,142         59,063       59,044         21,580      21,730
     Fannie Mae..........................       12,307      11,818         16,436       16,597         19,750      20,015
     Freddie Mac.........................        4,585       4,495          6,115        6,188         15,272      15,484
     Ginnie Mae..........................        3,949       3,810          4,760        4,784         14,567      14,594
                                             ---------    --------      ---------    ---------      ---------   ---------
   Total mortgage-backed securities......       72,837      70,265         86,374       86,613         71,169      71,823

   Corporate and municipal bonds.........        4,729       4,559             --           --             --          --
                                             ---------    --------      ---------    ---------      ---------   ---------

  Total debt securities..................      122,967     117,370        112,336      112,677         97,513      98,285

  Equity securities......................        1,657       1,380          2,738        2,656          1,645       1,595
                                             ---------    --------      ---------    ---------      ---------   ---------

  Total securities available for sale....    $ 124,624    $118,750      $ 115,074    $ 115,333      $  99,158   $  99,880
                                             =========    ========      =========    =========      =========   =========

Securities held to maturity:
  Debt securities:
   U.S. Government and agency bonds......    $      --    $     --      $   4,000    $   4,022      $  14,096   $  14,136
   Corporate and municipal bonds.........        1,593       1,567            640          640             --          --
                                             ---------    --------      ---------    ---------      ---------   ---------

   Total debt securities.................        1,593       1,567          4,640        4,662         14,096      14,136
                                             ---------    --------      ---------    ---------      ---------   ---------

   Total securities held to maturity.....    $   1,593    $  1,567          4,640        4,662         14,096      14,136
                                             ---------    --------      ---------    ---------      ---------   ---------

   Total securities......................    $ 126,217    $120,317      $ 119,714    $ 119,995      $ 113,254   $ 114,016
                                             =========    ========      =========    =========      =========   =========

     At December 31, 1999, the contractual maturities of debt securities is as follows:

                                                    Available for Sale           Held to Maturity
                                                  ----------------------       ---------------------
                                                     Fair                      Amortized
                                                     Cost         Yield           Cost       Yield
                                                  ----------    --------       ----------   --------
                                                                  (Dollars in Thousands)
   One year or less.................              $       --          --%              30       5.50%
   After one year through five years                   5,063        6.31              142       5.50
   After five years through ten years                 45,550        6.52              929       4.91
   After ten years..................                  66,757        6.57              492       4.99
                                                  ----------    --------       ----------   --------

   Total............................              $  117,370        6.54%      $    1,593       5.00%
                                                  ==========    ========       ==========   ========

Sources of Funds

     General. Deposits are the primary source of our funds for lending and other investment purposes. In addition to deposits, we derive funds from loan principal repayments. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings are used on a short-term basis to compensate for reductions in the availability of funds from other sources and are also used on a longer term basis for general business purposes.

     Deposits. Our deposits are attracted principally from within our primary market area through the offering of a broad selection of deposit instruments, including NOW accounts, money market accounts, regular savings accounts, and term certificate accounts. Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate.

     Interest rates paid, maturity terms, service fees and withdrawal penalties are established by us on a periodic basis. Determination of rates and terms are predicated on funds acquisition and liquidity requirements, rates paid by competitors, growth goals and federal regulations.

     We do not advertise for deposits outside our primary market area or utilize the services of deposit brokers.

     The following table sets forth the dollar amount of deposits in the various types of deposit programs offered by us at the dates indicated.

                                       December 31, 1999         December 31, 1998         December 31, 1997
                                    --------------------      ---------------------     ----------------------
                                     Amount      Percent        Amount     Percent        Amount      Percent
                                    ---------    -------      ---------    --------     ----------   ---------
                                                               (Dollars In Thousands)
Certificates of deposit..........   $ 132,544      63.68%     $ 127,852       63.16%    $  112,702       60.42%
                                    ---------    -------      ---------    --------     ----------   ---------
Transaction Accounts:
Savings accounts.................      46,093      22.15         47,259       23.34         48,285       25.88
Money market accounts ...........       5,020       2.41          3,196        1.58          2,198        1.18
Demand deposits and NOW accounts       24,475      11.76         24,127       11.92         23,349       12.52
                                    ---------    -------      ---------    --------     ----------   ---------
   Total transaction accounts....      75,588      36.32         74,582       36.84         73,832       39.58
                                    ---------    -------      ---------    --------     ----------   ---------
   Total deposits................   $ 208,132     100.00%     $ 202,434      100.00%    $  186,534      100.00%
                                    =========    =======      =========    ========     ==========   =========

     The following table sets forth the deposit activities of Savings Bank of the Finger Lakes during the periods indicated.

                                                                    Year Ended December 31,
                                                              ------------------------------------
                                                                 1999         1998         1997
                                                              ----------   ----------   ----------
                                                                           (In Thousands)
Deposits..................................................    $  619,483   $  500,594   $  360,637
Withdrawals...............................................      (622,445)    (493,372)    (335,673)
                                                              ----------   ----------   ----------
Net increase (decrease) before interest credited..........        (2,962)       7,222       24,964
Interest credited.........................................         8,660        8,678        7,738
                                                              ----------   ----------   ----------
Net increase in deposits..................................    $    5,698   $   15,900   $   32,702
                                                              ==========   ==========   ==========

     The following table sets forth the maturities of our certificates of deposit having principal amounts of $100,000 or more as of December 31, 1999.

  Maturity Period                                        Amount          Percent
  ---------------                                        ------          -------
                                                     (In Thousands)
Three months or less...............................     $  4,335           17.6%
Over three through six months......................        6,408           26.0
Over six through twelve months.....................        8,334           33.9
Over twelve months.................................        5,523           22.5
                                                        --------           ----
   Total certificates of deposit with
     balances of $100,000 or more..................     $ 24,600           100%
                                                        ========           ===

     The following table shows the interest rate and maturity information for our certificates of deposit as of December 31, 1999.

                                                      Maturity Date
                       ----------------------------------------------------------------------------------
      Interest Rate    1 Year or Less    Over 1 to 2 Years   Over 2 to 3 Years   Over 3 Years       Total
      -------------    --------------    -----------------   -----------------   ------------       -----
                                                      (In Thousands)
     2.00% - 4.00%       $  1,704             $     --            $    --          $     --       $  1,704
     4.01% - 6.00%         86,817               23,586              1,869             4,522        116,794
     6.01% - 8.00%          9,788                1,192              1,873             1,193         14,046
                         --------             --------            -------          --------       --------
       Total             $ 98,309             $ 24,778            $ 3,742          $  5,715       $132,544
                         ========             ========            =======          ========       ========

     Borrowings. We may obtain advances from the FHLB of New York secured by our investment in FHLB of New York stock, our portfolio of investment securities and certain of our residential mortgage loans, provided certain standards related to creditworthiness have been met. Such advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities.

     The following table sets forth the maximum month-end balance and average balance of our FHLB advances during the periods indicated.

                                                             For Year Ended December 31,
                                                         ----------------------------------
                                                           1999         1998         1997
                                                         -------      --------     --------
                                                               (Dollars In Thousands)
Maximum balance........................................  $ 69,960     $ 54,892     $ 36,721
Average balance........................................    61,923       45,532       24,656
Weighted average interest rate on FHLB advances........      5.43%        5.51%        5.70%

     The following table sets forth certain information as to our FHLB advances at the dates indicated.


                                                                    At December 31,
                                                         ----------------------------------
                                                           1999         1998         1997
                                                         -------      --------     --------
                                                                    (In Thousands)

FHLB advances..........................................  $ 69,960     $ 54,815     $ 36,721
Weighted average interest rate on FHLB advances........      5.64%        5.51%        5.76%

     Subsidiary. SBFL Agency, Inc. is a wholly owned subsidiary of the Bank. SBFL Agency, Inc. was established in November 1995 to sell a line of fixed rate annuity products. At December 31, 1999 SBFL Agency, Inc. offered mutual funds, financial planning services and insurance annuity products.

     Employees. We have 85 full-time employees and 23 part-time employees at December 31, 1999. None of these employees is represented by a collective bargaining agreement, and we believe that we enjoy good relations with our personnel.

Properties

     At December 31, 1999, we conducted our business from our main office at 470 Exchange Street, Geneva, New York.

     The following table sets forth certain information with respect to the office and other properties of the Savings Bank of the Finger Lakes at December 31, 1999.

                                                                Net Book
                                                              Value/Lease
Description/Address                   Leased/Owned           Expiration Date
-------------------                   ------------           ---------------
                                                          (Dollars in Thousands)
Main Office                               Owned                    $ 631
470 Exchange Street
Geneva, New York

Branch Offices

Pyramid Mall                             Leased                   May 2014
Routes 5 and 20
Geneva, New York

Seaway Plaza                             Leased                  March 2011
Routes 5 and 20
Waterloo, New York

Commons                                  Leased                  March 2001
301 E. State Street
Ithaca, New York

South Meadow                         Owned on Leased               $ 776
702 South Meadow Street                   Land                    May 2017
Ithaca, New York

Canandaigua                          Owned on Leased               $ 747
659 South Main Street                     Land                 September 2018
Canandaigua, New York

Legal Proceedings

     There are various claims and lawsuits in which we are periodically involved incident to our business. We believe that these routine legal proceedings, in the aggregate, are not material to our financial condition and results of operations.

                                   REGULATION

     Savings Bank of the Finger Lakes is examined and supervised extensively by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Savings Bank of the Finger Lakes is a member of and owns stock in the Federal Home Loan Bank of New York, which is one of the twelve regional banks in the Federal Home Loan Bank System. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. Savings Bank of the Finger Lakes also is regulated by the Board of Governors of the Federal Reserve System, governing reserves to be maintained against deposits and other matters. The Office of Thrift Supervision examines Savings Bank of the Finger Lakes and prepares reports for the consideration of Savings Bank of the Finger Lakes' Board of Directors on any deficiencies that they may find in Savings Bank of the Finger Lakes' operations. The Federal Deposit Insurance Corporation also examines Savings Bank of the Finger Lakes in its role as the administrator of the Savings Association Insurance Fund. Savings Bank of the Finger Lakes' relationship with its depositors and borrowers also is regulated to a great extent by both federal and state laws, especially in matters concerning the ownership of savings accounts and the form and content of Savings Bank of the Finger Lakes' mortgage documents. Any change in this regulation, whether by the Federal Deposit Insurance Corporation, Office of Thrift Supervision, or Congress, could have a material adverse impact on Finger Lakes Bancorp and Savings Bank of the Finger Lakes and their operations.

Federal Regulation of Savings Institutions

     Business Activities. The activities of federal savings associations are subject to extensive regulation including restrictions or requirements with respect to loans to one borrower, the percentage of non-mortgage loans or investments to total assets, capital distributions, permissible investments and lending activities, liquidity, transactions with affiliates and community reinvestment. The description of statutory provisions and regulations applicable to savings associations set forth herein does not purport to be a complete description of these statutes and regulations and their effect on Savings Bank of the Finger Lakes.

     Loans to One Borrower. Federal savings associations generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus on an unsecured basis. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily-marketable collateral, which is defined to include certain securities and bullion, but generally does not include real estate. As of December 31, 1999, Savings Bank of the Finger Lakes was in compliance with its loans-to-one-borrower limitations.

     Qualified Thrift Lender Test. As a federal savings association, Savings Bank of the Finger Lakes is required to satisfy a qualified thrift lender test whereby it must maintain at least 65% of its "portfolio assets" in "qualified thrift investments" consisting primarily of residential mortgages and related investments, including mortgage-backed and related securities. "Portfolio assets" generally means total assets less specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used to conduct business. A savings association that fails the qualified thrift lender test must either convert to a bank charter or operate under specified restrictions. As of December 31, 1999, Savings Bank of the Finger Lakes maintained 87.72% of its portfolio assets in qualified thrift investments and, therefore, met the qualified thrift lender test.

Capital Distributions

     OTS regulations govern capital distributions by savings institutions, which include cash dividends, stock repurchases and other transactions charged to the capital account of a savings institution to make capital distributions.

Under new regulations effective April 1, 1999, a savings institution must file an application for OTS approval of the capital distribution if either (1) the total capital distributions for the applicable calendar year exceed the sum of the institution's net income for that year to date plus the institution's retained net income for the preceding two years, (2) the institution would not be at least adequately capitalized following the distribution, (3) the distribution would violate any applicable statute, regulation, agreement or OTS-imposed condition, or (4) the institution is not eligible for expedited treatment of its filings. If an application is not required to be filed, savings institutions which are a subsidiary of a holding company, as well as certain other institutions, must still file a notice with the OTS at least 30 days before the board of directors declares a dividend or approves a capital distribution.

     Any additional capital distributions would require prior regulatory approval. In the event Savings Bank of the Finger Lakes' capital fell below its fully-phased in requirement or the Office of Thrift Supervision notified it that it was in need of more than normal supervision, Savings Bank of the Finger Lakes' ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the Office of Thrift Supervision determines that the distribution would constitute an unsafe or unsound practice.

     Liquidity. Savings Bank of the Finger Lakes is required to maintain an average daily balance of specified liquid assets equal to a quarterly average of not less than a specified percentage of its net withdrawable deposit accounts plus borrowings payable in one year or less. The current requirement is 4%. Savings Bank of the Finger Lakes' average liquidity ratio for the quarter ended December 31, 1999 was 41.98%, which exceeded the applicable requirements.

     Community Reinvestment Act and Fair Lending Laws. Savings associations have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An institution's failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in regulatory restrictions on its activities, and failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice. Savings Bank of the Finger Lakes received a satisfactory Community Reinvestment Act rating under the current Community Reinvestment Act regulations in its most recent federal examination by the Office of Thrift Supervision.

     Transactions with Related Parties. Savings Bank of the Finger Lakes' authority to engage in transactions with related parties or "affiliates" or to make loans to specified insiders, is limited by Sections 23A and 23B of the Federal Reserve Act. The term "affiliates" for these purposes generally means any company that controls or is under common control with an institution, including Finger Lakes Bancorp and its non-savings institution subsidiaries.
Section 23A limits the aggregate amount of certain "covered" transactions with any individual affiliate to 10% of the capital and surplus of the savings institution and also limits the aggregate amount of covered transactions with all affiliates to 20% of the savings institution's capital and surplus. Covered transactions with affiliates are required to be secured by collateral in an amount and of a type described in Section 23A and the purchase of low quality assets from affiliates is generally prohibited. Section 23B provides that covered transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

     Savings Bank of the Finger Lakes' authority to extend credit to executive officers, directors and 10% stockholders, as well as entities controlled by these persons, is currently governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and also by Regulation O. Among other things, these regulations generally require these loans to be made on terms substantially the same as those offered to unaffiliated individuals and do not involve more than the normal risk of repayment. However, recent regulations now permit executive officers and directors to receive the same terms through benefit or compensation plans, that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. Regulation O also places individual and aggregate limits on the amount of loans Savings Bank of the Finger Lakes may make to these persons based, in part, on Savings Bank of the Finger Lakes' capital position, and requires approval procedures to be followed. At December 31, 1999, Savings Bank of the Finger Lakes was in compliance with these regulations.

     Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over savings institutions and has the authority to bring enforcement action against all "institution-related parties," including stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institutions, receivership, conservatorship or the termination of deposit insurance. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The Federal Deposit Insurance Corporation also has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under specified circumstances.

     Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe for all insured depository institutions standards relating to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and such other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under the Federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems; internal audit systems; credit underwriting; loan documentation; interest rate risk exposure; asset growth; and compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

     Capital Requirements. Office of Thrift Supervision capital regulations require savings institutions to meet three capital standards: a 1.5% tangible capital standard, a 4.0% leverage or core capital ratio and an 8.0% risk-based capital standard. Core capital is defined as common stockholders' equity, including retained earnings, certain non- cumulative perpetual preferred stock and related surplus, minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain qualifying supervisory goodwill and certain mortgage servicing rights. Tangible capital is defined as core capital less all intangible assets, including supervisory goodwill, plus a specified amount of mortgage servicing rights. Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must deduct investments in and loans to subsidiaries engaged in activities not permissible for a national bank, and unrealized gains or losses on certain available for sale securities.

     The risk-based capital standard for savings institutions requires the maintenance of Tier 2 core and total capital, which is defined as core capital and supplementary capital, to risk weighted assets of 4.0% and 8.0%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, as assigned by the Office of Thrift Supervision capital regulation based on the risks the Office of Thrift Supervision believes are inherent in the type of asset. The components of Tier 1 core capital are equivalent to those discussed earlier under the 4.0% leverage ratio standard. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and allowance for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

     Office of Thrift Supervision regulatory capital rules also incorporate an interest rate risk component. Savings associations with "above normal" interest rate risk exposure are subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets, i.e., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts, that would result from a hypothetical 200-basis point increase or decrease in market interest rates, divided by the estimated economic value of the association's assets. In calculating its total capital under the risk-based rule, a savings association with a measured interest rate risk exposure exceeding 2%, must deduct an interest rate component equal to one-half of the excess change. The Office of Thrift Supervision has deferred, for the present time, the date on which the interest rate component is to be deducted from total capital. The rule also provides that the Director of the Office of Thrift Supervision may waive or defer an institution's interest rate risk component on a case-by-case basis.

     At December 31, 1999, Savings Bank of the Finger Lakes exceeded each of the three Office of Thrift Supervision capital requirements. See "Historical and Pro Forma Capital Compliance" for a table which sets forth in terms of dollars and percentages the Office of Thrift Supervision tangible, leverage and risk-based capital requirements, Savings Bank of the Finger Lakes' historical amounts and percentages at December 31, 1999, and pro forma amounts and percentages based upon the issuance of the shares within the offering range and assuming that a portion of the net proceeds are retained by Finger Lakes Bancorp.

Prompt Corrective Regulatory Action

     Under the Office of Thrift Supervision Prompt Corrective Action regulations, the Office of Thrift Supervision is required to take supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's level of capital. Generally, a savings institution that has total risk-based capital of less than 8.0% or a leverage ratio or a Tier 1 core capital ratio that is less than 4.0% is considered to be undercapitalized. A savings institution that has the total risk-based capital less than 6.0%, a Tier 1 core risk-based capital ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." Generally, the banking regulator is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date an institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." In addition, numerous mandatory supervisory actions become immediately applicable to the institution, including, but not limited to, restrictions on growth, investment activities, capital distributions, and affiliate transactions. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions against undercapitalized institutions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

Insurance of Deposit Accounts

     The Federal Deposit Insurance Corporation has adopted a risk-based deposit insurance assessment system. The Federal Deposit Insurance Corporation assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period, and one of three supervisory subcategories within each capital group. The three capital categories are well capitalized, adequately capitalized and undercapitalized. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the Federal Deposit Insurance Corporation by the institution's primary federal regulator and information which the Federal Deposit Insurance Corporation determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. The Federal Deposit Insurance Corporation is authorized to raise the assessment rates. The Federal Deposit Insurance Corporation has exercised this authority several times in the past and may raise insurance premiums in the future. If this type of action is taken by the Federal Deposit Insurance Corporation, it could have an adverse effect on the earnings of Savings Bank of the Finger Lakes.

Federal Home Loan Bank System

     Savings Bank of the Finger Lakes, as a federal association, is required to be a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. Savings Bank of the Finger Lakes, as a member of the Federal Home Loan Bank of New York, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its borrowings from the Federal Home Loan Bank, whichever is greater. As of December 31, 1999, Savings Bank of the Finger Lakes was in compliance with this requirement. The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members.

Federal Reserve System

     The Federal Reserve Board regulations require savings institutions to maintain noninterest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At December 31, 1999, Savings Bank of the Finger Lakes was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the Office of Thrift Supervision.

Thrift Charter

     Congress has been considering legislation in various forms that would require federal thrifts, such as Savings Bank of the Finger Lakes, to convert their charters to national or state bank charters. Savings Bank of the Finger Lakes cannot determine whether, or in what form, legislation may eventually be enacted and there can be no assurance that any legislation that is enacted would not adversely affect Finger Lakes Bancorp and Savings Bank of the Finger Lakes.

Holding Company Regulation

     Finger Lakes Bancorp will be a non-diversified unitary savings and loan holding company, as those terms are defined under federal law, subject to regulation and supervision by that agency. In addition, the Office of Thrift Supervision has enforcement authority over Finger Lakes Bancorp and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a risk to the subsidiary savings institution. Savings Bank of the Finger Lakes must notify the Office of Thrift Supervision 30 days before declaring any dividend to Finger Lakes Bancorp.

     As a unitary savings and loan holding company, Finger Lakes Bancorp generally will not be restricted under existing laws as to the types of business activities in which it may engage, provided that Savings Bank of the Finger Lakes continues to be a qualified thrift lender. See "--Federal Regulation of Savings Institutions--Qualified Thrift Lender Test" for a discussion of the qualified thrift lender requirements. Upon any non-supervisory acquisition by Finger Lakes Bancorp of another savings association, Finger Lakes Bancorp would become a multiple savings and loan holding company if the acquired institution is held as a separate subsidiary and would be subject to extensive limitations on the types of business activities in which it could engage. Federal law limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under the Bank Holding Company Act of 1956.

     Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with specified exceptions, more than 5% of a non-subsidiary savings institution, a non-subsidiary holding company, or a non-subsidiary company engaged in activities other than those permitted by Federal law; or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources, future prospects of Savings Bank of the Finger Lakes and institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

Federal Securities Laws

     Finger Lakes Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the common stock to be issued pursuant to the conversion. Upon completion of the conversion, Finger Lakes Bancorp common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Finger Lakes Bancorp will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

     The registration under the Securities Act of 1933 of shares of the common stock to be issued in the conversion does not cover the resale of the shares. Shares of the common stock purchased by persons who are not affiliates of Finger Lakes Bancorp may be resold without registration. Shares purchased by an affiliate of Finger Lakes Bancorp will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Finger Lakes Bancorp meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Finger Lakes Bancorp who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Finger Lakes Bancorp, or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by Finger Lakes Bancorp to permit affiliates to have their shares registered for sale under the Securities Act of 1933.

                                    TAXATION

Federal Taxation

     For federal income tax purposes, Finger Lakes Financial and its subsidiary file a consolidated federal income tax return on a calendar year basis using the accrual method of accounting.

     As a result of the enactment of the Small Business Job Protection Act of 1996, all savings banks and savings associations may convert to a commercial bank charter, diversify their lending, or be merged into a commercial bank without having to recapture any of their pre-1988 tax bad debt reserve accumulations. Any post-1987 reserves must be recaptured, regardless of whether or not a particular thrift intends to convert its charter, be acquired, or diversify its activities. The recapture tax on post-1987 reserves is assessed in equal installments over the six taxable years beginning in 1996. However, if a thrift met the residential loan requirement included in the federal legislation, then the thrift could suspend its tax bad debt recapture for the 1996 and 1997 tax years. At December 31, 1999, Finger Lakes Financial had a balance of approximately $3.0 million of bad debt reserves that would be recaptured under this legislation.

     Deferred income taxes arise from the recognition of items of income and expense for tax purposes in years different from those in which they are recognized in the consolidated financial statements. Finger Lakes Financial accounts for deferred income taxes by the asset and liability method, applying the enacted statutory rates in effect at the balance sheet date to differences between the book basis and the tax basis of assets and liabilities. The resulting deferred tax liabilities and assets are adjusted to reflect changes in the tax laws.

     Finger Lakes Financial is subject to the corporate alternative minimum tax to the extent it exceeds Finger Lakes Financial's regular income tax for the year. The alternative minimum tax will be imposed at the rate of 20% of a specially computed tax base. Included in this base are a number of preference items, including interest on certain tax- exempt bonds issued after August 7, 1986, and an "adjusted current earnings" computation which is similar to a tax earnings and profits computation. In addition, for purposes of the alternative minimum tax, the amount of alternative minimum taxable income that may be offset by net operating losses is limited to 90% of alternative minimum taxable income.

     In 1998, Finger Lakes Financial Corp., MHC and its subsidiaries were audited by the Internal Revenue Service for tax years 1992 and 1995. Amended returns were filed, and approximately $22,000 in additional taxes were assessed and paid. For additional information regarding taxation, see Note 7 of Notes to Consolidated Financial Statements.

State Taxation

     New York State Taxation. Finger Lakes Bancorp and Savings Bank of the Finger Lakes will report income on a combined calendar year basis to New York state. New York State Franchise Tax on corporations is imposed in an amount equal to the greater of (a) 9% of "entire net income" allocable to New York State (b) 3% of "alternative entire net income" allocable to New York State (c) 0.01% of the average value of assets allocable to New York State or (d) nominal minimum tax. Entire net income is based on federal taxable income, subject to certain modifications. Alternative entire net income is equal to entire net income without certain modifications.

Delaware Taxation

     As a Delaware holding company not earning income in Delaware, Finger Lakes Bancorp is exempt from Delaware corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

                       MANAGEMENT OF FINGER LAKES BANCORP

     The Board of Directors of Finger Lakes Bancorp is divided into three classes and will be elected by the stockholders of Finger Lakes Bancorp and Finger Lakes Financial, respectively, for staggered three year terms, or until their successors are elected and qualified. One class of directors, consisting of directors G. Thomas Bowers, Richard J. Harrison, Bernard G. Lynch and Arthur
W. Pearce have terms of office expiring in 2001; a second class, consisting of directors Chris M. Hansen, and Joan C. Rogers have terms of office expiring in 2002; and a third class, consisting of directors Michael J. Hanna, James E. Hunter and Ronald C. Long have a term of office expiring in 2003. Their names and biographical information are set forth under "Management of Finger Lakes Financial--Directors."

     The following individuals hold positions as executive officers of Finger Lakes Bancorp as is set forth below opposite their names:

       Name                            Position
       ----                            --------
G. Thomas Bowers                  Chairman of the Board, President and Chief Executive Officer
Terry L. Hammond                  Executive Vice President, Chief Financial Officer
                                  and Secretary
Thomas A. Mayfield                Senior Vice President and Senior Loan Officer
Leslie J. Zornow                  Senior Vice President-Retail Banking

     The executive officers of Finger Lakes Bancorp are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors.

                      MANAGEMENT OF FINGER LAKES FINANCIAL
Directors

     The Board of Directors of Finger Lakes Financial is composed of nine members. Directors of Finger Lakes Financial are generally elected to serve for a three year term or until their respective successors shall have been elected and shall qualify. The following table sets forth certain information regarding the composition of the Board of Directors as of December 31, 1999 including their terms of office.

                                       Position Held at                                           Current Term
       Name               Age       Finger Lakes Financial             Director Since (1)          to Expire
------------------    ---------     ----------------------             ------------------         ------------
G. Thomas Bowers          56        Chairman of the Board, President         1995                      2001
                                    and Chief Executive Officer
Michael J. Hanna          54        Director                                 1994                      2000
Chris M. Hansen           64        Director                                 1983                      2002
Richard J. Harrison       54        Director                                 1997                      2001
James E. Hunter           64        Director                                 1990                      2000
Ronald C. Long            63        Director                                 1994                      2000
Bernard G. Lynch          69        Director                                 1962                      2001
Arthur W. Pearce          57        Director                                 1998                      2001
Joan C. Rogers            66        Director                                 1993                      2002

----------
(1)  Reflects initial appointment to Finger Lakes Financial's predecessors.

     The principal occupations of each director and executive officer of Finger Lakes Financial during at least the past five years is set forth below.

     G. Thomas Bowers has served as the Company's President and Chief Executive Officer since July 1995. In 1998 Mr. Bowers was elected Chairman of the Board of Directors. He was President and Chief Executive Officer of Citizens Savings Bank, FSB, Ithaca, New York, from July 1992 until December 1994. Mr. Bowers was employed by Columbia Banking Savings and Loan Association, Rochester, New York, from 1987 until June 1992, serving as President and Chief Executive Officer from April 1991 until June 1992.

     Michael J. Hanna has served as Director of Athletics at Hobart and William Smith Colleges, Geneva, New York, since 1981.

     Chris M. Hansen is retired from the position as President of C.M. Hansen Farms, Inc., located in Hall, New York, which owns a citrus operation in LaBelle, Florida.

     Richard J. Harrison served as Executive Vice President and Director of Dominion Capital Corporation, Fairport, New York, since 1994. Mr. Harrison is President of Newwwdeal.com, an internet service company founded in 1999, as well as principal in Atlantic Associates, a consulting organization. He was also President of United Auto Finance, Inc., Fairport, New York, from 1994 to December 1998. Prior to 1994, Mr. Harrison was employed by Rochester Community Savings Bank, Rochester, New York, serving as President of its subsidiary, American Credit Services, Inc.

     James E. Hunter is a professor at Cornell University and the Director of the New York State Agricultural Experiment Station, Geneva, New York.

     Ronald C. Long is President of Long Milk Haulers, Inc., Penn Yan, New York, which owns and operates a milk hauling and trucking operation.

     Bernard G. Lynch is retired from his position as President of the Lynch Furniture Co., Inc., a retail furniture outlet with stores in Geneva and Auburn, New York, where he served full-time in the position until 1992.

     Arthur W. Pearce retired in July 1997 after over 20 years in mortgage banking. From December 1994 until July 1997 he was Senior Vice President, Community Banking, of M&T Bank, Ithaca, New York, and from December 1992 until December 1994 he was Executive President of Citizens Savings Bank, FSB, Ithaca, New York.

     Joan C. Rogers is retired from her position as Vice President of BJR Broadcasting, Seneca Falls, New York, where she served in such capacity for more than the past five years.

     Terry L. Hammond has served as the Company's Executive Vice President, Chief Financial Officer and Secretary since January 1, 1999. Prior to that, he served as Senior Vice President, Chief Financial Officer and Secretary since joining the Company in 1990. Prior to that, Mr. Hammond was employed by Monroe Savings Bank, Rochester, New York, in the same capacity.

     Thomas A. Mayfield serves as the Company's Senior Vice President and Senior Loan Officer. He joined the Company in that capacity in April 1996. For two years prior to that, Mr. Mayfield served in a similar capacity at Savannah Bank, N.A., Savannah, New York.

     Leslie J. Zornow has served as the Company's Senior Vice President, Retail Banking, since January 1, 1999. Prior to that, she served as Vice President, Branch Administration and Marketing from 1996 to 1998 and as Vice President, Human Resources and Marketing since joining the Company in 1995. Prior to that, Ms. Zornow was employed by Monroe County, New York, Department of Communications as Deputy Director.

Board Meetings and Committees of the Board

     Regular meetings of the Board of Directors of Finger Lakes Financial are held on a monthly basis. The Board of Directors held a total of 14 meetings during the 1999 calendar year. During 1999, each director attended at least 75% of the total of such Board meetings and meetings of Board Committees on which he or she served.

     The Board of Directors has established various Committees, which are described below.

     The Executive Committee generally has the power and authority to act on behalf of the Board of Directors between scheduled meetings of the Board unless specific Board of Directors' action is required or unless otherwise restricted by Finger Lakes Financial's Charter or Bylaws or the Board of Directors. The Executive Committee also administers the investment policy adopted by the Board of Directors. During 1999, the Executive Committee met seven times. The current members of the Executive Committee are Mr. Bowers (Chairman) and Messrs. Hanna, Harrison, Hunter, Lynch and Pearce.

     The Audit/Community Reinvestment Act ("CRA") Committee reviews (i) reports from the internal audit department, (ii) the independent auditors' reports and the results of their examination, prior to review by and with the entire Board of Directors and (iii) the Office of Thrift Supervision, Federal Deposit Insurance Corporation and other regulatory reports, prior to review by and with the entire Board of Directors. The Audit/CRA Committee also meets periodically with Finger Lakes Financial's CRA Officer to review the Company's CRA activities. During 1999, the Audit/CRA Committee met four times. The current members of the Audit/CRA Committee are Mr. Lynch (Chairman), Messrs. Long and Pearce and Mrs. Rogers.

     The Salary and Personnel Committee oversees the compensation programs provided our management, including basic salaries, bonuses and benefit plans. It also administers the 1996 Stock Option Plan and the 1996 Management Recognition Plan. See "Executive Compensation" below. During 1999, the Salary and Personnel Committee met two times. The current members of the Salary and Personnel Committee are Messrs. Hansen, Harrison and Hunter.

     The Nominating Committee nominates persons to serve as directors of Finger Lakes Financial. During 1999, the Nominating Committee met one time. The current members of the Nominating Committee are Mr. Lynch (Chairman) and Messrs. Bowers and Hunter.

Directors' Compensation

     During 1999, Finger Lakes Financial paid directors' fees aggregating $106,350 to the non-employee members of the Board of Directors, consisting of
(i) attendance fees of $300 for each meeting of the Board of Directors attended and $200 for each meeting of a Board Committee attended, and (ii) a retainer of $2,000 per calendar quarter. Mr. Bowers, who is the only employee director, is paid no additional compensation for his services as a director.

     Directors who are not employees of Finger Lakes Financial are entitled to participate in the 1998 Restated Deferred Compensation Plan for Directors (the "Restated Plan"). The Restated Plan allows participating outside directors to defer up to 100% of their compensation from the Company into certain "hypothetical" investment options designated by the Salary and Personnel Committee, including Finger Lakes Financial common stock. The Restated Plan is unfunded and may require the Company to issue common stock to the participating directors at such time as the director has elected to receive a distribution, or upon the death of the participating director. Of the $106,350 in fees paid to non-employee directors in 1999, $65,500 was deferred in accordance with the Restated Plan.

                             EXECUTIVE COMPENSATION

     Shown on the table below is information on the annual and long-term compensation for services rendered to Finger Lakes Financial in all capacities, for the years ended December 31, 1999, 1998 and 1997, paid by Finger Lakes Financial to its Chief Executive Officer and Executive Vice President. No other executive officer of the Company received salary and bonus in excess of $100,000 in 1999.

====================================================================================================================================
                                                        Annual Compensation                            Long-Term Compensation
                                         ------------------------------------------------  -----------------------------------------
                                                                             Other          Restricted                    All Other
             Name and                                                       Annual             Stock         Option     Compensation
        Principal Position       Year    Salary($)(1)     Bonus($)    Compensation ($)(2)  Awards ($)(3)  Grants(#)(4)       (5)
------------------------------------------------------------------------------------------------------------------------------------
G. Thomas Bowers, President      1999     $ 182,606       $ 20,947            $ 0             $      0           0          $ 7,606
and Chief Executive Officer                                                                                                 -------
                                 1998       174,585         20,227              0               54,250           0           10,610
                                 1997       168,562              0              0              128,469           0           24,160
------------------------------------------------------------------------------------------------------------------------------------
Terry L. Hammond, Executive      1999     $ 96,100        $  8,610            $ 0             $      0           0          $ 3,512
Vice President and Chief         1998       86,100           8,320              0                    0           0            6,693
Financial Officer                1997       83,203               0              0               35,750       8,600            7,776
====================================================================================================================================

(1) The amounts shown include cash compensation earned and paid during the year indicated as well as cash compensation deferred at the executives' election into the 401(k) Plan. The Company makes no contributions to the 401(k) Plan.

(2) Does not reflect the value of perquisites and other personal benefits because the aggregate amount of such compensation for any year did not exceed 10% of the executives' annual salary and bonus for that year.

(3) The amounts shown reflect restricted awards of common stock under the Company's 1996 Management Recognition Plan. See "Executive Compensation--1996 Management Recognition Plan" below. The amounts shown represent the aggregate market value of the shares awarded on the dates of the awards (for Mr. Bowers 2,800 shares awarded in 1998; 9,500 shares awarded in 1997 and for Mr. Hammond 3,000 shares awarded in 1997). The awards vest and the shares are paid out over periods ranging from three to five years, each commencing one year from the respective award date. The total number and dollar value of shares credited to Mr. Bowers' award account at 1999 year-end, based on the market value of the common stock on December 31, 1999 ($8.00 per share) was 13,946 shares ($111,568). Mr.
     Hammond's total number of shares and dollar value at 1999 year end was 5,720 shares and $45,763. Dividends are payable on such shares at the same rate as dividends are paid on other shares of common stock.

(4)  See "Executive Compensation--1996 Stock Option Plan" below.

(5) The amounts shown reflect: (i) the aggregate market value, on the date of allocation, of shares of common stock allocated during the referenced year to Mr. Bowers' account under the ESOP ($4,376 at December 31, 1999; $7,481 at December 31, 1998; $23,066 at December 31, 1997 (see "Executive Compensation--Employee Stock Ownership Plan" below); and (ii) the compensatory value ($3,230 in 1999; $3,129 in 1998; $1,094 in 1997) of life insurance premiums paid by Finger Lakes Financial on Mr. Bowers' behalf. The amounts shown for Mr. Hammond reflect the aggregate market value, on the date of allocation of shares of common stock allocated during the referenced year to Mr. Hammond's account under the ESOP.

1996 Management Recognition Plan

     The objective of the Company's 1996 Management Recognition Plan (the "Recognition Plan") is to enable the Company to provide certain of its officers and other employees with a proprietary interest in the Company, through restricted stock awards which vest at subsequent dates, as compensation for their contributions to the Company as well as an incentive to make such contributions in the future by continuing their employment with the

Company. The Recognition Plan has been funded with 47,200 shares of common stock (purchased on the open market in 1996 with funds provided by the Company), which are held by a third-party trustee until they are awarded, and thereafter vested and distributed, to recipient employees in accordance with the terms of the Recognition Plan.

     The Recognition Plan is administered by the Salary and Personnel Committee of the Board of Directors (the "Committee"), which consists solely of disinterested directors. The Committee determines, among other things, the employees who are to receive restricted stock awards under the Recognition Plan, the number of shares covered by each award, and the vesting schedule by which awarded shares vest and are paid out by the trustee to each recipient. Under the terms of the Recognition Plan, the trustee is authorized to vote, in its discretion, all Recognition Plan shares which have not yet vested. Dividends are payable on awarded shares, for the benefit of the respective recipients, at the same rate as dividends are paid on other shares of common stock. The Recognition Plan also contains customary anti-dilution provisions. The Board of Directors of Finger Lakes Financial can terminate the Recognition Plan at any time.

     If an award recipient's employment with Finger Lakes Financial is terminated by reason of his or her death, disability or retirement, or in the event of a change in control of Finger Lakes Financial, all shares subject to the award become immediately vested and payable to the recipient. However, upon any other termination of an award recipient's employment, all rights to shares not yet vested are forfeited.

     At December 31, 1999, an aggregate of 47,200 shares of common stock has been awarded under the Recognition Plan to an aggregate of ten employees, including the Chief Executive Officer and Finger Lakes Financial's three other current executive officers. Shares awarded under the Recognition Plan vest over periods ranging from three to five years, each commencing one year from the respective award date.

1996 Stock Option Plan

     The Company's 1996 Stock Option Plan (the "Option Plan") is designated to improve the growth and profitability of the Company by providing its employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and to reward employees for outstanding performance. The Option Plan is intended to be qualified under Section 422 of the Internal Revenue Code of 1986, as amended, and provides for the grant of incentive stock options, non-statutory stock options and stock appreciation rights. An aggregate of 118,000 shares of common stock are available for option grants under the Option Plan. The Option Plan terminates in 2006.

     The Option Plan is administered by the Salary and Personnel Committee, which determines, among other things, the employees who are to receive options under the Option Plan, the types of options to be granted and the number of shares covered by each option. The exercise price of each option must be at least equal to the market value of the common stock on the option grant date (or 110% of such market value in the case of an incentive stock option granted to a holder of 10% or more of the outstanding common stock).

     Options vest and become exercisable at the rate of 20% per year, commencing one year from the option grant date. Options are only exercisable upon vesting and until the earlier of ten years after the option grant date (or five years after the option grant date in the case of an incentive stock option granted to a holder of 10% or more of the outstanding common stock) or three months after termination of the optionee's employment with the Company. However, if an optionee's employment is terminated due to death, disability or retirement, or in the event of a change in control of Finger Lakes Financial, the optionee or his or her estate has one year following termination in which to exercise an otherwise exercisable option. Options are non-transferable except by will or the laws of descent and distribution. The Option Plan also contains customary anti-dilution provision.

     Under the Option Plan, the Committee is also authorized to grant stock appreciation rights, under which an optionee may surrender an exercisable option in return for payment by Finger Lakes Financial of cash or common stock in an amount equal to the excess of the then-current market value of the common stock over the exercise price of the surrendered option.

     At December 31, 1999, options to purchase an aggregate of 109,000 shares of common stock, at prices ranging from $6.75 to $14.50 per share, were outstanding and held by an aggregate of 10 employees, including the Chief Executive Officer and the three other current executive officers.

     Shown below is information with respect to the total unexercised options to purchase common stock held by the executives at December 31, 1999. No options were granted to or exercised by the executives during 1999.

                           Aggregated Option Exercises in 1999 and Year-End Option Values

                                                                                        Value of All Unexercised
                                                             Unexercised Option Held     In-the-Money Options at
                                                                 at Year End(#)              Year End($)(1)
                              Shares Acquired    Value      --------------------------  --------------------------
            Name              on Exercise(#)   Realized($)  Exercisable  Unexercisable  Exercisable  Unexercisable
            ----              --------------   -----------  -----------  -------------  -----------  -------------
G. Thomas Bowers                     0             0          17,700       11,800           None         None
Terry L. Hammond                     0             0          12,320        9,880           2,700        1,800

----------
(1) Expressed as the excess of the per share market value of the common stock at December 31, 1999 ($8.00) over the per share exercise price of the options.

Employee Stock Ownership Plan ("ESOP")

     The purpose of the ESOP is to recognize and reward the contributions made to Finger Lakes Financial by its employees. Employees who have at least one year of credited service with Finger Lakes Financial (including Finger Lakes Financial and Savings Bank of the Finger Lakes in its forms prior to the Reorganization) and who have attained age 21 are eligible to participate in the ESOP.

     The ESOP borrowed funds in 1994 from a third-party lender in order to fund the purchase of 94,396 shares of common stock. Subsequent to the 1998 Reorganization, the third-party loan was repaid with the proceeds of a loan from Finger Lakes Financial. The loan to the ESOP, which bears interest at a fixed rate of 7.75% per annum, will be repaid principally from Finger Lakes Financial's contributions to the ESOP over ten years. Finger Lakes Financial may, in any years, make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock (which may be newly issued or acquired by the purchase of outstanding shares). Such purchases, if made, may be funded through additional borrowing by the ESOP or additional contributions from Finger Lakes Financial. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

     The shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP, and the release of shares from the suspense account, are allocated among participants on the basis of compensation. Forfeitures are reallocated among remaining participants and may reduce any amount Finger Lakes Financial might otherwise have contributed to the ESOP. Allocations may be paid out to a participant, either in shares of common stock or in cash, upon retirement, early retirement or separation from service. Finger Lake Financial's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated. Recipients of shares paid out under the ESOP must give Finger Lakes Financial a right of first refusal when selling the shares so acquired.

     The trustees under the ESOP must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares, as well as allocated shares for which employees do not give instructions, must be voted in the same ratio as the shares for which instructions are given. The ESOP is subject to the Employee Retirement Income Security Act of 1974, as amended, as well as the regulations of the Internal Revenue Service and the Department of Labor.

Employment Agreements

     During 1999, Mr. Bowers was compensated for his services as President, Chief Executive Officer and a director of Finger Lakes Financial pursuant to an employment agreement with Finger Lakes Financial dated January 26, 1995 (the "Employment Agreement"). The Employment Agreement provides for an annual base salary, subject to increases in the sole discretion of Finger Lakes Financial, and customary fringe benefits. As an annual incentive, the Employment agreements also provides for the payment, in the sole discretion of the Board of Directors, of an annual bonus. In 1999, Mr. Bowers received a bonus of $20,947.

     The Employment Agreement may be terminated by either Mr. Bowers or Finger Lakes Financial at any time upon ten days' notice. However, if Finger Lakes Financial terminated the Employment Agreement without cause or fails to comply with any material provision thereof, or if Mr. Bowers terminates the Employment Agreement for good reason, Mr. Bowers will be entitled to severance pay amounting to 2.99 times the average annual compensation paid him during the last five years of his employment by Finger Lakes Financial. In addition, Mr. Bowers may continue to participate in employee benefit plans of Finger Lakes Financial (other than retirement and stock compensation plans) for three years following his termination.

     Pursuant to the Employment Agreement, Mr. Bowers is also the beneficiary of a non-qualified, unfunded Supplemental Retirement Agreement with Finger Lakes Financial dated February 28, 1995 and amended June 22, 1998 (the "Retirement Agreement"), which provides that, upon his reaching age 62, Finger Lakes Financial will pay Mr. Bowers or his surviving spouse $30,000 per year for 20 years (or, upon their earlier deaths, a lump sum payment to their estates), subject to a downward adjustment equal to 6% of the total cash value in all policies subject to any split dollar agreement in effect as of Mr. Bower's 62nd birthday. Such payments will be provided in part by premiums paid under an insurance policy on Mr. Bower's life maintained for Finger Lakes Financial's benefit. The Retirement Agreement vests at the rate of 20% per year on June 30 of each year. The Retirement Agreements is currently 80% vested, and would pay Mr. Bowers, were his employment to terminate currently, $24,000 per year upon his reaching age 62.

Benefits to be considered following completion of the Conversion

     2001 Stock Option Plan. We intend to submit for shareholder approval, no earlier than six months after the completion of the conversion, the 2001 stock option plan for directors and officers of the Savings Bank of the Finger Lakes and of Finger Lakes Bancorp. If approved by the shareholders, the 2001 stock option plan will reserve 10% of the shares sold in the offering to be issued when options granted to officers and directors are exercised. Ten percent of the shares issued in the offering would amount to 156,886 shares, 184,564 shares, 212,254 shares or 244,094 shares at the minimum, mid-point, maximum and adjusted maximum of the offering range, respectively. No options would be granted under the 2001 stock option plan until the date on which shareholder approval is received.

     The exercise price of the options granted under the 2001 stock option plan will be equal to the fair market value of the shares on the date of grant of the stock options. If the 2001 stock option plan is adopted within one year following the offering, options will vest at a rate of 20% at the end of each 12 months of service with the Savings Bank of the Finger Lakes after the date of grant. Options granted under the 2001 stock option plan would be adjusted for capital changes such as stock splits and stock dividends. Awards will be 100% vested upon termination of employment due to death or disability, and if the 2001 stock option plan is adopted more than one year after the conversion, awards would be 100% vested upon normal retirement or a change in control of the Savings Bank of the Finger Lakes or the Finger Lakes Bancorp. Under OTS rules, if the 2001 stock option plan is adopted within one year of the conversion, no individual officer may receive more than 25% of the awards under the plan, no non- employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group can receive no more than 30% of the awards under the plan in the aggregate.

     The 2001 stock option plan would be administered by a committee of non-employee members of the Finger Lakes Bancorp's board of directors. Options granted under the 2001 stock option plan to employees may be "incentive" stock options, designed to result in a beneficial tax treatment to the employee but no tax deduction to Finger Lakes Bancorp. Non-qualified stock options may also be granted to employees under the 2001 stock option plan, and will be granted to the non-employee directors who receive stock options. In the event an option recipient terminated his employment or service as an employee or director, the options would terminate during certain specified periods.

     2001 Recognition Plan. We also intend to submit for shareholder approval, no earlier than six months after the completion of the conversion, the 2001 recognition plan. The 2001 recognition plan is designed to encourage directors and officers to continue their service with the Savings Bank of the Finger Lakes by giving them an ownership interest in the Finger Lakes Bancorp. If approved by shareholders, the 2001 recognition plan will reserve 4% of the shares sold in the offering or 62,754 shares, 73,825 shares, 84,901 or 97,637 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. In the event the 2001 recognition plan is adopted more than one year following the completion of the conversion, it would reserve up to 5% of the shares sold in the offering for awards to officers and directors. The officers and directors will be awarded common stock under the 2001 recognition plan without having to pay cash for the shares. No awards would be made under the 2001 recognition plan until the date on which shareholder approval is received.

     Awards under the 2001 recognition plan would be nontransferable and nonassignable, and during the lifetime of the recipient could only be earned by him. Under OTS rules, if the 2001 recognition plan is adopted within one year following the conversion, the shares which are subject to an award would vest at a rate of 20% at the end of each full 12 months of service with the Savings Bank of the Finger Lakes after the date of grant of the award. Awards would be adjusted for capital changes such as stock dividends and stock splits. Awards would be 100% vested upon termination of employment or service due to death or disability, and if the 2001 recognition plan is adopted more than one year after the conversion, awards would be 100% vested upon normal retirement or a change in control of the Savings Bank of the Finger Lakes or the Finger Lakes Bancorp. If employment or service were to terminate for other reasons, the award recipient would forfeit any nonvested award. If employment or service is terminated for cause (as defined in the 2001 recognition plan ), shares not already delivered would be forfeited. Under OTS rules, if the 2001 recognition plan is adopted within one year of the conversion, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group may receive no more than 30% of the awards under the plan in the aggregate.

     The recipient of an award will recognize income equal to the fair market value of the stock earned, determined as of the date of vesting, unless the recipient makes an election under ss. 83(b) of the Code to be taxed earlier. The amount of income recognized by the recipient would be a deductible expense for tax purposes for the Finger Lakes Bancorp. If the 2001 recognition plan is adopted within one year following the conversion, dividends and other earnings will accrue and be payable to the award recipient when the shares vest. If the 2001 recognition plan is adopted within one year following the conversion, shares not yet vested will be voted by the trustee of the 2001 recognition plan, taking into account the best interests of the award recipients. If the 2001 recognition plan is adopted more than one year following the conversion, dividends declared on unvested shares will be distributed to the recipient when paid, and the recipient will be entitled to vote the unvested shares.

     Employment Agreements. Upon completion of the offering, Finger Lakes Bancorp intends to enter into an employment agreements with G. Thomas Bowers, President and Chief Executive Officer and Terry L. Hammond, Executive Vice President and Chief Financial Officer. The agreements will have a term of 36 months. On each anniversary date, the agreements may be extended for an additional twelve months, so that the remaining term is 36 months. If an agreement is not renewed, the agreement will expire 36 months following the anniversary date. Under the agreement, the current base salary for G. Thomas Bowers will be $____________ and for Terry L. Hammond, $______________. The base salary may be increased but not decreased. In addition to the base salary, the agreements provide for, among other things, participation in retirement plans and other employee and fringe benefits. The agreements permit termination for cause at any time. In the event of termination for reasons other than for cause, or in the event the executive resigns because he has not been re-elected to his current offices, there has been a material change in his functions, duties or responsibilities, a relocation of his principal place of employment by more than 30 miles, a liquidation or dissolution of Savings Bank of the Finger Lakes, a breach of the agreement by Finger Lakes Bancorp, or following a change in control of Savings Bank of the Finger Lakes or Finger Lakes Bancorp, the executive would be entitled to cash and/or benefits up to three times his average annual compensation during the preceding three-year period. The executive would also receive continued life, health, dental and disability coverage for 36 months from the date of termination. If the payments to the executive would include an "excess parachute payment" as defined by Internal Revenue Code Section 280G, the payments would be reduced by the amount necessary in order to avoid having an excess parachute payment.

     At retirement, the executives will be entitled to all benefits available under any retirement or other benefit plan maintained by Savings Bank of the Finger Lakes. If an executive is disabled for a period of six months, Finger Lakes Bancorp may terminate the agreement but must pay him his base salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid under any disability insurance policy or similar arrangement. If the executive dies, his beneficiaries will receive his base salary for one year following his death and will also receive continued medical, dental, and other benefits for one year. If the executive is terminated for reasons unrelated to a change in control, the executive will not compete with Savings Bank of the Finger Lakes for one year.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Beneficial Ownership of Finger Lakes Financial Common Stock as of December 31, 1999.

                                             Number of Shares       Percent of All          Percent of
                   Name of                    of Common Stock        Common Stock          Publicly Held
              Beneficial Owner              Beneficially Owned(1)    Outstanding(1)        Common Stock(2)
              ----------------              ---------------------    --------------        ---------------
     G. Thomas Bowers(3)                         85,865                   2.4%                  7.3%
     Michael J. Hanna(4)                            200                   0.0%                  0.0%
     Chris M. Hansen(5)                           9,083                   0.3%                  0.8%
     Richard J. Harrison                          7,158                   0.2%                  0.6%
     James E. Hunter                              3,008                   0.1%                  0.3%
     Ronald C. Long(6)                            8,640                   0.2%                  0.7%
     Bernard G. Lynch                             7,250                   0.2%                  0.6%
     Arthur W. Pearce                             5,000                   0.1%                  0.4%
     Joan C. Rogers                               5,100                   0.1%                  0.4%
     Terry L. Hammond(7)                         27,145                   0.8%                  2.3%
     Thomas A. Mayfield(8)                       21,702                   0.6%                  1.8%
     Leslie J. Zornow(9)                          9,067                   0.3%                  0.8%
     All directors and executive officers
     as a group (12 persons)                    189,218                   5.3%                 16.0%

----------
(1)  Based on 3,570,000 shares outstanding.

(2) Based on 1,180,052 shares held by persons other than Finger Lakes Financial Corp., MHC.

(3) Includes (i) 4,000 shares owned by Mr. Bowers' wife; (ii) 3,790 shares held in the 401(k) plan for Mr. Bowers' account; (iii) presently exercisable options to purchase 17,700 shares; and (iv) 4,094 shares held in the ESOP for Mr. Bowers' account, as to which shares he only indirect voting power only. See "Executive Compensation" below.

(4)  Shares held jointly by Mr. Hanna and his daughter.

(5) Includes 3,980 shares held in a benefit plan of C.M. Hansen Farms, Inc., of which Mr. Hansen is a trustee and beneficiary.

(6)  Included 1,289 shares owned by Mr. Long's wife.

(7) Includes (i) 8,421 shares held in the 401(k) Plan for Mr. Hammond's account, as to which shares he has investment power only; (ii) 333 shares which will vest within 60 days under the 1996 Management Recognition Plan;
     (iii) presently exercisable options to purchase 12,320 shares; and (iv) 4,650 shares held in the ESOP for Mr. Hammond's account, as to which shares he had indirect voting power only. See "Executive Compensation" below.

(8) Includes (i) 2,085 shares held in the 401(k) Plan for Mr. Mayfield's account, as to which shares he has investment power only; (ii) 333 shares which will vest within 60 days under the 1996 Management Recognition Plan;
     (iii) presently exercisable options to purchase 11,160 shares; and (iv) 1,389 shares held in the ESOP for Mr. Mayfield's account, as to which shares he has indirect voting power only. See "Executive Compensation" below.

(9) Includes (i) 185 shares held in the 401(k) Plan for Ms. Zornow's account, as to which shares she has investment power only; (ii) 200 shares which will vest within 60 days under the 1996 Management Recognition Plan; (iii) presently exercisable options to purchase 5,340 shares; and (iv) 1,442 shares held in the ESOP for Ms. Zornow's account, as to which shares she has indirect voting power only. See "Executive Compensation" below.

                SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

     The table below sets forth, for each of Finger Lakes Bancorp's Directors and executive officers and for all of the Directors and executive officers as a group, the following information:

     (1) the number of exchange shares to be held upon consummation of the conversion, based upon their beneficial ownership of Finger Lakes Financial common stock as of December 31, 1999;

     (2) the proposed purchases of subscription shares, assuming sufficient shares are available to satisfy their subscriptions; and

     (3) the total amount of Finger Lakes Bancorp common stock to be held upon consummation of the conversion.

In each case, it is assumed that subscription shares are sold at the midpoint of the offering range. Because of limitations on the purchase of subscription shares, directors and executive officers may be precluded from purchasing subscription shares if the offering is sold at the maximum or the maximum, as adjusted, of the offering range. See "The Conversion--Limitations on Common Stock Purchases."

                                                      Proposed Purchases of                        Total Common Stock
                                 Number of             Conversion Stock(1)                              To Be Held
                              Exchange Shares     -----------------------------         ------------------------------------------
                              to be Held(2)(3)    Number of Shares       Amount         Number of Shares       Percentage of Total
                              ----------------    ----------------       ------         ----------------       -------------------
G. Thomas Bowers                                                       $250,000
Michael J. Hanna                                                          1,000
Chris M. Hansen                                                          10,000
Richard J. Harrison                                                      25,000
James E. Hunter                                                          20,000
Ronald C. Long                                                           18,000
Bernard G. Lynch                                                         75,000
Arthur W. Pearce                                                         50,000
Joan C. Rogers                                                           10,000
Terry L. Hammond                                                         25,000
Thomas A. Mayfield                                                       50,000
Leslie J. Zornow                                                         10,000

----------
(1) Includes proposed subscriptions, if any, by associates. Does not include the subscription order by the Employee Stock Ownership Plan. Purchases by the Employee Stock Ownership Plan are expected to be 8% of the shares issued in the offering.

(2) Includes shares underlying options that may be exercised within 60 days of the date as of which ownership is being determined, and vested shares of restricted stock. See "Beneficial Ownership of Common Stock."

(3) Does not include stock options and awards that may be granted under Finger Lakes Bancorp's 2001 Stock Option Plan and 2001 Recognition Plan if these plans are approved by stockholders at an annual meeting or special meeting of shareholders at least six months following the conversion. See "Management of Finger Lakes Financial--Benefits."

                                 THE CONVERSION

     The Board of Directors of Finger Lakes Financial and Finger Lakes Financial Corp., MHC and the Office of Thrift Supervision have approved the plan of conversion, subject to approval by the members of Finger Lakes Financial Corp., MHC entitled to vote on the matter, the stockholders of Finger Lakes Financial entitled to vote on the matter and the satisfaction of other conditions. Office of Thrift Supervision approval, however, does not constitute a recommendation or endorsement of the Plan by that agency.

General

     On January 31, 2000, the Board of Directors of Finger Lakes Financial Corp., MHC adopted the plan of conversion, pursuant to which Finger Lakes Financial Corp., MHC will be converted from a federally-chartered mutual holding company to a Delaware stock corporation to be named "Finger Lakes Bancorp." It is currently intended that all of the capital stock of Savings Bank of the Finger Lakes be held by Finger Lakes Bancorp after the conversion. The plan of conversion was approved by the Office of Thrift Supervision, subject to, among other things, approval of the plan of conversion by Finger Lakes Financial Corp., MHC's members and the stockholders of Finger Lakes Financial. The special meeting of members and the special meeting of stockholders have been called for this purpose.

     As part of the conversion, each of the minority shares will automatically, without further action by their holders, be converted into and become a right to receive a number of shares of Finger Lakes Bancorp common stock determined pursuant to the exchange ratio, which ensures that immediately after the conversion and the share exchange, the public shareholders of Finger Lakes Financial common stock will own the same aggregate percentage of Finger Lakes Bancorp common stock as they owned of Finger Lakes Financial's common stock immediately prior to the conversion, with adjustments discussed below. Pursuant to the plan of conversion, the conversion will be effected as follows or in any other manner that is consistent with applicable federal law and regulations and the intent of the plan of conversion. Except for step (1) each of the following steps in the conversion will be completed contemporaneously on the effective date:

     (1) Savings Bank of the Finger Lakes will organize Finger Lakes Bancorp as a direct subsidiary of Savings Bank of the Finger Lakes;

     (2) Finger Lakes Bancorp will organize an interim savings bank (the "Interim Savings Bank") as a wholly-owned federal stock savings bank subsidiary of Finger Lakes Bancorp;

     (3) Finger Lakes Financial Corp., MHC will merge with and into Finger Lakes Financial pursuant to the Agreement of Merger between Finger Lakes Financial Corp., MHC and Finger Lakes Financial. Each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in the liquidation account established in Finger Lakes Financial pursuant to regulations of the Office of Thrift Supervision in exchange for such member's ownership interest in Finger Lakes Financial Corp., MHC, and Finger Lakes Financial's common stock held by Finger Lakes Financial Corp., MHC will be canceled;

     (4) Finger Lakes Financial will convert into or exchange its charter for an interim federal stock savings bank and will merge with and into Savings Bank of the Finger Lakes (the "Mid-Tier Merger") with Savings Bank of the Finger Lakes as the resulting entity pursuant to the Agreement of Merger between Finger Lakes Financial and Savings Bank of the Finger Lakes, whereby (i) Finger Lakes Financial stockholders other than the mutual holding company will constructively receive shares of Savings Bank of the Finger Lakes common stock in exchange for their Mid-Tier Holding Company common stock and (ii) each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of Savings Bank of the Finger Lakes in exchange for such person's interest in Finger Lakes Financial.

     (5) Contemporaneously with the Mid-Tier Merger, Interim will merge with and into Savings Bank of the Finger Lakes with Savings Bank of the Finger Lakes as the surviving entity (the "Bank Merger") pursuant to the Agreement of Merger between Savings Bank of the Finger Lakes and Interim. Constructive shareholders of Savings Bank of the Finger Lakes (i.e., minority stockholders immediately prior to the conversion) will exchange the shares of Bank common stock that they constructively received in the Mid-Tier Merger for Finger Lakes Bancorp common stock.

     (6) Contemporaneously with the Bank Merger, Finger Lakes Bancorp will sell the subscription shares in the offering.

     Finger Lakes Bancorp expects to receive the approval of the Office of Thrift Supervision to become a savings and loan holding company and to own all of the common stock of Savings Bank of the Finger Lakes. Finger Lakes Bancorp intends to retain $____ million of the net proceeds of the offering and to contribute the balance of the net proceeds of the offering to Savings Bank of the Finger Lakes. The conversion will be effected only upon completion of the sale of all of the shares of common stock of Finger Lakes Bancorp to be issued pursuant to the plan of conversion.

     The plan of conversion provides generally that Finger Lakes Bancorp will offer shares of common stock for sale in the subscription offering to Eligible Account Holders, Finger Lakes Financial's tax-qualified plans including the employee stock ownership plan, supplemental eligible account holders and other members. Subject to the prior rights of these holders of subscription rights, Finger Lakes Bancorp will offer common stock for sale in a concurrent community offering to members of the general public, with a preference given to the public shareholders of Finger Lakes Financial common stock, and then to persons residing in Savings Bank of the Finger Lakes' community. Finger Lakes Bancorp has the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See "--Community Offering."

     The number of shares of common stock to be issued in the offering will be determined based upon an independent appraisal of the estimated pro forma market value of the common stock of Finger Lakes Bancorp. All shares of common stock to be issued and sold in the offering will be sold at the same price. The independent valuation will be updated and the final number of the shares to be issued in the offering will be determined at the completion of the offering. See "--Stock Pricing and Number of Shares to be Issued" for more information as to the determination of the estimated pro forma market value of the common stock.

     The appraisal was prepared pursuant to written guidelines promulgated by the Office of Thrift Supervision. The Office of Thrift Supervision appraisal guidelines specify the market value approach, including:

     (1) selection of a peer group of publicly traded institutions that share characteristics with the company;

     (2) analysis of the company's financial condition, operating results and other financial and nonfinancial characteristics in comparison to the peer group; and

     (3) application of certain market value ratios of the peer group to the company.

     The appraisal considered the pro forma impacts of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-asset approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by FinPro to account for differences between Finger Lakes Bancorp and the peer group. FinPro applied a slight downward adjustment in the valuation for balance sheet strength. The adjustment for balance sheet strength was based upon Savings Bank of the Finger Lakes' lower loan levels, slower growth rates and interest rate risk position which were partially mitigated by the Savings Bank of the Finger Lakes' expected post conversion capital levels, which is expected to improve the interest rate risk position and fund future growth. The valuation was adjusted downward for Savings Bank of the Finger Lakes' earnings quality, predictability and growth based upon Savings Bank of the Finger Lakes' lower return on average assets and lower return on average equity relative to the Comparable Group, among other things. FinPro also adjusted the market value slightly downward relative to the Comparable Group, citing that the Savings Bank of the Finger Lakes' will need time to properly invest the proceeds raised in the conversion. Furthermore, FinPro adjusted the market value downward based upon the weakness of pricing multiples of thrifts that performed a second step conversion relative to the overall thrift market and due to the weak subscription interest experienced in recent second step conversions. FinPro did not adjust the market value for market area, management, dividends, liquidity of the issue, recent regulatory matters or the acquisition market. At the midpoint, based on the valuation adjustments applied in the appraisal, the pro forma value of Finger Lakes Bancorp was at a discount to the peer group averages as measured by price-to-book ratios, price-to-earnings multiples and price-to-asset ratios.

     The following is a brief summary of the conversion. The summary is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each branch of Savings Bank of the Finger Lakes and at the Northeast Regional and Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. See "Additional Information."

Purposes of Conversion

     The Finger Lakes Financial Corp., MHC, as a federally-chartered mutual holding company, does not have stockholders and has no authority to issue capital stock. As a result of the conversion, the Finger Lakes Financial Corp., MHC will be restructured into the form used by holding companies of commercial banks, many business entities and a growing number of savings institutions. An important distinction between the mutual holding company form of organization and the fully public form is that, by federal law, a mutual holding company must always own over 50.1% of the common stock of its savings institution subsidiary. Only a minority of the subsidiary's outstanding stock can be sold to investors. If Savings Bank of the Finger Lakes had undertaken a full conversion to public ownership in 1994, a much greater amount of Finger Lakes Financial common stock would have been offered, resulting in more stock offering proceeds than management believes could have been effectively deployed at that time. High levels of capital might, in the opinion of management, have exceeded the available opportunities in Savings Bank of the Finger Lakes' market area in 1994. Management determined, therefore, that the amount of capital raised in the 1994 mutual holding company reorganization was consistent with its capabilities and loan demand in its market at that time.

     Through the conversion, Finger Lakes Bancorp will become the stock holding company of Savings Bank of the Finger Lakes, which will complete the transition to full public ownership. The stock holding company form of organization will provide Finger Lakes Bancorp with the ability to diversify Finger Lakes Bancorp and Savings Bank of the Finger Lakes' business activities through the acquisition of or mergers with both stock savings institutions and commercial banks, as well as other companies.

     The potential impact of the conversion upon Savings Bank of the Finger Lakes' capital base is significant. Savings Bank of the Finger Lakes had equity in accordance with generally accepted accounting principles of $19.2 million, or 6.38% of assets at December 31, 1999. Assuming that $12.9 million, the mid-point of the $11.0 million to $14.9 million offering range established by the Board of Directors based on the estimated pro forma market value of the common stock, of gross proceeds are realized from the sale of common stock, and assuming that all except $5.1 million of the net proceeds are contributed to Savings Bank of the Finger Lakes as additional capital, Savings Bank of the Finger Lakes' ratio of capital to adjusted assets, calculated under generally accepted accounting principles, will increase to 8.29%. The investment of the net proceeds from the sale of the common stock will provide Savings Bank of the Finger Lakes with additional income to further increase its capital position. The additional capital may also assist Savings Bank of the Finger Lakes in offering new programs and expanded services to its customers.

     After completion of the conversion and depending on market conditions, the unissued common and preferred stock authorized by Finger Lakes Bancorp's certificate of incorporation will permit Finger Lakes Bancorp to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, Finger Lakes Bancorp has no plans with respect to additional offerings of securities, other than the issuance of additional shares upon exercise of stock options or the possible issuance of authorized but unissued shares to Finger Lakes Bancorp's stock benefit programs.

Approvals Required

     The affirmative vote of a majority of the total eligible votes of the members of Finger Lakes Financial Corp., MHC at the special meeting of members is required to approve the plan of conversion. By their approval of the plan of conversion, the members of Finger Lakes Financial Corp., MHC will also be deemed to approve the merger of Finger Lakes Financial Corp., MHC into Finger Lakes Financial and the merger of the Interim Savings Bank into Savings Bank of the Finger Lakes. The affirmative vote of the holders of at least two-thirds of the outstanding common stock of Finger Lakes Financial and a majority of the publicly-held shares of Finger Lakes Financial common stock voted at the special meeting of stockholders is required to approve the plan of conversion. The conversion must also be approved by the Office of Thrift Supervision.

Share Exchange Ratio

     Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to stock form, the minority stockholders will be entitled to exchange their shares of subsidiary savings bank common stock for common stock of the converted holding company, provided that the bank and the mutual holding company demonstrate to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. The Boards of Directors of Finger Lakes Financial and of Finger Lakes Bancorp have determined that each publicly-held share of Finger Lakes Financial common stock will on the effective date of the conversion be automatically converted into and become the right to receive a number of exchange shares determined pursuant to the exchange ratio. We are not required to adjust the share exchange ratio to reflect the waiver of dividends by Finger Lakes Financial Corp., MHC. Consequently, the public stockholders of Finger Lakes Financial common stock will own the same percentage of common stock. Finger Lakes Bancorp after the conversion as they hold in Finger Lakes Financial, subject to additional purchase, or the receipt of cash in lieu of fractional shares. The total number of shares held by the public shareholders of Finger Lakes Financial common stock after the conversion also would be affected by any purchases by these persons in the offering and by the receipt of cash in lieu of fractional shares. At December 31, 1999, there were 3,570,000 shares of Finger Lakes Financial common stock outstanding, 1,180,052, or 33.1%, of which were publicly held. Based on the percentage of Finger Lakes Financial common stock held by the public and the offering range, the exchange ratio is expected to range from approximately
0.6564 exchange shares for each publicly-held share of Finger Lakes Financial at the minimum of the offering range to 1.0213 exchange shares for each publicly-held share of Finger Lakes Financial at the adjusted maximum of the offering range.

     Based on the independent valuation, the 66.9% of the outstanding shares of Finger Lakes Financial common stock held by Finger Lakes Financial Corp., MHC as of the date of the independent valuation, and Finger Lakes Financial Corp., the following table sets forth, at the minimum, midpoint, maximum, and adjusted maximum of the Offering Range: (1) the total number of subscription shares and exchange shares to be issued in the conversion; (2) the percentage of common stock outstanding after the conversion that will be sold in the offering and issued in the share exchange; and (3) the exchange ratio.


                                                  Shares to be exchanged   Total shares              100 shares of
                           Shares to be sold     for Finger Lakes Bancorp       of                   Finger Lakes
                           in this offering            common stock        common stock                Financial
                      -------------------------  ------------------------      to be      Exchange     would be
                         Amount       Percent      Amount       Percent     outstanding     ratio    exchanged for
                      -----------   -----------  -----------  -----------  ------------ -----------  -------------
Minimum.............    1,568,863      66.9%        774,587      33.1%       2,343,450     0.6564         65.64
Midpoint............    1,845,645      66.9%        911,355      33.1%       2,757,000     0.7723         77.23
Maximum.............    2,122,545      66.9%      1,048,005      33.1%       3,170,550     0.8881         88.81
15% above maximum...    2,440,945      66.9%      1,205,188      33.1%       3,646,133     1.0213        102.13

     Options to purchase shares of Finger Lakes Financial common stock also will be converted into and become options to purchase Finger Lakes Bancorp common stock. At December 31, 1999, there were outstanding options to purchase 109,000 shares of Finger Lakes Financial common stock. The number of shares of common stock to be received upon exercise of these options will be determined pursuant to the exchange ratio. The aggregate exercise price, duration, and vesting schedule of these options will not be affected. At December 31, 1999, options to purchase 58,400 shares were vested. If all of these options to purchase shares of Finger Lakes Financial common stock are exercised prior to the effective date, then there will be:

     (1) an increase in the percentage of Finger Lakes Financial common stock held by the public shareholders of Finger Lakes Financial common stock to 34.1%;

     (2) an increase in the number of shares of common stock issued to the public shareholders of Finger Lakes Financial common stock in the share exchange; and

     (3) a decrease in the exchange ratio to .6414, .7546, .8678, and .9980 at the minimum, midpoint, maximum and adjusted maximum, respectively, of the offering range.

     Executive officers and directors of Finger Lakes Financial do not intend to exercise options prior to the effective date. Finger Lakes Financial has no plans to grant additional stock options prior to the effective date.

Effect of the Conversion on Minority Stockholders

     Effect on Stockholders' Equity per Share of the Shares Exchanged. The conversion will increase the stockholders' equity of the public shareholders of Finger Lakes Financial common stock. At December 31, 1999, the stockholders' equity per share of Finger Lakes Financial common stock was $5.43, including shares held by Finger Lakes Financial Corp., MHC. As adjusted at that date for the exchange ratio, stockholders' equity per share would be $8.27, $7.03, $6.11 and $5.31 at the minimum, midpoint, maximum, and adjusted maximum, of the offering range. Based on the pro forma information set forth for December 31, 1999, in "Pro Forma Data," pro forma stockholders' equity per share following the conversion will be $12.07, $10.87, $9.99, and $9.23 at the minimum, midpoint, maximum and adjusted maximum, respectively, of the offering range.

     Effect on Earnings per Share of the Shares Exchanged. The conversion will also affect the public shareholders of Finger Lakes Financial common stock pro forma earnings per share. For the year ended December 31, 1999, basic earnings per share of Finger Lakes Financial common stock was $0.37, respectively, including shares held by Finger Lakes Financial Corp., MHC. As adjusted at these dates for the exchange ratio, such earnings per share amounts would range from $0.55 to $0.41, respectively, for the minimum to the adjusted maximum of the offering range. Based on the pro forma information set forth for the fiscal year ended December

31, 1999 in "Pro Forma Data", earnings per share of common stock following the conversion will range from $0.70 to $0.49, respectively, for the minimum to the adjusted maximum of the offering range.

     Effect on the Market and Appraised Value of the Shares Exchanged. The aggregate subscription price of the shares of common stock received in exchange for the publicly-held shares of Finger Lakes Financial common stock is $5.4 million, $6.4 million, $7.3 million, and $8.4 million at the minimum, midpoint, maximum and adjusted maximum, respectively, of the offering range. The last trade of Finger Lakes Financial common stock on January 31, 2000, the last trading day preceding the announcement of the conversion, was $7.50 per share, and the price at which Finger Lakes Financial common stock last traded on ________________, was $_____ per share.

     Dissenters' and Appraisal Rights. Under Office of Thrift Supervision regulations, the public shareholders of Finger Lakes Financial common stock will not have dissenters' rights or appraisal rights in connection with the exchange of publicly-held shares of Finger Lakes Financial common stock for shares of common stock of Finger Lakes Bancorp.

Effects of Conversion on Depositors, Borrowers and Members

     General. Each depositor in Savings Bank of the Finger Lakes has both a deposit account in Savings Bank of the Finger Lakes and a pro rata ownership interest in the net worth of Finger Lakes Financial Corp., MHC based upon the balance in his or her account. This interest may only be realized in the event of a liquidation of Finger Lakes Financial Corp., MHC and Savings Bank of the Finger Lakes. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from the deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in Finger Lakes Financial Corp., MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of Finger Lakes Financial Corp., MHC, which is lost to the extent that the balance in the account is reduced or closed.

     Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Finger Lakes Financial Corp., MHC and Savings Bank of the Finger Lakes are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Finger Lakes Financial Corp., MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

     When a mutual holding company converts to stock form, permanent nonwithdrawable capital stock is created in the stock holding company to represent the ownership of the subsidiary institution's net worth. The common stock is separate and apart from deposit accounts and cannot be and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Certificates are issued to evidence ownership of the capital stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in Savings Bank of the Finger Lakes.

     Continuity. While the conversion is being accomplished, the normal business of Savings Bank of the Finger Lakes of accepting deposits and making loans will continue without interruption. Savings Bank of the Finger Lakes will continue to be regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. After the conversion, Savings Bank of the Finger Lakes will continue to provide services for depositors and borrowers under current policies by its present management and staff. The Directors serving Finger Lakes Financial at the time of the conversion will serve as Directors of Finger Lakes Bancorp after the conversion. The Directors of Finger Lakes Bancorp will consist of individuals currently serving on the Board of Directors of Finger Lakes Financial.

     Effect on Deposit Accounts. Under the plan of conversion, each depositor in Savings Bank of the Finger Lakes at the time of the conversion will automatically continue as a depositor after the conversion, and each of the deposit accounts will remain the same with respect to deposit balance, interest rate and other terms. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

     Effect on Loans. No loan outstanding from Savings Bank of the Finger Lakes will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the conversion.

     Effect on Voting Rights of Members. At present, all depositors of Savings Bank of the Finger Lakes are members of, and have voting rights in, Finger Lakes Financial Corp., MHC as to all matters requiring membership action. Upon completion of the conversion, depositors and borrowers will cease to be members of Finger Lakes Financial Corp., MHC and will no longer be entitled to vote at meetings of Finger Lakes Financial Corp., MHC. Upon completion of the conversion, all voting rights in Savings Bank of the Finger Lakes will be vested in Finger Lakes Bancorp as the sole shareholder of Savings Bank of the Finger Lakes. Exclusive voting rights with respect to Finger Lakes Bancorp will be vested in the holders of common stock. Depositors of Savings Bank of the Finger Lakes will not have voting rights after the conversion except to the extent that they become stockholders of Finger Lakes Bancorp through the purchase of common stock.

     Tax Effects. Finger Lakes Financial will receive an opinion of counsel or tax advisor with regard to federal and state income taxation to the effect that the adoption and implementation of the plan of conversion will not be taxable for federal or state income tax purposes to Finger Lakes Financial, Finger Lakes Financial Corp., MHC the minority stockholders, the Interim Savings Bank, members of Finger Lakes Financial Corp., MHC, eligible account holders or Savings Bank of the Finger Lakes. See "--Tax Aspects."

     Effect on Liquidation Rights. If Savings Bank of the Finger Lakes were to liquidate prior to the conversion, all claims of creditors of Savings Bank of the Finger Lakes, including those of depositors to the extent of their deposit balances, would be paid first. Thereafter, if there were any assets of Savings Bank of the Finger Lakes remaining, these assets would be distributed to Finger Lakes Financial Corp., MHC, to the extent of its stock ownership interest in Finger Lakes Financial. Were Finger Lakes Financial Corp., MHC to liquidate, all claims of creditors would be paid first. Thereafter, if there were any assets of Finger Lakes Financial Corp., MHC remaining, members of Finger Lakes Financial, Corp., MHC would receive the remaining assets, pro rata, based upon the deposit balances in their deposit account in Savings Bank of the Finger Lakes immediately prior to liquidation. In the unlikely event that Savings Bank of the Finger Lakes were to liquidate after the conversion, all claims of creditors, including those of depositors, would also be paid first, followed by distribution of the "liquidation account" to depositors, with any assets remaining thereafter distributed to Finger Lakes Bancorp as the holder of Savings Bank of the Finger Lakes' capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.

Stock Pricing and Number of Shares to be Issued

     The plan of conversion and federal regulations require that the aggregate purchase price of the common stock in the offering must be based on the appraised pro forma market value of the common stock, as determined by the independent valuation. Savings Bank of the Finger Lakes and Finger Lakes Bancorp have retained FinPro to make the valuation. For its services in making the valuation, FinPro will receive a fee of $18,000. This amount does not include a fee of $14,000 to be paid to FinPro for assistance in preparation of a business plan. Savings Bank of the Finger Lakes and Finger Lakes Bancorp have agreed to indemnify FinPro and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as appraiser, except where FinPro's liability results from its negligence or bad faith.

     The independent valuation was prepared by FinPro in reliance upon the information contained in this prospectus, including the consolidated financial statements. FinPro also considered the following factors, among others: the present and projected operating results and financial condition of Finger Lakes Bancorp and Savings Bank of the Finger Lakes; the economic and demographic conditions in Savings Bank of the Finger Lakes' existing marketing area; certain historical, financial and other information relating to Savings Bank of the Finger Lakes; a comparative evaluation of the operating and financial statistics of Savings Bank of the Finger Lakes with those of other publicly traded savings institutions located in Savings Bank of the Finger Lakes' region and on a national basis; the aggregate size of the offering of the common stock; the impact of the conversion on Savings Bank of the Finger Lakes' stockholders' equity and earnings potential; the proposed dividend policy of Finger

Lakes Bancorp and Savings Bank of the Finger Lakes; and the trading market for securities of comparable institutions and general conditions in the market for the securities.

     The following table presents a summary of selected pricing ratios for comparable public thrift institutions used by FinPro to help establish the market value of Finger Lakes Bancorp and the resulting pricing ratios for Finger Lakes Bancorp.

                                               Pro forma            Pro forma        Pro forma         Pro forma
                                        price to core earnings   price to book   price to tangible   price to assets
                                               multiple           value ratio       book value           ratio
                                        ----------------------   -------------   -----------------   ---------------
Finger Lakes Bancorp:

15% above maximum.......................         14.29               75.84            75.84               8.09
Maximum.................................         12.73               70.07            70.07               7.08
Midpoint................................         11.48               64.40            64.40               6.19
Minimum.................................         10.00               58.00            58.00               5.29

All Fully Converted Thrifts Publicly
Traded on the NYSE, NASDAQ & AMEX
Exchanges as of 03/13/00:

Averages................................         13.02               93.84            98.75               9.98
Medians.................................         10.55               85.37            90.47               8.77

Valuation peer group institutions as of
03/13/00

Averages................................         9.83                96.75           103.90               7.34
Medians.................................         8.70                91.24            97.43               6.40

     The independent valuation was prepared based on the assumption that the aggregate amount of common stock sold in the offering would be equal to the estimated pro forma market value of Finger Lakes Bancorp multiplied by the percentage of Finger Lakes Financial common stock owned by Finger Lakes Financial Corp., MHC as adjusted to reflect certain waived dividends and assets held by Finger Lakes Financial Corp., MHC. The independent valuation states that as of March 13, 2000, the estimated pro forma market value, or valuation range, of Finger Lakes Bancorp ranged from a minimum of $16.4 million to a maximum of $22.2 million with a midpoint of $19.3 million. The Board of Directors determined to offer the subscription shares for a $7.00 per share subscription price. The aggregate offering price of the subscription shares offered in the offering will be equal to the valuation range multiplied by the percentage of Finger Lakes Financial common stock owned by Finger Lakes Financial Corp., MHC, as adjusted. The number of subscription shares offered in the offering will be equal to the aggregate offering price of the subscription shares divided by the subscription price. Based on the valuation range, the percentage of Finger Lakes Financial common stock owned by Finger Lakes Financial Corp., MHC, as adjusted, and the subscription price, the minimum of the offering range will be 1,568,863 subscription shares, the midpoint of the offering range will be 1,845,645 subscription shares, and the maximum of the offering range will be 2,122,545 subscription shares.

     The Board of Directors reviewed the independent valuation and, in particular, considered the following:

     (1) Savings Bank of the Finger Lakes' financial condition and results of operations;

     (2) financial comparisons of Savings Bank of the Finger Lakes in relation to financial institutions of similar size and asset quality;

     (3) stock market conditions generally and in particular for financial institutions; and

     (4) the historical trading price of the publicly-held shares of Finger Lakes Financial common stock.

     All of these factors are set forth in the independent valuation. The Board also reviewed the methodology and the assumptions used by FinPro in preparing the independent valuation. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, if necessitated by subsequent developments in the financial condition of Finger Lakes Bancorp or Savings Bank of the Finger Lakes or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of Finger Lakes

Bancorp to less than $16,404,150 or more than $25,522,931, the appraisal will be filed with the Securities and Exchange Commission by posteffective amendment.

     The independent valuation, however, is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares. FinPro did not independently verify the Consolidated Financial Statements and other information provided by Finger Lakes Financial, nor did FinPro value independently the assets or liabilities of Savings Bank of the Finger Lakes. The independent valuation considers Savings Bank of the Finger Lakes as a going concern and should not be considered as an indication of the liquidation value of Savings Bank of the Finger Lakes. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing shares in the offering will thereafter be able to sell their shares at prices at or above the subscription price.

     Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15% to up to $16,695,203, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 2,385,029 shares, to reflect changes in the market and financial conditions, without the resolicitation of subscribers. The minimum of the valuation range and of the offering range may not be decreased without a resolicitation of subscribers. The subscription price of $7.00 per share will remain fixed. See "--Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the subscription and community offerings.

     If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $16,695,203 and a corresponding increase in the offering range to more than 2,385,029 shares, or a decrease in the minimum of the valuation range to less than $10,730,692 and a corresponding decrease in the offering range to fewer than 1,532,956 shares, then Finger Lakes Bancorp, after consulting with the Office of Thrift Supervision, may terminate the plan of conversion and return by check all funds promptly with interest at Savings Bank of the Finger Lakes' passbook rate of interest on payments made by check, certified or teller's check, bank draft or money order. Alternatively, Finger Lakes Bancorp may extend or hold a new subscription offering, community offering, or both, establish a new offering range, commence a resolicitation of subscribers or take other actions as permitted by the Office of Thrift Supervision in order to complete the conversion. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation, if any, following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended by the Office of Thrift Supervision for periods of up to 90 days not to extend beyond _________, 2002, which is two years after the special meeting of members of Finger Lakes Financial Corp., MHC to approve the conversion.

     An increase in the number of shares to be issued in the offering would decrease both a subscriber's ownership interest and Finger Lakes Bancorp's pro forma earnings and stockholders' equity on a per share basis while increasing pro forma earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber's ownership interest and Finger Lakes Bancorp's pro forma earnings and stockholders' equity on a per share basis while decreasing pro forma earnings and stockholders' equity on an aggregate basis. For a presentation of the effects of these changes, see "Pro Forma Data."

     Copies of the appraisal report of FinPro, Inc. and the detailed memorandum of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the main office of Savings Bank of the Finger Lakes and the other locations specified under "Additional Information."

Exchange of Stock Certificates

     Until the effective date of the conversion, publicly-held shares of Finger Lakes Financial common stock will continue to be available for trading on the Nasdaq SmallCap Market. The conversion of Finger Lakes Financial common stock into Finger Lakes Bancorp common stock will occur automatically on the effective date of the conversion. After the effective date of the conversion, former holders of Finger Lakes Financial common stock will have no further equity interest in Finger Lakes Financial, other than as stockholders of Finger Lakes Bancorp, and there will be no further transfers of Finger Lakes Financial common stock on the stock transfer records of Finger Lakes Financial.

     As soon as practicable after the effective date of the conversion, Finger Lakes Bancorp, or a bank or trust company designated by Finger Lakes Bancorp, in the capacity of exchange agent, will send a transmittal form to each public shareholder of Finger Lakes Financial. The transmittal forms are expected to be mailed within five business days after the effective date of the conversion and will contain instructions with respect to the surrender of certificates representing Finger Lakes Financial common stock to be exchanged into Finger Lakes Bancorp common stock. It is expected that certificates for shares of Finger Lakes Bancorp common stock will be distributed within five business days after the receipt of properly executed transmittal forms and other required documents.

     Finger Lakes Financial stockholders should not forward Finger Lakes Financial Corp. stock certificates to Finger Lakes Financial, the stock information center, or the exchange agent until they have received transmittal forms.

     Until the certificates representing Finger Lakes Financial common stock are surrendered for exchange after consummation of the conversion, upon compliance with the terms of the transmittal form, holders of such certificates will not receive the shares of Finger Lakes Bancorp common stock and will not be paid dividends on Finger Lakes Bancorp common stock into which these shares have been converted. When certificates are surrendered, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate which represents shares of Finger Lakes Financial common stock outstanding at the effective date of the conversion will be deemed to evidence ownership of the shares of Finger Lakes Bancorp common stock into which those shares have been converted by virtue of the conversion.

     All shares of Finger Lakes Bancorp common stock issued upon exchange of shares of Finger Lakes Financial common stock shall be deemed to have been issued in full satisfaction of all rights pertaining to these shares of Finger Lakes Financial common stock, subject, however, to Finger Lakes Bancorp's obligation to pay any dividends or make any other distributions with a record date prior to the effective date which may have been declared or made by Finger Lakes Financial on shares of Finger Lakes Financial common stock on or prior to the effective date and which remain unpaid at the effective date. Finger Lakes Financial intends to continue to pay a quarterly cash dividend of $0.06 per share through the fiscal quarter ending June 30, 2000. Subject to the receipt of any required regulatory approval, the Mutual Holding Company may decide to waive the receipt of any dividend.

     No fractional shares of Finger Lakes Bancorp common stock will be issued to any public shareholder of Finger Lakes Financial upon consummation of the conversion. For each fractional share that would otherwise be issued, Finger Lakes Bancorp will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the subscription price. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of surrendered Finger Lakes Financial stock certificates.

     If a certificate for Finger Lakes Financial common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable upon receipt of appropriate evidence as to the loss, theft or destruction, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification.

Subscription Offering and Subscription Rights

     In accordance with the plan of conversion, rights to subscribe for the purchase of common stock in the subscription offering have been granted under the plan of conversion in the following order of descending priority. All subscriptions received will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum, and overall purchase limitations set forth in the plan of conversion and as described below under "--Limitations on Common Stock Purchases."

     Priority 1: Eligible Account Holders. Each depositor with aggregate deposit account balances, including demand deposit accounts, of $50 or more (a "Qualifying Deposit") at December 31, 1998 ("Eligible Account Holders") will receive, without payment therefor, nontransferable subscription rights to subscribe in the subscription offering for 5% of the shares issued in the offering, subject to the overall purchase limitations and exclusive of shares purchased by the employee stock ownership plan from any increase in the shares offered pursuant to an increase in the maximum of the offering range. At the midpoint of the offering range, 5% of the shares issued in the offering is equal to approximately 92,282 shares. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares for which he subscribed. Thereafter, unallocated shares, except for additional shares issued to the Employee Stock Ownership Plan upon an increase in the maximum of the offering range, will be allocated to each subscribing Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his aggregate Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

     To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form and certification form all deposit accounts in which he has an ownership interest on December 31, 1998. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also directors or officers of Finger Lakes Financial or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the twelve months preceding December 31, 1998.

     Priority 2: Tax-qualified Plans. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the tax-qualified employee stock benefit plans of Finger Lakes Bancorp and Savings Bank of the Finger Lakes, including the employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 8% of the common stock offered in the subscription offering, including any shares to be issued in the subscription offering as a result of an increase in the valuation range after commencement of the subscription offering and prior to completion of the conversion.

     Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the tax-qualified employee stock benefit plans, each depositor with a Qualifying Deposit at March 31, 2000 who is not an Eligible Account Holder ("Supplemental Eligible Account Holder") will receive, without payment therefor, nontransferable subscription rights to subscribe in the subscription offering for 5% of the shares offered in the offering, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares for which he subscribed. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

     To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his subscription order form and certification form all deposit accounts in which he has an ownership interest at March


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

31, 2000. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed.

     Priority 4: Other Members. To the extent that there are shares remaining after satisfaction of subscriptions by Eligible Account Holders, the tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each member of Finger Lakes Financial Corp., MHC on the voting record date who is not an Eligible Account Holder or Supplemental Eligible Account Holder ("Other Members") will receive, without payment therefor, nontransferable subscription rights to subscribe in the Subscription Offering for 5% of the shares offered in the offering, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated on a pro rata basis based on the size of the order of each Other Member.

     Expiration Date for the Subscription Offering. The Subscription Offering will expire on June ___, 2000 unless extended for up to 45 days or such additional periods by Savings Bank of the Finger Lakes with the approval of the Office of Thrift Supervision, if necessary. Savings Bank of the Finger Lakes and Finger Lakes Bancorp may determine to extend the subscription offering and/or the community offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint, or maximum of the offering range, and are not required to give subscribers notice of any such extension. Subscription rights which have not been exercised prior to the expiration date will become void.

     Finger Lakes Bancorp will not execute orders until all shares of common stock have been subscribed for or otherwise sold. If 1,568,863 shares have not been subscribed for or sold within 45 days after the expiration date, unless the period is extended with the consent of the Office of Thrift Supervision, all funds delivered to Savings Bank of the Finger Lakes pursuant to the subscription offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45 day period following the expiration date granted, Finger Lakes Bancorp will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions. Extensions may not go beyond __________, 2002, which is two years after the special meeting of members of the Finger Lakes Financial Corp., MHC to approve the conversion.

     Persons in Nonqualified States or Foreign Countries. Finger Lakes Bancorp will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of conversion reside. However, Finger Lakes Bancorp is not required to offer stock in the offering to any person who resides in a foreign country or resides in a state of the United States with respect to which:

     (1) a small number of persons otherwise eligible to subscribe for shares of common stock reside; or

     (2) Finger Lakes Bancorp determines that compliance with the securities laws of a state would be impracticable for reasons of cost or otherwise, including but not limited to a request that Finger Lakes Bancorp or its officers or directors, under the securities laws of a state, register as a broker, dealer, salesman or selling agent or register or otherwise qualify the subscription rights or common stock for sale in a state. Where the number of persons eligible to subscribe for shares in one state is small, Finger Lakes Bancorp will base its decision as to whether or not to offer the common stock in a state on a number of factors, including the size of accounts being held by account holders in the state, the cost of registering or qualifying the shares or the need to register Finger Lakes Bancorp, its officers, directors or employees as brokers, dealers or salesmen.

Community Offering

     To the extent that shares remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, the tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders, and Other Members, Finger Lakes Bancorp has determined to offer shares pursuant to the plan of conversion to certain members of the general public in a direct community offering, with preference given first to the public shareholders of Finger Lakes Financial common stock and then to natural persons residing in Savings Bank of the Finger Lakes' community. Savings Bank of the Finger Lakes' community means the New York counties of Ontario, Seneca, Tompkins and Cayuga. These persons, together with associates of and persons acting in concert with such persons, may subscribe for up to 5% of the shares issued in the offering, subject to the overall purchase


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

limitations. See "--Limitations on Common Stock Purchases." The minimum purchase is 25 shares. The opportunity to subscribe for shares of common stock in the community offering category is subject to the right of Finger Lakes Bancorp, in its sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date. If Finger Lakes Bancorp with the approval of the Office of Thrift Supervision increases the maximum purchase limitation, Finger Lakes Bancorp is only required to resolicit persons who subscribed for the maximum purchase amount and may, in the sole discretion of Finger Lakes Bancorp, resolicit certain other large subscribers. The limitation may be increased to 9.99% provided that orders for common stock exceeding 5% of the subscription shares issued in the offering shall not exceed in the aggregate 10% of the total subscription shares issued in the offering. Requests to purchase additional shares of the common stock in the event that the purchase limitation is so increased will be determined by the Board of Directors of Finger Lakes Bancorp in its sole discretion.

     If the amount of stock remaining is insufficient to fill the orders of natural persons residing in Savings Bank of the Finger Lakes' community, the remaining stock will be allocated among those persons in the manner that permits each of these persons, to the extent possible, to purchase the number of shares necessary to make his total allocation of common stock equal to the lesser of 100 shares or the number of shares subscribed for by each such person. However, if there are insufficient shares available for this allocation, then shares will be allocated among natural persons residing in the community whose orders remain unsatisfied in the proportion that the unfilled subscription of each bears to the total unfilled subscriptions of all those persons whose subscriptions remain unsatisfied. Similar allocation procedures will be used for orders of the public shareholders of Finger Lakes Financial common stock. If all orders of natural persons residing in Savings Bank of the Finger Lakes' community are filled, any shares remaining will be allocated to other persons who purchase in the community offering applying the same allocation described above for natural persons residing in the community.

     The term "resided" or "residing" as used herein shall mean any person who occupies a dwelling within Savings Bank of the Finger Lakes' community, has a present intent to remain within the community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community together with an indication that this presence within Savings Bank of the Finger Lakes' community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in Savings Bank of the Finger Lakes' community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. Savings Bank of the Finger Lakes may utilize deposit or loan records or other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, the determination shall be in the sole discretion of Savings Bank of the Finger Lakes.

     The community offering will terminate no more than 45 days following the expiration date, unless extended by Savings Bank of the Finger Lakes and Finger Lakes Bancorp with the approval of the Office of Thrift Supervision, if necessary. Savings Bank of the Finger Lakes and Finger Lakes Bancorp may determine to extend the subscription offering and/or the community offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint, or maximum of the offering range, and are not required to give subscribers notice of any such extension. Finger Lakes Bancorp will not execute orders until all shares of common stock have been subscribed for or otherwise sold. If 1,568,863 shares have not been subscribed for or sold within 45 days after the expiration date, unless this period is extended with the consent of the Office of Thrift Supervision, all funds delivered to Savings Bank of the Finger Lakes pursuant to the subscription offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45 day period following the expiration date is granted, Savings Bank of the Finger Lakes will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions. These extensions may not go beyond __________, 2002, which is two years after the special meeting of members of Finger Lakes Financial Corp., MHC to approve the conversion.

     The Board of Directors has the right to reject any order submitted in the offering by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.


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

Syndicated Community Offering

     If feasible, the Board of Directors may determine to offer all subscription shares not subscribed for in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as may be determined by Finger Lakes Bancorp, in a manner that will achieve the widest distribution of the common stock. However, Finger Lakes Bancorp retains the right to accept or reject in whole or in part any subscriptions in the syndicated community offering. In the syndicated community offering, any person together with any associate or group of persons acting in concert may purchase a number of subscription shares that when combined with exchange shares received by the person, together with any associate or group of persons acting in concert is equal to 106,127 shares at the maximum, subject to the overall maximum purchase limitations. The shares purchased by any person together with an associate or group of persons acting in concert in the community offering shall be counted toward meeting the overall purchase limitations. Provided that the subscription offering has commenced, Finger Lakes Bancorp may commence the syndicated community offering at any time after the mailing to the members of the proxy statement to be used in connection with the special meeting of members of Finger Lakes Financial Corp., MHC. The completion of the offer and sale of the subscription shares shall be conditioned upon the approval of the plan of conversion by the members. If the syndicated community offering is not sooner commenced pursuant to the provisions of the preceding sentence, the syndicated community offering will be commenced as soon as practicable following the date upon which the subscription and community offerings terminate.

     Alternatively, if a syndicated community offering is not held, Finger Lakes Bancorp shall have the right to sell any subscription shares remaining following the subscription and community offerings in an underwritten firm commitment public offering. The overall purchase limitations shall not be applicable to sales to underwriters for purposes of such an offering but shall be applicable to the sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the subscription price less an underwriting discount to be negotiated among the underwriters and Finger Lakes Bancorp, which will in no event exceed an amount deemed to be acceptable by the Office of Thrift Supervision.

     If for any reason a syndicated community offering or an underwritten firm commitment public offering of shares of subscription shares not sold in the subscription and community offerings cannot be effected, or in the event that any insignificant residue of shares of subscription shares is not sold in the subscription and community offerings or in the syndicated community or underwritten firm commitment public offering, other arrangements will be made for the disposition of unsubscribed shares by Finger Lakes Bancorp, if possible. The Office of Thrift Supervision must approve these other purchase arrangements.

Plan of Distribution and Selling Commissions

     Offering materials for the offering initially have been distributed by mail, with additional copies made available at Savings Bank of the Finger Lakes' office and by Friedman, Billings, Ramsey & Co., Inc. All prospective purchasers are to send payment along with a completed order form and certification form directly to Savings Bank of the Finger Lakes, where funds will be held in a segregated special escrow account and not released until the offering is completed or terminated.

     To assist in the marketing of the common stock, Savings Bank of the Finger Lakes has retained Friedman, Billings, Ramsey & Co., Inc., which are broker/dealers registered with the National Association of Securities Dealers, Inc. Friedman, Billings, Ramsey & Co., Inc. will assist Savings Bank of the Finger Lakes in the offering as follows:

     (1) act as the financial advisor to the Savings Bank of the Finger Lakes;

     (2) create marketing materials and formulate a marketing plan;

     (3) conduct training for all directors and employees concerning the reorganization and stock offerings; and

     (4) manage the stock center and staff it with Friedman, Billings, Ramsey & Co., Inc. personnel.


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

     For these services, Friedman, Billings, Ramsey & Co., Inc. and Investment Bank Services will receive a marketing fee of $215,000. Friedman, Billings, Ramsey & Co., Inc. will also be reimbursed for allocable expenses, including their attorney's fees of $25,000.

     Savings Bank of the Finger Lakes has made an advance payment to Friedman, Billings, Ramsey & Co., Inc. in the amount of $25,000. Savings Bank of the Finger Lakes will indemnify Friedman, Billings, Ramsey & Co., Inc. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

     Some Directors and executive officers of Finger Lakes Bancorp and Savings Bank of the Finger Lakes may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses, including, but not limited to, de minimis telephone and postage expenses, incurred in connection with the solicitation. Other regular, full-time employees of Savings Bank of the Finger Lakes may participate in the offering but only in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a potential purchaser, provided that the content of the employee's responses is limited to information contained in the prospectus or other offering documents, and no offers or sales may be made by tellers or at the teller counter. All sales activity will be conducted in a segregated or separately identifiable area of Savings Bank of the Finger Lakes's offices apart from the area accessible to the general public for the purpose of making deposits or withdrawals. Other questions of prospective purchasers will be directed to executive officers or registered representatives. These other employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. Finger Lakes Bancorp will rely on Rule 3a41 under the Securities Exchange Act of 1934, and sales of common stock will be conducted within the requirements of Rule 3a41, so as to permit officers, directors and employees to participate in the sale of common stock. No officer, director or employee of Finger Lakes Bancorp or Savings Bank of the Finger Lakes will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

Procedure for Purchasing Shares

     Expiration Date. The offering will terminate at ______.m., Eastern time, on ________, 2000, unless extended by Savings Bank of the Finger Lakes and Finger Lakes Bancorp, with the approval of the Office of Thrift Supervision, if required. This extension may be approved by Savings Bank of the Finger Lakes and Finger Lakes Bancorp, in their sole discretion, without further approval or additional notice to purchasers in the offering. Any extension of the offering beyond 45 days after the expiration date of the offering would require Office of Thrift Supervision approval and potential purchasers would be given the right to increase, decrease, or rescind their orders for common stock. If the minimum number of shares offered in the offering is not sold by the expiration date, Finger Lakes Bancorp may terminate the offering and promptly refund all orders for common stock. A reduction in the number of shares below the minimum of the offering range will not require the approval of Finger Lakes Financial Corp., MHC's members or Finger Lakes Financial's stockholders, or an amendment to the independent valuation. If the number of shares is reduced below the minimum of the offering range, purchasers will be given an opportunity to increase, decrease, or rescind their orders.

     To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c28 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to this date or hand delivered any later than two days prior to this date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c28. Order forms will be distributed only with a prospectus.


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

     Finger Lakes Bancorp reserves the right in its sole discretion to terminate the offering at any time and for any reason, in which case Finger Lakes Bancorp will cancel any withdrawal orders, and return all purchase orders, plus interest at Savings Bank of the Finger Lakes' current passbook rate from the date of receipt.

     Use of Order and Certification Forms. In order to purchase shares of the common stock, each purchaser must complete an order form and a certification form. Incomplete order forms, or order forms that are not accompanied by a signed certification form, will not be accepted. Finger Lakes Bancorp will not be required to accept orders submitted on photocopied or facsimilied stock order forms. Any person receiving an order form who desires to purchase shares of common stock must do so by delivering, by mail or in person, to Finger Lakes Bancorp a properly executed and completed order form and a certification form, together with full payment for the shares purchased. All order forms with properly executed certification forms must be received at the stock center or a branch of the Savings Bank of the Finger Lakes prior to _____.m, Eastern time on ____________, 2000. Once tendered, an order form cannot be modified or revoked without the consent of Finger Lakes Bancorp. Finger Lakes Bancorp reserves the absolute right, in its sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. Each person ordering shares is required to represent that he is purchasing shares for his own account and that he has no agreement or understanding with any person for the sale or transfer of the shares. The interpretation by Finger Lakes Bancorp of the terms and conditions of the plan of conversion and of the acceptability of the order forms and certification forms will be final.

     The order form includes a certification in which subscribers acknowledge that the common stock is not a deposit or savings account that is federally insured or otherwise guaranteed by Savings Bank of the Finger Lakes or the federal government and that the subscribers received a copy of this prospectus describing the nature of the common stock and the risks involved in an investment in the common stock, including the "Risk Factors" described in this prospectus. The certification is required by federal regulation and is intended to ensure that subscribers are aware of the Risk Factors before making an investment decision. However, signing the order form and certification will not result in investors waiving their rights under the Securities Act of 1933.

     Payment for Shares. Payment for all shares will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

     (1) cash, if delivered in person to a branch of Savings Bank of the Finger Lakes;

     (2) check, money order, certified or teller's check or bank draft made payable to Savings Bank of the Finger Lakes; or

     (3) authorization of withdrawal from savings accounts, including certificates of deposit, maintained with Savings Bank of the Finger Lakes.

     Appropriate means by which withdrawals may be authorized are provided in the order forms. Once a withdrawal amount has been authorized, a hold will be placed on these funds, making them unavailable to the depositor until the offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from deposit accounts, all funds authorized for withdrawal will continue to earn interest at the contract rate until the offering is completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate shall be cancelled at the time of withdrawal without penalty, and the remaining balance will earn interest at the passbook rate subsequent to the withdrawal. In the case of payments made by cash, check or money order, these funds will be placed in a segregated savings account and interest will be paid by Savings Bank of the Finger Lakes at the current passbook rate per annum from the date payment is received until the offering is completed or terminated. An executed order form, once received by Savings Bank of the Finger


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

Lakes, may not be modified, amended or rescinded without the consent of Savings Bank of the Finger Lakes, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease, or rescind their orders for a specified period of time.

     A depositor interested in using his or her individual retirement account funds to purchase common stock must do so through a self-directed individual retirement account. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Depositors interested in using funds in a Savings Bank of the Finger Lakes individual retirement account to purchase common stock should contact the stock center at Savings Bank of the Finger Lakes as soon as possible but no later than one week prior to the subscription deadline so that the necessary forms may be forwarded for execution and returned prior to the expiration date.

     The employee stock ownership plan will not be required to pay for shares purchased until consummation of the offering, provided that there is in force from the time the order is received a loan commitment from an unrelated financial institution or Finger Lakes Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase.

     Delivery of Stock Certificates. Certificates representing common stock issued in the offering and Savings Bank of the Finger Lakes checks representing interest paid on subscriptions made by cash, check, or money order will be mailed by Savings Bank of the Finger Lakes to the persons entitled thereto at the address noted on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. Any certificates returned as undeliverable will be held by Savings Bank of the Finger Lakes until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of stock which they ordered. Regulations prohibit Savings Bank of the Finger Lakes from lending funds or extending credit to any persons to purchase common stock in the offering.

     Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state "bluesky" registrations, or would violate regulations or policies of the National Association of Securities Dealers, Inc. particularly those regarding free riding and withholding. Savings Bank of the Finger Lakes and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of their purchase and may refuse to honor any purchase order if an opinion is not timely furnished.

Restrictions on Transfer of Subscription Rights and Shares

     Prior to the completion of the conversion, Office of Thrift Supervision conversion regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of Savings Bank of the Finger Lakes, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his account. Each person exercising subscription rights will be required to certify that he is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock prior to the completion of the conversion.

     Savings Bank of the Finger Lakes and Finger Lakes Bancorp will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve the transfer of subscription rights.


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

Limitations on Common Stock Purchases

     The plan of conversion includes the following limitations on the number of shares of common stock which may be purchased during the conversion:

     (1) No person may purchase less than 25 shares of common stock;

     (2) The tax-qualified employee stock benefit plans, including the employee stock ownership plan, may purchase in the aggregate up to 8% of the subscription shares issued in the offering, including shares issued in the event of an increase in the offering range of up to 15%. The employee stock ownership plan expects to subscribe for 8% of the shares sold, or 125,509 shares at the minimum of the offering range and 169,803 shares at the maximum of the offering range;

     (3) Except for the employee stock ownership plan, as described above, no other individual or entity and their associates, and groups of persons acting in concert, may purchase more than 5% of the shares offered in the offering. Finger Lakes Financial's stockholders will be subject to an additional limitation upon the number of shares he or she may purchase in the offering. As previously described, Finger Lakes Financial's stockholders will receive shares of Finger Lakes Bancorp common stock in exchange for their shares of Finger Lakes Financial. The number of shares purchased by a Finger Lakes Financial stockholder in the offering, when combined with the shares that he or she receives in exchange for Finger Lakes Financial common stock, may not exceed 5% of the shares outstanding at the completion of the offering. This limitation also applies to associates and groups of persons acting in concert. This limitation only limits the amount of stock that Finger Lakes Financial's stockholders may purchase; and

     (4) The maximum number of shares of common stock which may be purchased in all categories of the offering by officers and Directors of Savings Bank of the Finger Lakes and their associates in the aggregate, shall not exceed 25% of the subscription shares offered in the offering.

Depending upon market or financial conditions, the Board of Directors of Finger Lakes Bancorp, with the approval of the Office of Thrift Supervision and without further approval of members of Finger Lakes Financial Corp., MHC, may decrease or further increase the purchase limitations. Savings Bank of the Finger Lakes may need regulatory approval to increase the purchase limitations. If this amount is increased, subscribers for the maximum amount will be, and some other large subscribers who through their subscriptions evidence a desire to purchase the maximum allowable number of shares in the sole discretion of Savings Bank of the Finger Lakes may be, given the opportunity to increase their subscriptions up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares owned by subscribers who choose to increase their subscriptions. In addition, the Boards of Directors of Finger Lakes Bancorp and Savings Bank of the Finger Lakes may, in their sole discretion, increase the maximum purchase limitation referred to above up to 9.99%, provided that orders for shares exceeding 5% of the shares being offered shall not exceed, in the aggregate, 10% of the total offering. Requests to purchase additional shares under this provision will be determined by the respective Boards of Directors in their sole discretion.

     In the event of an increase in the total number of shares offered in the offering due to an increase in the offering range of up to 15%, the maximum number of shares that may be purchased as restricted by the purchase limitations shall not be increased proportionately, except for the employee stock ownership plan, and the additional shares sold will be allocated in the following order of priority in accordance with the plan of conversion:

     (1) to fill the employee stock ownership plan's subscription for 8% of the total number of shares sold;

     (2) in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

     (3) to fill unfulfilled subscriptions in the community offering with preference given first to Finger Lakes Financial stockholders and then to natural persons residing in Savings Bank of the Finger Lakes' community.

     The term "associate" of a person is defined to mean:

     (1) any corporation or organization, other than Finger Lakes Financial, Savings Bank of the Finger Lakes, or a majority owned subsidiary of Savings Bank of the Finger Lakes, of which the person is an officer, partner or 10% stockholder;

     (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity; provided, however, this term shall not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as director or in a similar fiduciary capacity; and

     (3) any relative or spouse of the persons, or any relative of the spouse, who either has the same home as the person or who is a Director or officer of Finger Lakes Financial, or Savings Bank of the Finger Lakes.

Directors are not treated as associates of each other solely because of their Board membership. For a further discussion of limitations on purchases of a converting institution's stock at the time of conversion and subsequent to conversion, see "Certain Restrictions on Purchase or Transfer of Shares after Conversion" and "Restrictions on Acquisition of Finger Lakes Bancorp."

Liquidation Rights

     In the unlikely event of a complete liquidation of Finger Lakes Financial prior to the conversion, all claims of creditors of Finger Lakes Financial, including those of depositors to the extent of their deposit balances, would be paid first. Thereafter, if there were any assets of Finger Lakes Financial remaining, these assets would be distributed to stockholders, including Finger Lakes Financial Corp., MHC. Were Finger Lakes Financial Corp., MHC and Finger Lakes Financial to liquidate prior to the conversion, all claims of creditors would be paid first. Then, if there were any assets of Finger Lakes Financial Corp., MHC remaining, members of Finger Lakes Financial Corp., MHC would receive these remaining assets, pro rata, based upon the deposit balances in their deposit account in Savings Bank of the Finger Lakes immediately prior to liquidation. In the unlikely event that Savings Bank of the Finger Lakes were to liquidate after conversion, all claims of creditors, including those of depositors, would also be paid first, followed by distribution of the "liquidation account" to certain depositors, with any assets remaining thereafter distributed to Finger Lakes Bancorp as the holder of Savings Bank of the Finger Lakes capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a postconversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

     The plan of conversion provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the greater of:

     (1) the sum of (a) Finger Lakes Financial Corp., MHC's ownership interest in the surplus and reserves of Finger Lakes Financial as of the date of its latest balance sheet contained in this prospectus, and (b) the restricted retained income account that reflects dividends waived by Finger Lakes Financial Corp., MHC; or

     (2) the retained earnings of Savings Bank of the Finger Lakes at the time that Savings Bank of the Finger Lakes reorganized into Finger Lakes Financial Corp., MHC in 1994.

The purpose of the liquidation account is to provide Eligible Account Holders and each Supplemental Eligible Account Holders who maintain their deposit accounts with Savings Bank of the Finger Lakes after the conversion with a distribution upon complete liquidation of Savings Bank of the Finger Lakes after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at Savings Bank of the Finger Lakes, would be entitled, on a complete liquidation of Savings Bank of the Finger Lakes after the conversion to an interest in the liquidation account prior to any payment to the stockholders of Finger Lakes Bancorp. Each Eligible Account Holder and each Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including regular accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Savings Bank of the Finger Lakes on December 31, 1998, or March 31, 2000, respectively. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each such deposit account based on the proportion that the balance of each such deposit account on December 31, 1998, or March 31, 2000, respectively, bore to the balance of all deposit accounts in Finger Lakes Financial on such dates.

     If, however, on any December 31 annual closing date, commencing after December 31, 2000, the amount in any such deposit account is less than the amount in the deposit account on December 31, 1998, or March 31, 2000, respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Finger Lakes Bancorp as the sole shareholder of Savings Bank of the Finger Lakes.

Tax Aspects

     The conversion will be effected as follows:

     (1) Savings Bank of the Finger Lakes will charter Finger Lakes Bancorp as a first tier Delaware chartered stock holding company;

     (2) Finger Lakes Bancorp will charter an interim federal association ("Interim Savings Bank");

     (3) Finger Lakes Financial Corp., MHC will exchange its charter for an interim stock savings association charter and simultaneous merger into Finger Lakes Financial in a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code;

     (4) Finger Lakes Financial will exchange its charter for a federal interim savings bank charter and


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

simultaneously merge into Savings Bank of the Finger Lakes with Finger Lakes Financial's shareholders constructively receiving shares of Savings Bank of the Finger Lakes;

     (5) a merger of the Interim Savings Bank into Savings Bank of the Finger Lakes with Savings Bank of the Finger Lakes stockholders (formerly stockholders of Finger Lakes Financial) exchanging their common stock for common stock of Finger Lakes Bancorp in a tax-free reorganization under Internal Revenue Code
Section 368(a)(1)(A) by reason of Internal Revenue Code Section 368(a)(2)(E).

Consummation of the conversion is expressly conditioned upon the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that indicates that the conversion will not be a taxable transaction to Finger Lakes Financial Corp., MHC, Finger Lakes Financial, Finger Lakes Bancorp, the Interim Savings Bank, Eligible Account Holders, Supplemental Eligible Account Holders, or members of Finger Lakes Financial Corp., MHC. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the IRS or the New York Division of Treasury, Department of Taxation and Finance and either agency could disagree with such opinions. In the event of such disagreement, there can be no assurance that the Company or the Bank would prevail in a judicial proceeding.

     Pursuant to Revenue Procedure 00-3, the Internal Revenue Service has stated that it will not rule on whether a transaction qualifies as a tax-free reorganization under Internal Revenue Code Section 368(a)(1)(A), including a transaction that qualifies under Internal Revenue Code Section 368(a)(1)(A) by reason of Internal Revenue Code Section 368(a)(2)(E), or whether the taxpayer qualifies under those sections for nonrecognition of income treatment but that it would rule on significant sub-issues that must be resolved to determine whether the transaction qualifies under the above sections. In several instances, the Internal Revenue Service has ruled favorably on certain significant sub-issues associated with downstream mergers of mutual holding companies into their less than 80 percent owned subsidiary savings associations in a second step conversion. In these cases, the Internal Revenue Service has ruled that:

     (1) the exchange of the member's equity interests in the mutual holding company for interests in a liquidation account established at the savings association will satisfy the continuity of interest requirement with respect to the merger of the mutual holding company into the savings association;

     (2) pursuant to the merger of an interim savings association into the savings association, the stock holding company will acquire "control," as defined in Internal Revenue Code Section 368(c), of the savings association as the interests in the liquidation account and the shares of savings association stock previously held by the mutual holding company will be disregarded; and

     (3) the continuity of interest requirement will not be violated by the exchange of stock holding company stock for savings association stock in the merger of an interim savings association into the savings association.

     In December 1994, the Internal Revenue Service issued Revenue Procedure 94-76 which states that the Internal Revenue Service will not issue private letter rulings with respect to downstream mergers of a corporation into a "less than 80 percent distributee", i.e., a corporation, such as Finger Lakes Financial, in which the merging corporation, i.e., Finger Lakes Financial Corp., MHC, possesses less than 80 percent of the total voting power of the stock of the corporation and less than 80 percent of the total value of the stock of the corporation. The Internal Revenue Service assumed this "no-rule" position to study whether these downstream mergers circumvent the purpose behind the repeal of General Utilities & Operating Co. v. Helvering, 296 U.S. 200 (1935). In Notice 96-6, the Internal Revenue Service indicated that it intended to close its study project on this issue, however, Rev. Proc. 96-22 made permanent the Internal Revenue Service decision not to issue advance rulings on these downstream mergers. Counsel to Finger Lakes Bancorp is of a view that the downstream merger to effect the conversion of Finger Lakes Financial Corp., MHC to stock form, where after consummation of the conversion,


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

Finger Lakes Bancorp holds 100% of the shares of Finger Lakes Financial and the untaxed appreciation of Finger Lakes Financial remains in corporate solution, is not the type of downstream merger that can be considered as circumventing the repeal of General Utilities.

     Prior to the effective date of the conversion, Finger Lakes Financial Corp., MHC and Finger Lakes Financial will receive an opinion of counsel, Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation, which will indicate that the federal income tax consequences of the conversion will be as follows:

     (1) The conversion of Finger Lakes Financial Corp., MHC from mutual to stock form will constitute a mere change in identity, form or place of reorganization within the meaning of Internal Revenue Code Section 368(a)(1)(F);

     (2) The merger of Finger Lakes Financial Corp., MHC with and into Finger Lakes Financial will qualify as a reorganization within the meaning of Internal Revenue Code Section 368(a)(1)(A);

     (3) The exchange of the members' equity interests in Finger Lakes Financial Corp., MHC for interests in a liquidation account established at Finger Lakes Financial will satisfy the continuity of interest requirement with respect to the merger of Finger Lakes Financial Corp., MHC into Finger Lakes Financial;

     (4) Finger Lakes Financial Corp., MHC will not recognize any gain or loss on the transfer of its assets to Finger Lakes Financial in exchange for a liquidation account in Finger Lakes Financial;

     (5) No gain or loss will be recognized by Finger Lakes Financial upon the receipt of the assets of Finger Lakes Financial Corp., MHC in exchange for a liquidation account in Finger Lakes Financial;

     (6) The basis of the assets of Finger Lakes Financial Corp., MHC, other than Finger Lakes Financial common stock, to be received by Finger Lakes Financial will be the same as the basis of those assets in the hands of Finger Lakes Financial Corp., MHC immediately prior to the transfer, the basis of Finger Lakes Financial common stock will be zero;

     (7) The holding period of the assets of Finger Lakes Financial Corp., MHC to be received by Finger Lakes Financial will include the holding period of those assets in the hands of Finger Lakes Financial Corp., MHC immediately prior to the transfer;

     (8) Finger Lakes Financial Corp., MHC members will recognize no gain or loss upon the receipt of an interest in the liquidation account in Finger Lakes Financial in exchange for their membership interest in Finger Lakes Financial Corp., MHC;

     (9) The conversion of the Finger Lakes Financial to a federally chartered interim stock savings association will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code.

     (10) The Mid-Tier Merger qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

     (11) The exchange of the members equity interest in the Finger Lakes Financial's liquidation account for interests in a Liquidation Account established at the Savings Bank of the Finger Lakes in the Mid-Tier Merger will satisfy the continuity of interest requirement of the income tax regulations.

     (12) The Finger Lakes Financial will not recognize any gain or loss on the transfer of its assets to the Savings Bank of the Finger Lakes in exchange for an interest in a Liquidation Account established in Savings


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Bank of the Finger Lakes for the benefit of those persons who remain depositors of Savings Bank of the Finger Lakes and Savings Bank of the Finger Lakes assumption of the Finger Lakes Financial 's liabilities, if any.

     (13) No gain or loss will be recognized by Savings Bank of the Finger Lakes upon the receipt of the assets of the Finger Lakes Financial in the Mid-Tier Merger.

     (14) The basis of the assets of the Finger Lakes Financial (other than stock in Savings Bank of the Finger Lakes) to be received by Savings Bank of the Finger Lakes will be the same as the basis of such assets in the hands of the Finger Lakes Financial immediately prior to the transfer.

     (15) The holding period of the assets of the Finger Lakes Financial (other than stock in Savings Bank of the Finger Lakes) to be received by Savings Bank of the Finger Lakes will include the holding period of those assets in the hands of the Finger Lakes Financial immediately prior to the transfer.

     (16) The merger of the Interim Savings Bank into Savings Bank of the Finger Lakes with Savings Bank of the Finger Lakes as the surviving institution ("Bank Merger") qualifies as a reorganization within the meaning of Internal Revenue Code Section 368(a)(1)(A), pursuant to Internal Revenue Code Section 368(a)(2)(E);

     (17) Persons who have an interest in the liquidation account established in Finger Lakes Financial (i.e., former members of Finger Lakes Financial Corp.,
MHC) will recognize no gain or loss upon the receipt of an interest in the Liquidation Account in Savings Bank of the Finger Lakes in exchange for their interest in Finger Lakes Financial liquidation account.

     (18) The exchange of shares of Finger lakes Bancorp common stock for common stock of Savings Bank of the Finger Lakes in the Bank Merger, following the Mid-Tier Merger will not violate the continuity of interest requirement of the income tax regulations.

     (19) Finger Lakes Financial shareholders will not recognize any gain or loss upon their constructive exchange of Finger Lakes Financial Common Stock for Savings Bank of the Finger Lakes Common Stock.

     (20) The Interim Savings Bank will not recognize any gain or loss on the transfer of its assets to Savings Bank of the Finger Lakes in exchange for Savings Bank of the Finger Lakes stock and the assumption by Savings Bank of the Finger Lakes of the liabilities, if any, of the Interim Savings Bank;

     (21) Savings Bank of the Finger Lakes will not recognize any gain or loss on the receipt of the assets of the Interim Savings Bank in exchange for Savings Bank of the Finger Lakes stock;

     (22) Savings Bank of the Finger Lakes's basis in the assets received from the Interim Savings Bank in the proposed transaction will, in each case, be the same as the basis of those assets in the hands of the Interim Savings Bank immediately prior to the transaction;

     (23) Finger Lakes Bancorp will not recognize any gain or loss upon its receipt of Savings Bank of the Finger Lakes stock solely in exchange for Finger Lakes Bancorp stock;

     (24) Savings Bank of the Finger Lakes's holding period for the assets received from the Interim Savings Bank in the proposed transaction will, in each instance, include the period during which those assets were held by the Interim Savings Bank;

     (25) Savings Bank of the Finger Lakes stockholders will not recognize any gain or loss upon their exchange of Savings Bank of the Finger Lakes stock solely for shares of Finger Lakes Bancorp common stock;


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

     (26) Cash received in the merger of the Interim Savings Bank into Savings Bank of the Finger Lakes by a Savings Bank of the Finger Lakes stockholder in lieu of a fractional share interest of Finger Lakes Bancorp common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Savings Bank of the Finger Lakes common stock which the stockholders would otherwise be entitled to receive, and will qualify as capital gain or loss, assuming Savings Bank of the Finger Lakes common stock surrendered in exchange therefor was held as a capital asset by the stockholder;

     (27) Each Savings Bank of the Finger Lakes stockholder's aggregate basis in his or her Finger Lakes Bancorp common stock received in the exchange, including fractional shares which Savings Bank of the Finger Lakes stockholder's otherwise would be entitled to receive, will be the same as the basis of Savings Bank of the Finger Lakes common stock surrendered in exchange therefor;

     (28) Each Savings Bank of the Finger Lakes stockholder's holding period in his or her Finger Lakes Bancorp common stock received in the exchange, including fractional shares which Savings Bank of the Finger Lakes stockholder's otherwise would be entitled to receive, will include the period during which Savings Bank of the Finger Lakes common stock surrendered was held, provided that Savings Bank of the Finger Lakes common stock surrendered is a capital asset in the hands of Savings Bank of the Finger Lakes stockholder on the date of the exchange;

     (29) Finger Lakes Bancorp's basis in Savings Bank of the Finger Lakes common stock which it receives would be the same as the basis of the property exchanged for the Savings Bank of the Finger Lakes common stock;

     (30) No gain or loss will be recognized by Finger Lakes Bancorp on the receipt of money in exchange for Finger Lakes Bancorp common stock in the offering; and

     (31) The Eligible Account Holders and Supplemental Eligible Account Holders will recognize gain, if any, upon issuance to them of nontransferable subscription rights to purchase Finger Lakes Bancorp common stock, but only to the extent of the value, if any, of the subscription rights.

     In the view of FinPro, which view is not binding on the Internal Revenue Service, the subscription rights do not have any value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the Subscription Price for the unsubscribed shares of common stock. If the subscription rights granted to Eligible Account Holders and Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders and Supplemental Eligible Account Holders who exercise the subscription rights in an amount equal to the value and Finger Lakes Financial could recognize gain on a distribution. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

     Unlike private rulings, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of Finger Lakes Financial Corp., MHC and/or the members of Finger Lakes Financial Corp., MHC, Finger Lakes Financial, the public stockholders of Finger Lakes Financial, and/or the Eligible Account Holders and Supplemental Eligible Account Holders who exercise their subscription rights. In the event of a disagreement, there can be no assurance that the Internal Revenue Service would not prevail in a judicial or administrative proceeding.


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

     The form of this opinion has been filed with the Securities and Exchange Commission as an exhibit to Finger Lakes Bancorp's registration statement. An opinion on the New York state income tax consequences which will be consistent with the federal tax opinion will be issued prior to the conversion by KPMG LLP, tax advisors to Finger Lakes Financial Corp., MHC and Finger Lakes Financial.

Certain Restrictions on Purchase or Transfer of Shares after Conversion

     All Subscription Shares purchased in the offering by a Director or an executive officer of Savings Bank of the Finger Lakes generally may not be sold for a period of one year following the conversion, except in the event of the death of the Director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The Directors and executive officers of Savings Bank of the Finger Lakes will also be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934.

     Purchases of outstanding shares of common stock of Finger Lakes Bancorp by Directors, executive officers, or any person who was an executive officer after adoption of the plan of conversion, and their associates during the three-year period following the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of Finger Lakes Bancorp's outstanding common stock or to the purchase of stock pursuant to a stock option plan or any tax qualified employee stock benefit plan or nontax qualified employee stock benefit plan of Savings Bank of the Finger Lakes or Finger Lakes Bancorp, including any employee plans, recognition plans or restricted stock plans.

     Office of Thrift Supervision regulations applicable to Finger Lakes Bancorp as a result of the conversion prohibit Finger Lakes Bancorp from repurchasing shares of its common stock for three years, except for an offer to all stockholders on a pro rata basis, or the repurchase of qualifying shares of a Director. Notwithstanding the foregoing and except as provided below, beginning one year following completion of the conversion, Finger Lakes Bancorp may repurchase its common stock so long as:

     (1) the repurchases within the following two years are part of an open-market program not involving greater than 5% of its outstanding capital stock during a twelve-month period;

     (2) the repurchases do not cause Savings Bank of the Finger Lakes to become "undercapitalized" within the meaning of the Office of Thrift Supervision prompt corrective action regulation; and

     (3) Finger Lakes Bancorp provides to the Regional Director of the Office of Thrift Supervision no later than ten days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. See "Regulation--Prompt Corrective Regulatory Action."

In addition, under current Office of Thrift Supervision policies, repurchases may be allowed in the first year following the conversion and in amounts greater than 5% in the second and third years following the conversion provided there are valid and compelling business reasons for such repurchases and the Office of Thrift Supervision does not object to such repurchases.


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                       COMPARISON OF STOCKHOLDERS' RIGHTS

     General. As a result of the conversion, holders of Finger Lakes Financial common stock will become stockholders of Finger Lakes Bancorp, a Delaware corporation. There are certain differences in stockholder rights arising from distinctions between Finger Lakes Financial's federal stock charter and bylaws and Finger Lakes Bancorp's certificate of incorporation and bylaws and from distinctions between laws applicable to federally- chartered savings institutions and laws applicable to Delaware corporations.

     The discussion herein is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. The discussion herein is qualified in its entirety by reference to the certificate of incorporation and bylaws of Finger Lakes Bancorp and the Delaware General Corporate Law. See "Additional Information" for procedures for obtaining a copy of Finger Lakes Bancorp' certificate of incorporation and bylaws.

     Authorized Capital Stock. Finger Lakes Bancorp's authorized capital stock consists of 5,000,0000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. Finger Lakes Financial's authorized capital stock consists of __________ shares of Finger Lakes Financial common stock and __________ shares of preferred stock, par value $1.00 per share. The shares of Finger Lakes Bancorp common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide Finger Lakes Bancorp' Board of Directors with flexibility to effect, among other transactions, financing, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of Finger Lakes Bancorp. The Board of Directors of Finger Lakes Bancorp also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. Finger Lakes Bancorp's Board currently has no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to stock benefit plans.

     Issuance of Capital Stock. Pursuant to applicable laws and regulations, Finger Lakes Financial Corp., MHC is required to own not less than a majority of the outstanding Finger Lakes Financial common stock. There will be no such restriction applicable to Finger Lakes Bancorp following consummation of the conversion.

     Finger Lakes Bancorp's certificate of incorporation does not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons of Finger Lakes Bancorp, whereas Finger Lakes Financial's federal stock charter restricts such issuance to general public offerings, or if qualifying shares, to directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal stockholders' meeting. Thus, stock related compensation plans, such as stock option plans, could be adopted by Finger Lakes Bancorp without stockholder approval and shares of Finger Lakes Bancorp capital stock could be issued directly to directors or officers without stockholder approval. The bylaws of the National Association of Securities Dealers, Inc., however, generally require corporations with securities which are quoted on the Nasdaq National Market System to obtain stockholder approval of most stock compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, stockholder approval of stock related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations.


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

     Voting Rights. Neither Finger Lakes Financial's federal stock charter or bylaws nor Finger Lakes Bancorp's certificate of incorporation or bylaws currently provide for cumulative voting in elections of directors. For additional information regarding voting rights, see "--Limitations on Acquisitions of Voting Stock and Voting Rights" below.

     Payment of Dividends. The ability of Finger Lakes Financial to pay dividends on its capital stock is restricted by Office of Thrift Supervision regulations and by federal income tax considerations related to savings institutions such as Finger Lakes Financial. See "Regulation--Limitation on Capital Distributions." Although Finger Lakes Bancorp is not subject to these restrictions as a Delaware corporation, such restrictions will indirectly affect Finger Lakes Bancorp because dividends from Savings Bank of the Finger Lakes will be a primary source of funds of Finger Lakes Bancorp for the payment of dividends to stockholders of Finger Lakes Bancorp.

     Certain restrictions generally imposed on Delaware corporations may also have an impact on Finger Lakes Bancorp's ability to pay dividends. Delaware law generally provides that Finger Lakes Bancorp is limited to paying dividends in an amount equal to the excess of its net assets (total assets minus total liabilities) over its statutory capital or, if no such excess exists, equal to its net profits for the current year and/or the immediately preceding fiscal year.

     Board of Directors. Finger Lakes Financial's federal stock charter and bylaws and Finger Lakes Bancorp's certificate of incorporation and bylaws each require the Board of Directors of Finger Lakes Financial and Finger Lakes Bancorp to be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

     Under Finger Lakes Financial's bylaws, any vacancies in the Board of Directors of Finger Lakes Financial may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. Persons elected by the directors of Finger Lakes Financial to fill vacancies may only serve until the next annual meeting of stockholders. Under Finger Lakes Bancorp's certificate of incorporation, any vacancy occurring in the Board of Directors of Finger Lakes Bancorp, including any vacancy created by reason of an increase in the number of directors, may be filled by the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

     Under Finger Lakes Financial's bylaws, any director may be removed for cause by the holders of a majority of the outstanding voting shares. Finger Lakes Bancorp's certificate of incorporation provides that any director may be removed for cause by the holders of at least 80% of the outstanding voting shares of Finger Lakes Bancorp.

     Limitations on Liability. Finger Lakes Bancorp's certificate of incorporation provides that the directors of Finger Lakes Bancorp shall not be personally liable for monetary damages to Finger Lakes Bancorp for certain actions as directors, except for liabilities that involve intentional misconduct or a knowing violation of law by the director, the authorization or illegal distributions or receipt of an improper personal benefit from their positions as directors. This provision might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefitted Finger Lakes Bancorp.

     Currently, federal law does not permit federally-chartered companies such as Finger Lakes Financial to limit the personal liability of directors in the manner provided by the Delaware law and the laws of many other states.


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

     Indemnification of Directors, Officers, Employees and Agents. Finger Lakes Financial's federal stock charter and bylaws do not contain any provision relating to indemnification of directors and officers of Finger Lakes Financial. Under current Office of Thrift Supervision regulations, however, Finger Lakes Financial shall indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving any such person's activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determine that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of Finger Lakes Financial or its stockholders. Finger Lakes Financial also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Finger Lakes Financial is required to notify the Office of Thrift Supervision of its intention and such payment cannot be made if the Office of Thrift Supervision objects thereto.

     The officers, directors, agents and employees of Finger Lakes Bancorp are indemnified with respect to certain actions pursuant to Finger Lakes Bancorp's certificate of incorporation, which complies with Delaware law regarding indemnification. Delaware law allows Finger Lakes Bancorp to indemnify the aforementioned persons for expenses, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was an agent of Finger Lakes Bancorp. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.

     Special Meetings of Stockholders. Finger Lakes Bancorp's certificate of incorporation provides that special meetings of the stockholders of Finger Lakes Bancorp may be called only by the board of directors. Finger Lakes Financial's federal stock charter provides that special meetings of Finger Lakes Financial's stockholders may be called by the Chairman, President, a majority of the Board of Directors or the holders of not less than a majority of the outstanding capital stock of Finger Lakes Financial entitled to vote at the meeting.

     Stockholder Nominations and Proposals. Finger Lakes Financial's bylaws generally provide that stockholders may submit nominations for election of director at an annual meeting of stockholders and any new business to be taken up at such a meeting by filing such in writing with Finger Lakes Financial at least thirty days before the date of any such meeting.

     Finger Lakes Bancorp's bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Finger Lakes Bancorp at least 90 days in advance of the meeting, together with certain information relating to the nomination or new business. However, if less than 100 days notice or prior disclosure of the date of the meeting is given, stockholders must submit such written notice no later than the tenth day following the date on which notice of the meeting is mailed to stockholders or such public disclosure was made. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting. Management believes that it is in the best interests of Finger Lakes Bancorp and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

     Stockholder Action Without a Meeting. The bylaws of Finger Lakes Financial provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. Finger Lakes Bancorp's certificate of incorporation specifically denies the authority of stockholders to act without a meeting.

     Stockholder's Right to Examine Books and Records. A federal regulation which is applicable to Finger Lakes Financial provides that stockholders may inspect and copy specified books and records of a federally- chartered savings institution after proper written notice for a proper purpose. Delaware law similarly provides that a stockholder may inspect books and records upon written demand stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

     Limitations on Acquisitions of Voting Stock and Voting Rights. Finger Lakes Bancorp's certificate of incorporation provides that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock be entitled or permitted to any vote in respect of the shares held in excess of such limit.

     Mergers, Consolidations and Sales of Assets. A federal regulation requires the approval of two-thirds of the Board of Directors of Finger Lakes Financial and the holders of two-thirds of the outstanding stock of Finger Lakes Financial entitled to vote thereon for mergers, consolidations and sales of all or substantially all of Finger Lakes Financial's assets. Such regulation permits Finger Lakes Financial to merge with another corporation without obtaining the approval of its stockholders if:

     (1) it does not involve an interim savings institution;

     (2) Finger Lakes Financial's federal stock charter is not changed;

     (3) each share of Finger Lakes Financial's stock outstanding immediately prior to the effective date of the transaction is to be an identical outstanding share or a treasury share of Finger Lakes Financial after such effective date; and

     (4) either:

          (a) no shares of voting stock of Finger Lakes Financial and no securities convertible into such stock are to be issued or delivered under the plan of combination or

          (b) the authorized unissued shares or the treasury shares of voting stock of Finger Lakes Financial to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Finger Lakes Financial outstanding immediately prior to the effective date of the transaction.

     Finger Lakes Bancorp's certificate of incorporation requires the approval of the holders of at least 80% of Finger Lakes Bancorp's outstanding shares of voting stock to approve certain "Business Combinations" involving an "Interested Stockholder" except in cases where the proposed transaction has been approved in advance by two- thirds of those members of Finger Lakes Bancorp's Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder. The term "Interested Stockholder" is defined to include any individual, corporation, partnership or other entity, other than Finger Lakes Bancorp or its subsidiary, which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of Finger Lakes Bancorp or an affiliate of such person or entity. This provision of the certificate of incorporation applies to any "Business Combination," which is defined to include, among other things:

     (1) any merger or consolidation of Finger Lakes Bancorp with or into any Interested Stockholder;

     (2) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of Finger Lakes Bancorp and its subsidiaries to an Interested Stockholder;

     (3) the issuance or transfer of any securities of Finger Lakes Bancorp or a subsidiary of Finger Lakes Bancorp to an Interested Stockholder having a value exceeding 25% of the combined fair market value of the outstanding sections of Finger Lakes Bancorp; or

     (4) any reclassification of common stock of Finger Lakes Bancorp or any recapitalization involving the common stock of Finger Lakes Bancorp.

     Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of Finger Lakes Bancorp and any other affected class of stock. One exception under Delaware law to the majority approval requirement applies to stockholders owning 15% or more of the common stock of a corporation for a period of less than three years. Such 15% stockholder, in order to obtain approval of a business combination, must obtain the approval of two- thirds of the outstanding stock, excluding the stock owned by such 15% stockholder, or satisfy other requirements under Delaware law relating to board of director approval of his or her acquisition of the shares of Finger Lakes Bancorp. The increased stockholder vote required to approve a business combination may have the effect of foreclosing mergers and other business combinations which a majority of stockholders deem desirable and placing the power to prevent such a merger or combination in the hands of a minority of stockholders.

     Finger Lakes Bancorp's certificate of incorporation requires the Finger Lakes Bancorp's Board of Directors to consider certain factors in addition to the amount of consideration to be paid when evaluating certain business combinations or a tender or exchange offer. These additional factors include the social and economic effects of the transaction on its customers and employees and the communities served by Finger Lakes Bancorp.

     Dissenters' Rights of Appraisal. Office of Thrift Supervision regulations generally provide that a stockholder of a federally-chartered savings institution that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. This regulation also provides, however, that the stockholders of a federally-chartered savings institution with stock which is listed on a national securities exchange or quoted on The Nasdaq Stock Market are not entitled to dissenters' rights in connection with a merger involving such savings institution if the stockholder is required to accept only "qualified consideration" for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq Stock Market or any combination of such shares of stock and cash.

     Under Delaware law, shareholders of Finger Lakes Bancorp generally will not have dissenters' appraisal rights in connection with a plan of merger or consolidation to which Finger Lakes Bancorp is a party because the common stock is expected to be listed on The Nasdaq National System.

     Amendment of Governing Instruments. No amendment of Finger Lakes Financial's federal stock charter may be made unless it is first proposed by the Board of Directors of Finger Lakes Financial, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Finger Lakes Bancorp' certificate of incorporation may be amended by the vote of the holders of a majority of the outstanding shares of Finger Lakes Bancorp common stock, except that the provisions of the certificate of incorporation governing the calling of meeting of stockholders, stockholders' nominations and proposals, authorized capital stock, denial of preemptive rights, the number and staggered terms of directors, removal of directors, approval of certain business combinations, the evaluation of certain business combinations, elimination of directors' liability, indemnification of officers and directors, and the manner of amending the certificate of incorporation and bylaws, each may not be repealed, altered, amended or rescinded except by the vote of the holders of at least 80% of the outstanding shares of Finger Lakes Bancorp. This provision is intended to prevent the holders of a lesser percentage of the outstanding stock of Finger Lakes Bancorp from circumventing any of the foregoing provisions by amending the certificate of incorporation to delete or modify one of such provisions.

     The bylaws of Finger Lakes Financial may be amended by a majority vote of the full Board of Directors of Finger Lakes Financial or by a majority vote of the votes cast by the stockholders of Finger Lakes Financial at any legal meeting. Finger Lakes Bancorp's bylaws may only be amended by a two-thirds vote of the Board of Directors of Finger Lakes Bancorp or by the holders of at least 80% of the outstanding stock of Finger Lakes Bancorp.

     Purpose and Takeover Defensive Effects of Finger Lakes Bancorp's Certificate of Incorporation and Bylaws. The Board of Directors of Finger Lakes Financial believes that the provisions described above are prudent and will reduce Finger Lakes Bancorp vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist Finger Lakes Financial in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. The Board of Directors believes these provisions are in the best interest of Finger Lakes Financial, Finger Lakes Bancorp and its stockholders. In the judgment of the Board of Directors, Finger Lakes Bancorp's Board will be in the best position to determine the true value of Finger Lakes Bancorp and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of Finger Lakes Bancorp and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of Finger Lakes Bancorp and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Finger Lakes Bancorp and that is in the best interest of all stockholders.

     Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Finger Lakes Bancorp for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Finger Lakes Bancorp's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive Finger Lakes Bancorp's remaining stockholders of benefits of certain protective provisions of the Securities Exchange Act of 1934, if the number of beneficial owners became less than 300, thereby allowing for deregistration under the Securities Exchange Act of 1934.

     Despite the belief of Finger Lakes Financial and Finger Lakes Bancorp as to the benefits to stockholders of these provisions of Finger Lakes Bancorp's certificate of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by Finger Lakes Bancorp's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of Finger Lakes Bancorp's Board of Directors and of management more difficult. The Board of Directors of Finger Lakes Financial and Finger Lakes Bancorp, however, have concluded that the potential benefits outweigh the possible disadvantages.

     Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, Finger Lakes Bancorp may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of its equity securities that would be permitted for a Delaware business corporation.

     The cumulative effect of the restriction on acquisition of Finger Lakes Bancorp contained in the certificate of incorporation and bylaws of Finger Lakes Bancorp and in federal and Delaware law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of Finger Lakes Bancorp may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

               RESTRICTIONS ON ACQUISITION OF FINGER LAKES BANCORP

     The following discussion is a summary of certain provisions of federal law and regulations and Delaware corporate law relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations.

Conversion Regulations

     Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution or its holding company, for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than __% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association or its holding company, or an underwriter or member of a selling group acting on the converting institution's, or its holding company's, behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than __% of the outstanding shares or voting rights of a converting or converted institution or its holding company.

     As permitted by Office of Thrift Supervision regulations, Savings Bank of the Finger Lakes' charter contains a provision whereby the acquisition or offer to acquire ownership of more than 10% of the issued and outstanding shares of any class of equity securities of the Savings Bank of the Finger Lakes by any person, either directly or through an affiliate of such person, will be prohibited for a period of five years following the date of consummation of the conversion. Any stock in excess of 10% acquired in violation of the charter provision will not be counted as outstanding for voting purposes.

Change of Control Regulations

     Under the Change in Bank Control Act, no person may acquire control of an insured federal savings association or its parent holding company unless the Office of Thrift Supervision has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings association without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the Office of Thrift Supervision.

     Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than ___% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than ____% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding ___% or more of any class of a savings association's stock must file with the Office of Thrift Supervision a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group"acting in concert" exists, including presumed action in concert among members of an "immediate family."

     The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:

     (1) the acquisition would result in a monopoly or substantially lessen competition;

     (2) the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

     (3) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

              DESCRIPTION OF CAPITAL STOCK OF FINGER LAKES BANCORP

General

     At the effective date, Finger Lakes Bancorp will be authorized to issue 5,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock. Finger Lakes Bancorp currently expects to issue in the conversion up to 2,440,945, subject to adjustment, shares of common stock in the offering, and up to 1,205,188 shares, subject to adjustment, in exchange for the publicly held shares of Finger Lakes Financial. Finger Lakes Bancorp does not intend to issue shares of preferred stock in the conversion. Each share of Finger Lakes Bancorp common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the Subscription Price for the common stock, in accordance with the plan of conversion, all of the common stock will be duly authorized, fully paid and nonassessable.

     The common stock of Finger Lakes Bancorp will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

     Dividends. Finger Lakes Bancorp can pay dividends out of statutory surplus or from net profits if, as and when declared by its Board of Directors. The payment of dividends by Finger Lakes Bancorp is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of Finger Lakes Bancorp will be entitled to receive and share equally in dividends as may be declared by the Board of Directors of Finger Lakes Bancorp out of funds legally available therefor. If Finger Lakes Bancorp issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. Upon the conversion, the holders of common stock of Finger Lakes Bancorp will possess exclusive voting rights in Finger Lakes Bancorp. They will elect Finger Lakes Bancorp's Board of Directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of Directors. If Finger Lakes Bancorp issues preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote.

     As a federal stock savings association, corporate powers and control of Savings Bank of the Finger Lakes are vested in its Board of Directors, who elect the officers of Savings Bank of the Finger Lakes and who fill any vacancies on the Board of Directors as it exists upon the conversion. Voting rights of Savings Bank of the Finger Lakes are vested exclusively in the owners of the shares of capital stock of Savings Bank of the Finger Lakes, which will be Finger Lakes Bancorp, and voted at the direction of Finger Lakes Bancorp's Board of Directors. Consequently, the holders of the common stock will not have direct control of Savings Bank of the Finger Lakes.

     Liquidation. In the event of any liquidation, dissolution or winding up of Finger Lakes Financial, Finger Lakes Bancorp, as holder of Savings Bank of the Finger Lakes's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of Savings Bank of the Finger Lakes, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders, all assets of Savings Bank of the Finger Lakes available for distribution. In the event of liquidation, dissolution or winding up of Finger Lakes Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Finger Lakes Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of the common stock of Finger Lakes Bancorp will not be entitled to preemptive rights with respect to any shares which may be issued. The common stock is not subject to redemption.

Preferred Stock

     None of the shares of Finger Lakes Bancorp's authorized preferred stock will be issued in the conversion. Preferred stock may be issued with preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                                 TRANSFER AGENT

     The transfer agent and registrar for Finger Lakes Bancorp common stock is American Stock Transfer and Trust, New York, New York.

                                     EXPERTS

     The consolidated financial statements of Finger Lakes Financial Corp. and Subsidiary as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 included in this prospectus have been audited by KPMG LLP, independent auditors and in reliance upon their report appearing elsewhere herein in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     FinPro has consented to the publication herein of the summary of its report to Finger Lakes Financial setting forth its opinion as to the estimated pro forma market value of the common stock upon stock offering and its letter with respect to subscription rights.

                                  LEGAL MATTERS

     The legality of the common stock will be passed upon for Finger Lakes Bancorp by Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., special counsel to Finger Lakes Bancorp and Finger Lakes Financial. Certain legal matters will be passed upon for Friedman, Billings, Ramsey & Co., Inc. by Nixon & Peabody, LLP, Washington, D.C.

                             ADDITIONAL INFORMATION

     Finger Lakes Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Finger Lakes Bancorp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

     Finger Lakes Financial Corp., MHC has filed an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the application. The Application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Northeast Regional Office of the Office of Thrift Supervision, 10 Exchange Place, Jersey City, New Jersey, 07302.

     In connection with the stock offering, Finger Lakes Bancorp will register its common stock with the SEC under Section 12 of the Securities Exchange Act of 1934, and, upon such registration, Finger Lakes Bancorp and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the stock issuance plan, Finger Lakes Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the stock offering.

                          Finger Lakes Financial Corp.
                                 and Subsidiary
                        Consolidated Financial Statements

                                    Contents

Independent Auditors' Report                                                F-2

Consolidated Statement of Financial Condition                               F-3
(as of December 31, 1999 and 1998)

Consolidated Statements of Income                                           F-4
(for the years ended December 31, 1999, 1998 and 1997)

Consolidated Statements of Stockholders' Equity                             F-5
and Comprehensive Income (loss)
(for the years ended December 31, 1999, 1998 and 1997)


Consolidated Statements of Cash Flows                                       F-6
(for the years ended December 31, 1999, 1998 and 1997)

Notes to Consolidated Financial Statements                                  F-8

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Finger Lakes Financial Corp.:


We have audited the accompanying consolidated statements of financial condition of Finger Lakes Financial Corp. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Finger Lakes Financial Corp. and subsidiary at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.



                                                         /s/KPMG LLP


Rochester, New York
January 24, 2000, except for note 1
which is as of January 31, 2000

                          FINGER LAKES FINANCIAL CORP.

                 Consolidated Statements of Financial Condition

                           December 31, 1999 and 1998

                              Assets                                1999                     1998
                                                               -------------            -------------
Cash and cash equivalents                                      $   6,094,962                4,374,734
Securities available for sale, at fair value                     118,750,207              115,332,807
Securities held to maturity, fair value of $1,567,273
   in 1999 and $4,662,530 in 1998                                  1,592,795                4,639,772

Loans                                                            160,203,637              146,311,360
     Less allowance for loan losses                                1,349,477                1,175,758
                                                               -------------            -------------

             Net loans                                           158,854,160              145,135,602

Accrued interest receivable                                        2,180,211                1,907,702
Federal Home Loan Bank stock, at cost                              3,523,000                2,940,800
Premises and equipment, net                                        4,149,400                4,555,914
Other assets                                                       6,096,471                3,488,735
                                                               -------------            -------------
             Total assets                                      $ 301,241,206              282,376,066
                                                               =============            =============

     Liabilities and Stockholders' Equity

Liabilities:
     Deposits $                                                  208,132,284              202,433,971
     Advances from Federal Home Loan Bank                         69,959,730               54,815,261
     Other liabilities                                             3,770,292                3,163,238
                                                               -------------            -------------

             Total liabilities                                   281,862,306              260,412,470
                                                               -------------            -------------

Commitments and contingencies (notes 12 and 13)

Stockholders' equity:
     Preferred stock, 10,000,000 shares authorized; none
        issued and outstanding                                            --                       --
     Common stock, $.01 par value; 20,000,000 shares
        authorized; 3,570,000 shares issued and outstanding           35,700                   35,700
     Additional paid-in capital                                    4,786,957                4,749,256
     Retained earnings                                            18,261,689               17,239,959
     Accumulated other comprehensive income (loss)                (3,524,843)                 155,405
     Unallocated shares of ESOP                                     (180,603)                (216,724)
                                                               -------------            -------------

             Total stockholders' equity                           19,378,900               21,963,596
                                                               -------------            -------------

             Total liabilities and stockholders' equity        $ 301,241,206              282,376,066
                                                               =============            =============


See accompanying notes to consolidated financial statements.

                          FINGER LAKES FINANCIAL CORP.

                        Consolidated Statements of Income

              For the Years Ended December 31, 1999, 1998 and 1997

                                                                   1999                  1998                  1997
                                                               -----------           -----------           -----------
Interest income:
     Loans                                                     $12,137,138            10,821,304             8,587,760
     Securities                                                  8,173,120             7,810,063             7,204,518
     Federal funds sold and other
        short-term investments                                       6,187                14,085                47,503
                                                               -----------           -----------           -----------
                 Total interest income                          20,316,445            18,645,452            15,839,781
                                                               -----------           -----------           -----------

Interest expense:
     Deposits                                                    8,660,307             8,678,198             7,738,344
     Borrowings                                                  3,360,357             2,523,136             1,458,051
                                                               -----------           -----------           -----------
                 Total interest expense                         12,020,664            11,201,334             9,196,395
                                                               -----------           -----------           -----------

             Net interest income                                 8,295,781             7,444,118             6,643,386

Provision for loan losses                                          200,000               240,000               120,000
                                                               -----------           -----------           -----------
             Net interest income after
                 provision for loan losses                       8,095,781             7,204,118             6,523,386
                                                               -----------           -----------           -----------

Noninterest income:
     Service charges                                             1,026,636               803,134               507,537
     Net gain on sales of loans                                    224,351               276,612                26,695
     Net gain on sales of securities                                77,137               106,231               142,160
     Other                                                              --                15,722                44,963
                                                               -----------           -----------           -----------

                 Total noninterest income                        1,328,124             1,201,699               721,355
                                                               -----------           -----------           -----------

Noninterest expenses:
     Salaries and employee benefits                              3,591,839             3,322,895             2,868,536
     Office occupancy and equipment                              1,387,261             1,209,563               859,561
     Provision for environmental remediation
       of real estate owned                                         90,000               620,000               150,400
     Deposit insurance premiums                                    119,947               112,400               100,524
     Professional fees                                             347,007               342,144
                                                                                                               315,430
     Marketing and advertising                                     247,907               264,185               243,049
     Data processing                                               158,934               119,188               176,032
     Real estate owned                                              72,150                 8,650                53,651
     Other                                                       1,243,493             1,214,198             1,068,445
                                                               -----------           -----------           -----------

                 Total noninterest expense                       7,258,538             7,213,223             5,835,628
                                                               -----------           -----------           -----------
             Income before income tax
                 expense                                         2,165,367             1,192,594             1,409,113

Income tax expense                                                 860,426               468,565               561,616
                                                               -----------           -----------           -----------

             Net income                                        $ 1,304,941               724,029               847,497
                                                               ===========           ===========           ===========
             Net income per common share:
                 Basic                                         $      0.37                  0.20                  0.24
                                                               ===========           ===========           ===========
                 Diluted                                       $      0.36                  0.20                  0.24
                                                               ===========           ===========           ===========

See accompanying notes to consolidated financial statements.

                          FINGER LAKES FINANCIAL CORP.

 Consolidated Statements of Stockholders' Equity and Comprehensive Income (Loss)

              For the Years Ended December 31, 1999, 1998 and 1997

                                                                                                          Unallo-
                                                                                          Accumulated      cated
                                                              Additional                    other          shares
                                                 Common        paid-in       Retained    comprehensive       of
                                                  stock        capital       earnings     income(loss)      ESOP           Total
                                               -----------   -----------   -----------    ------------   -----------    -----------
Balance, December 31, 1996                     $    17,850     4,594,554    16,193,706       (135,561)      (320,270)    20,350,279

Comprehensive income:
   Net income                                           --            --       847,497             --             --        847,497
   Unrealized gain on securities
     available for sale, net of taxes                   --            --            --        568,573             --        568,573
                                               -----------   -----------   -----------    -----------    -----------    -----------

   Total comprehensive income                           --            --       847,497        568,573             --      1,416,070
                                               -----------   -----------   -----------    -----------    -----------    -----------

Allocation of shares under ESOP                         --        81,332            --             --         67,426        148,758

Cash dividends declared,
  $0.20 per share                                       --            --      (236,010)            --             --       (236,010)
Two-for-one stock split                             17,850            --       (17,850)            --             --             --
                                               -----------   -----------   -----------    -----------    -----------    -----------

Balance, December 31, 1997                          35,700     4,675,886    16,787,342        433,012       (252,844)    21,679,096

Comprehensive income:
   Net income                                           --            --       724,029             --             --        724,029
   Unrealized loss on securities
     available for sale, net of taxes                   --            --            --       (277,607)            --       (277,607)
                                               -----------   -----------   -----------    -----------    -----------    -----------

   Total comprehensive income                           --            --       724,029       (277,607)            --        446,422
                                               -----------   -----------   -----------    -----------    -----------    -----------

Allocation of shares under ESOP                         --        73,370            --             --         36,120        109,490

Cash dividends declared,
  $0.23 per share                                       --            --      (271,412)            --             --       (271,412)
                                               -----------   -----------   -----------    -----------    -----------    -----------

Balance, December 31, 1998                          35,700     4,749,256    17,239,959        155,405       (216,724)    21,963,596

Comprehensive loss:
   Net income                                           --            --     1,304,941             --             --      1,304,941
   Unrealized loss on securities
     available for sale, net of taxes                   --            --            --     (3,680,248)            --     (3,680,248)
                                               -----------   -----------   -----------    -----------    -----------    -----------

   Total comprehensive loss                             --            --     1,304,941     (3,680,248)            --     (2,375,307)
                                               -----------   -----------   -----------    -----------    -----------    -----------

Allocation of shares under ESOP                         --        37,701            --             --         36,121         73,822

Cash dividends declared,
  $0.24 per share                                       --            --      (283,211)            --             --       (283,211)
                                               -----------   -----------   -----------    -----------    -----------    -----------
                                                                                                   --         36,120        109,490

Balance, December 31, 1999                     $    35,700     4,786,957    18,261,689     (3,524,843)      (180,603)    19,378,900
                                               ===========   ===========   ===========    ===========    ===========    ===========

See accompanying notes to consolidated financial statements.

                          FINGER LAKES FINANCIAL CORP.

                      Consolidated Statements of Cash Flows

              For the Years Ended December 31, 1999, 1998 and 1997

                                                                                 1999                 1998                 1997
                                                                             ------------         ------------         ------------
Cash flows from operating activities:
     Net income                                                              $  1,304,941              724,029              847,497
     Adjustments to reconcile net income
        to net cash provided by operating activities:
           Depreciation and amortization                                          668,929              597,548              371,910
           Amortization of loan fees and other, net                              (171,724)             283,635               32,929
           Provision for loan losses                                              200,000              240,000              120,000
           Provision for environmental remediation                                 90,000              620,000              150,400
           Proceeds from sales of loans                                        14,224,557           21,411,559            4,559,531
           Loans originated for sale                                          (15,262,000)         (15,221,497)          (4,532,836)
           Net gain on sales of loans                                            (224,351)            (276,612)             (26,695)
           Net gain on sales of securities                                        (77,137)            (106,231)            (142,160)
           Net loss (gain) from sale of real
               estate owned                                                        15,311              (33,333)               9,030
           Deferred income taxes                                                  (65,993)            (199,081)              (3,174)
           Increase in accrued interest
               receivable                                                        (272,509)            (101,550)            (466,550)
           Decrease (increase) in other assets                                     25,257              113,906             (296,991)
           Increase in other liabilities                                          590,878              122,560              347,164
                                                                             ------------         ------------         ------------

                    Net cash provided by
                       operating activities                                     1,046,159            8,174,933              970,055
                                                                             ------------         ------------         ------------

Cash flows from investing activities:
     Proceeds from maturities of and principal
        collected on securities available for sale                             25,395,980           35,669,146           13,427,056
     Proceeds from maturities of and principal
        collected on securities held to maturity                                4,021,823           10,100,000            3,250,000
     Proceeds from sales of securities
        available for sale                                                     18,413,431           51,605,954           46,318,299
     Purchases of securities available for sale                               (53,261,255)        (103,170,611)         (74,815,294)
     Purchases of securities held to maturity                                    (969,395)            (640,000)          (3,996,665)
     Loans originated and purchased                                           (45,427,221)         (59,177,514)         (45,927,586)
     Principal collected on loans                                              32,528,962           26,044,180           16,167,373
     Proceeds from sales of real estate owned                                     256,788              277,784              169,237
     Purchases of FHLB stock                                                     (582,200)            (869,700)            (701,100)

     Purchases of premises and equipment, net                                    (262,415)          (1,503,334)          (2,153,687)
                                                                             ------------         ------------         ------------

                    Net cash used in
                       investing activities                                   (19,885,502)         (41,664,095)         (48,262,367)
                                                                             ------------         ------------         ------------


                                                                     (Continued)

                          FINGER LAKES FINANCIAL CORP.

                                                                                 1999                 1998                 1997
                                                                             ------------         ------------         ------------
Cash flows from financing activities:
     Net increase in savings
        and demand accounts                                                  $  1,005,839              749,899           13,545,519
     Net increase in time deposits                                              4,692,474           15,149,726           19,157,142
     Net increase (decrease) in short term
        FHLB advances                                                           3,100,000          (16,008,000)           8,208,000
     Long term advances from FHLB                                              23,000,000           35,000,000            5,000,000
     Repayments of long term advances
        from FHLB                                                             (10,955,531)            (897,730)            (287,009)
     Principal payments on ESOP debt                                                   --             (252,844)             (67,426)
     Common stock dividends paid                                                 (283,211)            (271,412)            (236,011)
                                                                             ------------         ------------         ------------

               Net cash provided by
                    financing activities                                       20,559,571           33,469,639           45,320,215
                                                                             ------------         ------------         ------------

Net increase (decrease) in cash and cash
     equivalents                                                                1,720,228              (19,523)          (1,972,097)

Cash and cash equivalents at beginning
     of year                                                                    4,374,734            4,394,257            6,366,354
                                                                             ------------         ------------         ------------

Cash and cash equivalents at end of year                                     $  6,094,962            4,374,734            4,394,257
                                                                             ============         ============         ============

Supplemental disclosure of cash flow information:
        Cash paid during the year for:
           Interest                                                          $ 11,843,376           10,994,155            9,116,530
                                                                             ============         ============         ============


           Income taxes                                                      $    545,000              582,011              420,500
                                                                             ============         ============         ============

        Non-cash investing activities:
           Transfer of loans to real estate
               owned                                                         $    289,786              233,448               53,368
                                                                             ============         ============         ============



See accompanying notes to consolidated financial statements.

                          FINGER LAKES FINANCIAL CORP.

                   Notes to Consolidated Financial Statements

                        December 31, 1999, 1998 and 1997


(1)  Summary of Significant Accounting Policies

     Organization

     Finger Lakes Financial Corp. (the Company), through its wholly-owned subsidiary Savings Bank of the Finger Lakes, FSB (the Bank), provides financial services to individuals and businesses primarily in the Finger Lakes region of Upstate New York. The Company and Bank are subject to regulation by certain federal agencies including the Office of Thrift Supervision (OTS).

     Finger Lakes Financial Corporation, M.H.C. (the Mutual Holding Company), a mutual holding company whose activity is not included in the accompanying consolidated financial statements, owns approximately 66.9% of the outstanding common stock of the Company.

     In August 1998, the Mutual Holding Company and the Bank reorganized into a two-tier holding company. The reorganization included the formation of the Company, a federally chartered stock holding company, and was effected by the exchange of all outstanding common shares of the Bank for an equal number of common shares of the Company. The reorganization had no impact on the accompanying consolidated financial statements, or on the operations of the Bank or the Mutual Holding Company.

     Reorganization and Second Step Conversion

     On January 31, 2000, the Mutual Holding Company adopted a Plan of Conversion and Reorganization to convert from a federally chartered mutual holding company to a state charted capital stock holding company. As part of the conversion, each of the minority shares of the Company will automatically be converted into and become a right to receive a number of shares of the Bancorp common stock determined pursuant to an exchange ratio, which ensures that immediately after the conversion and the share exchange, the public common stock shareholders of the Company will own the same aggregate percentage of the Bancorp common stock as they owned of common stock immediately prior to the conversion. The Bank will organize Bancorp as a direct subsidiary of the Bank and the Company will merge with and into the Bank. Contemporaneously with the Plan, Bancorp will sell the shares through a common stock offering representing 66.9% ownership interest in the Company now owned by the Mutual Holding Company.

     The proposed Plan is subject to approval by the OTS and by at least a majority of the votes eligible to be cast either in person or by proxy by members of the Mutual Holding Company at a meeting at which the Plan of Conversion and Reorganization will be presented. December 31, 1998 has been established as the eligibility record date for determining the eligible account holders entitled to receive nontransferable subscription rights to subscribe for the conversion stock.

     The Reorganization will be accounted for as a change in corporate form with no resulting change in the historical basis of the Company's assets, liabilities and equity. In the event that the Reorganization and Offering are not successfully completed, the costs incurred in connection with the Reorganization and Offering will be expensed at the time that the unsuccessful completion is determined. The Company has not incurred any such costs as of December 31, 1999.

                          FINGER LAKES FINANCIAL CORP.

(1)  Summary of Significant Accounting Policies, Continued

     Basis of Presentation

     The accompanying consolidated financial statements include the accounts of the Company and the Bank (collectively referred to as "the Company" hereafter). All intercompany accounts and transactions have been eliminated in consolidation.

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, due from banks, federal funds sold and other short-term investments with maturities of less than 90 days.

     Securities

     The Company classifies its debt securities as either available for sale or held to maturity. Held to maturity securities are those securities that the Company has the intent and the ability to hold until maturity. All other securities are classified as available for sale.

     Available for sale securities are recorded at fair value. Held to maturity securities are recorded at amortized cost. Unrealized holding gains and losses, net of the related tax effect, on available for sale securities are excluded from earnings and are reported as accumulated other comprehensive income or loss in stockholders' equity until realized. Realized gains or losses on securities sold are recognized on the trade date using the specific identification method.

     A decline in the fair value of any available for sale or held to maturity security below cost that is deemed other than temporary is charged to earnings, resulting in the establishment of a new cost basis for the security.

     Interest income includes the amortization of premiums and accretion of discounts as an adjustment to yield using the interest method.

     Loans

     Loans are reported at the principal amount outstanding, net of unearned discount and net deferred fees or costs. Loan origination and commitment fees and certain direct origination costs are deferred and amortized over the contractual life of the related loans using the interest method. Mortgage loans held for sale are reported at the lower of aggregate cost or market value as determined by outstanding commitments from investors or, in the absence of such commitments, the current investor yield requirements. The Company generally retains the servicing rights to loans sold.

     Generally, the Company places all loans 90 days or more past due on non-accrual status. In addition, the Company places any loan on non-accrual status if any part of it is classified as doubtful or loss or if any part has been charged off. When a loan is placed on non-accrual status, any accrued interest is reversed. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan.

                          FINGER LAKES FINANCIAL CORP.

(1)  Summary of Significant Accounting Policies, Continued

     Allowance for Loan Losses

     The allowance for loan losses is increased by loan loss provisions charged to operations based upon management's evaluation of the loan portfolio, historical loan loss experience, current economic conditions and such other factors as management considers appropriate to estimate loan losses. Management believes that the allowance for loan losses is adequate. While management uses available information to identify losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance at the time of their examination.

     Management considers a loan impaired when, based on current information and events, it is probable that the Company will be unable to collect all principal and interest due under the original terms of the loan agreement. Accordingly, the Company measures certain impaired commercial loans at the present value of future cash flows discounted using the loan's effective interest rate; or at the loan's observable market price; or at the fair value of the collateral, if the loan is collateral dependent. Impairment losses are included in the allowance for loan losses. In considering loans for evaluation of impairment, management generally excludes large groups of smaller balance, homogeneous loans, such as residential mortgage loans, home equity loans and all consumer loans. These loans are collectively evaluated for impairment. When a loan is impaired and the future repayment of the recorded balance is doubtful, interest payments received are applied to principal and no interest income is recognized. If the recorded loan balance is expected to be paid, interest income is recognized on a cash basis.

     Mortgage Servicing Rights

     The Company recognizes, as separate assets, the rights to service mortgage loans sold when those rights are retained by the Company. Servicing assets are amortized in proportion to and over the estimated period of net servicing income.

     The Company stratifies its servicing assets by underlying loan type, primarily 15 and 30 year amortizing loans. The estimated fair value of each stratum is determined through a discounted cash flow analysis of future cash flows, incorporating numerous assumptions, including servicing income, servicing costs, market discount rates, and prepayment speeds.

     The Company assesses impairment of servicing assets based on the fair value of the related servicing rights on a stratum-by-stratum basis, with any impairment recognized in earnings through a valuation allowance for each impaired stratum. Individual allowances for each stratum are then adjusted in subsequent periods to reflect changes in the measurement of impairment. There was no allowance for impairment of servicing assets at December 31, 1999 and 1998.

     Real Estate Owned

     Real estate owned consists of property acquired through, or by deed in lieu of, foreclosure and is recorded at the lower of cost or fair value. Write-downs to fair value which are required at the time of foreclosure are charged to the allowance for loan losses. After transfer, the property is carried at the lower of cost or fair value, less estimated selling expenses. Adjustments to the carrying value of such properties that result from subsequent declines in value are charged to operations in the period in which the declines occur.

                          FINGER LAKES FINANCIAL CORP.

(1)  Summary of Significant Accounting Policies, Continued

     Real Estate Owned, Continued

     Provisions for environmental remediation costs related to real estate owned are recorded when it is probable that remedial efforts will be required and the costs can be reasonably estimated.

     Premises and Equipment

     Land is carried at cost and buildings, furniture, fixtures and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the estimated service lives of the respective assets on the straight-line method.

     Federal Home Loan Bank (FHLB) Stock

     As a member of the FHLB system, the Company is required to maintain an investment in FHLB stock equal to the greater of 1% of the aggregate outstanding mortgage loans held by the Company, or 5% of total outstanding advances. FHLB stock is a non-marketable security and, accordingly, is carried at cost.

     Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Pension Plan

     The Company has a defined benefit pension plan covering substantially all employees. The plan provides pension benefits that are based on each employee's years of service and average compensation prior to retirement. The Company's funding policy is to contribute annually at least the minimum amount required by law. The Retirement System for Savings Institutions serves as Plan Trustee and Administrator.

     Stock Option and Management Recognition Plans

     The Company has a stock option plan and a management recognition plan for officers and key employees. The Company has elected to continue to apply the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in Statement of Financial Accounting Standards (SFAS) No. 123 had been applied. Accordingly, no compensation expense has been recorded for the stock option plan and compensation expense for the management recognition plan is recognized on a straight-line method over the vesting period.

                          FINGER LAKES FINANCIAL CORP.

(1)  Summary of Significant Accounting Policies, Continued

     Stock Split

     In January 1998, the Board of Directors declared a two-for-one stock split in the form of a 100% common stock dividend. All references in the consolidated financial statements and notes thereto to share data (including number of shares, per-share amounts, stock option and stock grant data, and fair value of the Company's common stock) have been restated giving retroactive recognition to the stock split.

     Net Income Per Share

     Basic net income per common share is computed by dividing net income by the weighted average number of total common shares outstanding during the period and contingently issuable shares. Diluted net income per common share reflects the effects of common stock issuable upon exercise of dilutive stock options and other stock grants.

     Financial Instruments With Off-Balance Sheet Risk

     The Company does not engage in the use of derivative financial instruments and the Company's only financial instruments with off-balance sheet risk are commercial letters of credit and mortgage and commercial loan commitments. These off-balance sheet items are shown in the Company's consolidated statement of financial condition upon funding.

     Company Segments

     The Company engages in the traditional operations of a community banking enterprise, principally the delivery of loan and deposit products and other financial services. Management makes operating decisions and assesses performance based on an ongoing review of the Company's community banking operations, which constitute the Company's only operating segment for financial reporting purposes.

     Reclassifications

     Certain items in the 1998 and 1997 financial statements have been reclassified in order to be consistent with the current year's presentation.

     New Accounting Standards

     SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998. This statement requires that all derivatives be recognized as either assets or liabilities in the statement of financial condition and that those instruments be measured at fair value. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and resulting designation. This statement is effective for fiscal years beginning after June 15, 2000, although earlier adoption is permitted. The Company anticipates, based on current activities, that the adoption of SFAS No. 133 will not have an effect on the Company's financial position or results of operations. SFAS No. 133 also permits reclassification of securities from the held to maturity to the available for sale classification. The Company has no current intention to reclassify any securities pursuant to the statement.

                          FINGER LAKES FINANCIAL CORP.

(2)  Securities

     The aggregate amortized cost and fair value of securities are as follows:

                                                           Amortized       Unrealized       Unrealized
                                                             Cost             Gains            Losses         Fair Value
                                                          ------------     ------------     ------------     ------------
     December 31, 1999
       Securities Available for Sale
            Debt securities:
               U.S. Government and
                  agency bonds                            $ 45,400,944               --        2,854,708       42,546,236

               Mortgage-backed securities:
                  Collateralized mortgage
                      obligations                           51,996,360            1,658        1,856,404       50,141,614
                  FNMA                                      12,307,199               --          488,636       11,818,563
                  FHLMC                                      4,585,345            1,728           92,363        4,494,710
                  GNMA                                       3,949,078               --          138,987        3,810,091
               Corporate bonds                               4,729,416               --          170,461        4,558,955
                                                          ------------     ------------     ------------     ------------
                        Total debt
                          securities                       122,968,342            3,386        5,601,559      117,370,169

            Equity securities                                1,656,602               61          276,625        1,380,038
                                                          ------------     ------------     ------------     ------------

                        Total securities
                          available for sale              $124,624,944            3,447        5,878,184      118,750,207
                                                          ============     ============     ============     ============

       Securities Held to Maturity -
            Municipal bonds                               $  1,592,795               --           25,522        1,567,273
                                                          ============     ============     ============     ============

     December 31, 1998
         Securities Available for Sale
              Debt securities:
                 U.S. Government and
                    agency bonds                          $ 25,961,721          116,533           14,120       26,064,134
                 Mortgage-backed securities:
                    Collateralized mortgage
                        obligations                         59,062,754          178,478          196,868       59,044,364

                    FNMA                                    16,435,960          161,007               --       16,596,967
                    FHLMC                                    6,115,621           75,101            3,206        6,187,516
                    GNMA                                     4,759,638           24,461               --        4,784,099
                                                          ------------     ------------     ------------     ------------

                            Total debt
                              securities                   112,335,694          555,580          214,194      112,677,080

                          FINGER LAKES FINANCIAL CORP.

(2)  Securities, Continued

                                                  Amortized           Unrealized          Unrealized
                                                     Cost               Gains                Losses           Fair Value
                                                 ------------        ------------        ------------        ------------
     December 31, 1998, Continued
          Equity securities                         2,738,105               3,203              85,581           2,655,727
                                                 ------------        ------------        ------------        ------------

                    Total securities
                      available for sale         $115,073,799             558,783             299,775         115,332,807
                                                 ============        ============        ============        ============

     Securities Held to Maturity
             U.S. Government and
               agency bonds                         3,999,772              22,758                  --           4,022,530
             Corporate and municipal
               bonds                                  640,000                  --                  --                  --
                                                 ------------        ------------        ------------        ------------
                    Total securities held
                      to maturity                $  4,639,772              22,758                  --           4,662,530
                                                 ============        ============        ============        ============

Proceeds from the sale of securities available for sale for the years ended December 31, 1999, 1998 and 1997 were $18,413,431, $51,605,954 and $46,318,299, respectively. Gross gains and losses realized on those sales follow:

                                           1999              1998             1997
                                         --------          --------         --------
     Gross realized gains                $ 81,423           313,068          327,812
     Gross realized losses                 (4,286)         (206,837)        (185,652)
                                         --------          --------         --------

          Net gains realized             $ 77,137           106,231          142,160
                                         ========          ========         ========

The contractual maturities of debt securities at December 31, 1999 are as follows:

                                               Available for Sale                            Held to Maturity
                                        ----------------------------------          ----------------------------------
                                         Amortized                                   Amortized
                                            Cost               Fair Value               Cost               Fair Value
                                        ------------          ------------          ------------          ------------
     One year or less                   $         --                    --                30,000                30,000
     After one year through
         five years                        5,234,246             5,063,437               141,666               141,666
     After five years through
         ten years                        48,478,231            45,549,857               928,890               913,149
     After ten years                      69,255,865            66,756,875               492,239               482,458
                                        ------------          ------------          ------------          ------------

             Total                      $122,968,342           117,370,169             1,592,795             1,567,273
                                        ============          ============          ============          ============

                          FINGER LAKES FINANCIAL CORP.

(2)  Securities, Continued

     Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay the obligation with or without prepayment penalties.

     At December 31, 1999 and 1998, securities carried at $46,119,705 and $26,385,000, respectively, were pledged to secure advances from the FHLB of New York.

(3)  Loans

     Loans consist of the following at December 31, 1999 and 1998:

                                                              1999                         1998
                                                          -------------                -------------
     Mortgage loans:
          One to four family                              $  90,587,529                   89,455,464
          Multi-family and commercial                        28,519,656                   20,533,704
          Construction                                        2,695,125                    6,912,383
                                                          -------------                -------------

              Total mortgage loans                          121,802,310                  116,901,551

     Commercial business                                      9,536,216                    5,412,658
     Home equity and property improvement loans              18,234,697                   12,873,693
     Mobile home loans                                        4,500,533                    4,073,837
     Consumer loans                                           5,966,557                    6,920,387
                                                          -------------                -------------


              Total loans                                   160,040,313                  146,182,126

     Premiums, net of deferred fees                             163,324                      129,234
     Allowance for loan losses                               (1,349,477)                  (1,175,758)
                                                          -------------                -------------

              Net loans                                   $ 158,854,160                  145,135,602
                                                          =============                =============

     The following table summarizes activity in the allowance for loan losses:

                                             1999                     1998                       1997
                                         -----------               -----------               -----------
     Balance, beginning of year          $ 1,175,758                 1,148,786                 1,087,637
     Provision for loan losses               200,000                   240,000                   120,000
     Loans charged-off                      (211,984)                 (293,134)                 (146,886)
     Recoveries                              185,703                    80,106                    88,035
                                         -----------               -----------               -----------

     Balance, end of year                $ 1,349,477                 1,175,758                 1,148,786
                                         ===========               ===========               ===========

     Substantially all of the Company's loan portfolio is located in New York State, with the greatest concentration in Ontario, Seneca and Tompkins Counties. Accordingly, the ultimate collectibility of a substantial portion of the Company's loan portfolio is susceptible to changes in market conditions in these areas.

                          FINGER LAKES FINANCIAL CORP.

(3)  Loans, Net, Continued

     The principal balance of all loans not accruing interest amounted to approximately $586,700 and $1,016,000 at December 31, 1999 and 1998,
     respectively. The interest income forgone for non-accruing loans was $64,744, $78,166 and $59,400 for the years ended December 31, 1999, 1998, and 1997, respectively. At December 31, 1999 and 1998, the recorded investment in loans that are considered impaired was $169,924 and $268,236, respectively. The Company has provided an allowance for loan losses of $50,977 and $88,518 at December 31, 1999 and 1998, respectively, for these loans. The average recorded investment in such impaired loans was approximately $206,500 in 1999, $331,700 in 1998 and $74,900 in 1997 and
     interest income on impaired loans of $0 in 1999, $12,912 in 1998, and $3,088 in 1997, was recognized.

     Proceeds from the sale of residential and commercial mortgage loans to FNMA and others were $14,224,557 in 1999, $21,411,559 in 1998, and $4,559,531 in
     1997. The net gain on sale of such loans was $224,351, $276,612 and $26,695 for the years ended December 31, 1999, 1998, and 1997 respectively. Loans serviced for others, amounting to $39,081,954 and $26,770,611 at December 31, 1999 and 1998, respectively, are not included in the consolidated financial statements. Originated mortgage servicing rights of $253,785 and $143,276 are included in other assets at December 31, 1999 and 1998, respectively. The net carrying value of these servicing rights approximated fair value. Residential mortgage loans held for sale were $454,700 and $1,204,000 at December 31, 1999 and 1998, respectively.

(4)  Premises and Equipment

     Premises and equipment consist of the following:

                                                      1999                         1998
                                                   ----------                   ----------
     Land                                          $  113,000                      113,000
     Building                                       3,328,317                    3,294,248
     Furniture, fixtures and equipment              2,958,367                    2,759,238
                                                   ----------                   ----------

                                                    6,399,684                    6,166,486
     Less accumulated depreciation and
         amortization                               2,250,284                    1,610,572
                                                   ----------                   ----------

     Premises and equipment, net                   $4,149,400                    4,555,914
                                                   ==========                   ==========

     Depreciation and amortization expense for the years ended December 31, 1999, 1998, and 1997 was $668,929, $597,548 and $371,910, respectively.

                          FINGER LAKES FINANCIAL CORP.

(5)  Deposits

     Deposits and the applicable weighted average interest rates at December 31, 1999 and 1998 are summarized as follows:

                                                           1999                                        1998
                                             ----------------------------------         -----------------------------------
                                                                     Weighted                                   Weighted
                                                                     Average                                    Average
                                                Amount            Interest Rate             Amount            Interest Rate
                                             ------------         -------------          ------------         -------------
     Demand deposits and NOW
          accounts                           $ 24,474,602                  1.17%           24,127,812                  1.17%
                                             ------------          ------------          ------------          ------------

     Savings accounts                          46,093,326                  2.40%           47,258,689                  2.74%
     Money market accounts                      5,020,227                  3.07%            3,195,816                  2.89%
                                             ------------                                ------------

                                               51,113,553                  2.46%           50,454,505                  2.75%
                                             ------------          ------------          ------------          ------------

     Certificates of deposit maturing:
          12 months or less                    98,308,695                                  88,404,748
          13-24 months                         24,778,136                                  28,829,883
          25-36 months                          3,742,491                                   4,279,881
          37-48 months                          4,007,255                                   2,032,335
          49-60 months                          1,634,750                                   4,196,753
          61 months or longer                      72,802                                     108,054
                                             ------------                                ------------
                                              132,544,129                  5.34%          127,851,654                  5.56%
                                             ------------          ------------          ------------          ------------

                                             $208,132,284                  4.15%          202,433,971                  4.34%
                                             ============          ============          ============          ============

     Certificates of deposit equal to or greater than $100,000 amounted to $24,599,864 and $22,609,407 at December 31, 1999 and 1998, respectively.

     Interest on deposits is summarized as follows:

                                           1999                    1998                      1997
                                        ----------               ----------               ----------
     NOW accounts                       $  279,365                  394,664                  341,458
     Savings accounts                    1,280,547                1,365,558                1,390,960
     Money market accounts                 106,266                   38,124                   57,470
     Certificates of deposit             6,994,129                6,879,852                5,948,456
                                        ----------               ----------               ----------

                                        $8,660,307                8,678,198                7,738,344
                                        ==========               ==========               ==========


                          FINGER LAKES FINANCIAL CORP.

(6)  Advances from Federal Home Loan Bank

     The Company utilizes advance programs offered by the Federal Home Loan Bank of New York including a variable rate line of credit agreement with a maximum available limit of $29,175,000. The agreement, which expires October 13, 2000, is renewable on an annual basis. Advances are collateralized by a blanket lien on the Bank's 1-4 family mortgage loans or investment securities.

     Total outstanding advances from the FHLB at December 31, 1999 and 1998 are as follows:

                                                    1999                                        1998
                                        ---------------------------------        ---------------------------------
                                                              Weighted                                 Weighted
                                                               Average                                 Average
                                           Amount           Interest Rate          Amount            Interest Rate
                                           ------           -------------          ------            -------------
     Overnight line of credit           $ 2,100,000             5.10%              6,000,000             5.13%
     Due in:
          1999                                   --               --              10,000,000             5.63%
          2000                           17,000,000             5.79%                     --               --
          2001                            5,000,000             5.88%              3,000,000             5.45%
          2002                            3,859,730             6.36%              3,815,261             6.26%
          2003                           20,000,000             5.52%             20,000,000             5.52%
          2004                           10,000,000             6.01%                     --
          2007                            2,000,000             5.65%              2,000,000             5.65%
          2008                                   --               --              10,000,000             4.75%
          2009                           10,000,000             5.01%                     --               --
                                        -----------             ----             -----------             ----

                                        $69,959,730             5.64%             54,815,261             5.41%
                                        ===========             ====             ===========             ====

     Advances of $37,000,000 are callable at the discretion of the FHLB in or after 2000. Such advances have a weighted average interest rate of 5.48% and mature from 2003 to 2009.

     During 1999 and 1998 advances from the FHLB had an average outstanding balance of approximately $61,923,000 and $45,532,000, respectively, with the maximum amount outstanding at any month end of $69,959,730 in 1999 and $54,892,000 in 1998. Such borrowings had a weighted-average borrowing rate of 5.43% for 1999 and 5.41% for 1998.

(7)  Income Taxes

     Total income taxes for the years ended December 31, 1999, 1998 and 1997 were allocated as follows:

                                              1999               1998                 1997
                                          -----------         -----------          -----------
     Income from operations               $   860,426             468,565              561,616
     Stockholders' equity, for
          unrealized gain/loss on
          securities                       (2,453,498)           (185,264)             378,599
                                          -----------         -----------          -----------

                                          $(1,593,072)            283,301              940,215
                                          ===========         ===========          ===========

                          FINGER LAKES FINANCIAL CORP.

(7)  Income Taxes, Continued

     The components of income tax expense (benefit) attributable to income from operations follow:

                                                 Current          Deferred            Total
                                                ---------         ---------         ---------
     Year ended December 31, 1999:
          Federal                               $ 782,650          (114,246)          668,404
          State                                   143,769            48,253           192,022
                                                ---------         ---------         ---------

                                                $ 926,419           (65,993)          860,426
                                                =========         =========         =========
     Year ended December 31, 1998:
          Federal                               $ 492,296          (128,696)          363,600
          State                                   175,350           (70,385)          104,965
                                                ---------         ---------         ---------

                                                $ 667,646          (199,081)          468,565
                                                =========         =========         =========
     Year ended December 31, 1997:
          Federal                               $ 437,999            (2,698)          435,301
          State                                   126,791              (476)          126,315
                                                ---------         ---------         ---------

                                                $ 564,790            (3,174)          561,616
                                                =========         =========         =========

     The actual tax expense differs from the "expected" tax expense computed by applying the U.S. Federal corporate income tax rate of 34% to income before income taxes as follows:

                                                                Years Ended December 31,
                                                           1999           1998           1997
                                                         ---------      ---------      ---------
     Computed "expected" tax
          expense                                        $ 736,225        405,482        479,098
     Increase (decrease) in taxes resulting from:
              State income tax expense,
                  net of federal
                  income tax benefit                       125,005         69,277         83,368
              Other, net                                      (804)        (6,194)          (850)
                                                         ---------      ---------      ---------

                                                         $ 860,426        468,565        561,616
                                                         =========      =========      =========

                          FINGER LAKES FINANCIAL CORP.

(7)  Income Taxes, Continued

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1999 and 1998 are presented below:

                                                                         1999                    1998
                                                                      ----------               ----------
     Deferred tax assets:
          Allowance for loan losses                                   $  428,547                  387,804
          Net unrealized loss on securities
              available for sale                                       2,349,895                       --
          Supplemental retirement benefits                                76,480                   81,873
          Postretirement benefits                                        133,910                   99,940
          Deferred compensation                                           65,562                   40,467
          Accrued environmental remediation costs                        266,373                  275,809
          New York State credits                                          77,761                   75,087
          Other                                                           25,463                   36,323
                                                                      ----------               ----------

                    Total deferred tax assets                          3,423,991                  997,303
                                                                      ----------               ----------

     Deferred tax liabilities:
          Net unrealized gain on securities available
              for sale                                                        --                  103,487
          Premises and equipment, principally due to
              differences in depreciation                                155,777                  166,212
          Mortgage servicing rights                                       98,849                   57,225
          Other                                                               --                   20,389
                                                                      ----------               ----------

                    Total deferred tax liabilities                       254,626                  347,313
                                                                      ----------               ----------

                    Net deferred tax assets included
                      in other assets                                 $3,169,365                  649,990
                                                                      ==========               ==========

     As a thrift institution, the Bank is subject to special provisions in the Federal and New York State tax laws regarding its allowable tax bad debt deductions and related tax bad debt reserves. The Bank currently calculates its Federal reserve using a loss experience method and its New York State reserve using a percentage of taxable income method. These reserves consist of a defined base-year amount, plus additional amounts ("excess reserves") accumulated after the base year. The Bank's Federal base year reserve is designated as the tax bad debt reserve at December 31, 1987. Recent amendments to the New York State tax law redesignated the Bank's state tax bad debt reserves at December 31, 1995, as the base-year amount.

     SFAS No. 109 requires recognition of deferred tax liabilities with respect to such excess reserves, as well as any portion of the base-year amount which is expected to become taxable (or "recaptured") in the foreseeable future. For New York State purposes, recognition of deferred tax liabilities is not required on excess reserves resulting from use of the percentage of taxable income method unless all or a portion is expected to become taxable in the forseeable future.

                          FINGER LAKES FINANCIAL CORP.

(7)  Income Taxes, Continued

     In accordance with SFAS No. 109, deferred tax liabilities have not been recognized with respect to the Federal base-year reserve of approximately $3,025,000, and the state base-year reserve of approximately $3,240,000 at December 31, 1999, since the Bank does not expect that these amounts will become taxable in the foreseeable future. Under Federal and New York State tax law, as amended, events that would result in taxation of these reserves include redemption of the Bank's stock, payment of dividends or distributions in excess of earnings and profits, or failure by the institution to qualify as a bank for Federal income tax purposes. The unrecognized deferred tax liability at December 31, 1999 with respect to the Federal base-year reserve was $1,030,000. The unrecognized deferred tax liability at December 31, 1999 with respect to the state base-year reserve and the excess reserve resulting from use of the percentage of taxable income method was $190,000 (net of Federal benefit).

     Realization of deferred tax assets is dependent upon the generation of future taxable income or the existence of sufficient taxable income within a loss carryback period. A valuation allowance is recognized when it is more likely than not that some portion of the deferred tax assets will not be realized. In assessing the need for a valuation allowance, management considers the scheduled reversal of the deferred tax liabilities, the level of historical taxable income and projected future taxable income over the periods in which the temporary differences comprising the deferred tax assets will be deductible. Based on its assessment, management determined that no valuation allowance is necessary at December 31, 1999 and 1998.

(8)  Retirement Plans

     The following table sets forth the defined benefit pension and other postretirement plan benefit obligations, fair value of plan assets and funded status, as of and for the years ended December 31, 1999 and 1998, using the most recent actuarial data measured at October 1, 1999 and 1998:

                                                                      Pension Benefits                   Postretirement Benefits
                                                               ------------------------------        ------------------------------
                                                                  1999               1998               1999               1998
                                                               -----------        -----------        -----------        -----------
     Change in benefit obligation:
       Benefit obligation at beginning of year                 $ 2,338,585          2,010,012            666,771            488,372
       Service cost                                                101,828             69,996             33,123             25,051
       Interest cost                                               150,864            143,289             42,815             37,889
       Curtailment                                                      --                 --           (232,831)                --
       Termination benefits                                             --             64,561                 --                 --
       Actuarial (gain)/loss                                      (211,701)           189,231           (141,240)           129,721
       Benefits paid                                              (144,281)          (138,504)           (16,156)           (14,262)
                                                               -----------        -----------        -----------        -----------

          Benefit obligation at end of year                      2,235,295          2,338,585            352,482            666,771
                                                               -----------        -----------        -----------        -----------

     Change in plan assets:
       Fair value of plan assets at beginning
          of year                                                2,851,610          2,983,294                 --                 --
       Actual return on plan assets                                505,687              6,820                 --                 --
       Employer contribution                                            --                 --             16,156             14,262
       Benefits paid                                              (144,281)          (138,504)           (16,156)           (14,262)
                                                               -----------        -----------        -----------        -----------

          Fair value of plan assets at end
              of year                                            3,213,016          2,851,610                 --                 --
                                                               -----------        -----------        -----------        -----------

                          FINGER LAKES FINANCIAL CORP.

(8)  Retirement Plans, Continued

                                                                        Pension Benefits                 Postretirement Benefits
                                                                 ----------------------------          ----------------------------
                                                                   1999               1998               1999                1998
                                                                 ---------          ---------          ---------          ---------
     Funded status                                                 977,721            513,025           (352,482)          (666,771)
     Unamortized net (asset) obligation at
          transition                                                    --            (19,826)             8,683            290,336
     Unrecognized net (gain) loss subsequent
          to transition                                           (794,630)          (299,684)                --            159,539
     Unamortized prior service cost                                     --                485                 --            (19,068)
                                                                 ---------          ---------          ---------          ---------

          Prepaid (accrued) benefit cost at
             year-end                                            $ 183,091            194,000           (343,799)          (235,964)
                                                                 =========          =========          =========          =========

     Pension Plan

     Pension plan expense (benefit) consists of the following in 1999, 1998 and 1997:

                                                          1999                   1998                  1997
                                                       ---------              ---------              ---------
     Service cost                                      $ 101,828                 69,996                 57,229
     Interest on projected benefit obligation            150,864                143,289                139,658
     Expected return on plan assets                     (222,442)              (233,416)              (199,195)
     Amortization of net transition asset                (19,826)               (22,283)               (22,283)
     Amortization of unrecognized gain                        --                (32,979)               (19,428)
     Amortization of unrecognized
          prior service cost                                 485                    590                    590
     Termination benefits charge                              --                 64,561                     --
                                                       ---------              ---------              ---------


     Net periodic pension expense (benefit)            $  10,909                (10,242)               (43,429)
                                                       =========              =========              =========

     Weighted average discount rate                         7.75%                  6.50%                  7.25%
                                                       =========              =========              =========

     Expected long-term rate of return                      8.00%                  8.00%                  8.00%
                                                       =========              =========              =========

     The projected benefit obligation for the pension plan assumed a long-term rate of increase in future compensation levels of 5.5%, 4.5% and 5.0% for 1999, 1998 and 1997, respectively.

     Postretirement Plan

     Net periodic postretirement benefit cost included the following in 1999, 1998 and 1997:

                                                    1999            1998           1997
                                                  --------        --------        --------
     Service cost                                 $ 33,123          25,051          17,054
     Interest cost                                  42,815          37,889          32,191
     Net curtailment charge                         26,672              --              --
     Net amortization and deferral                  21,381          17,033          15,847
                                                  --------        --------        --------

          Net periodic postretirement
              benefit cost                        $123,991          79,973          65,092
                                                  ========        ========        ========

                          FINGER LAKES FINANCIAL CORP.

(8)  Retirement Plans, Continued

     For measurement purposes, an annual rate of increase in the per capita cost of average health care benefits for retirees of 6.5% and 7.0% at December 31, 1999 and 1998, respectively, was assumed. The rate is assumed to decrease gradually to 5.0% by 2005 and remain at that level thereafter. The health care cost trend assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1% in each year would increase the accumulated postretirement benefit obligation at December 31, 1999 by $18,850, and the net periodic postretirement benefit cost by $17,300 for the year then ended.

     The weighted average discount rate used in determining the accumulated postretirement obligation was 7.75%, 6.50% and 7.50% for 1999, 1998 and 1997, respectively.

     During 1999, the Company curtailed the postretirement plan by discontinuing to offer postretirement benefits to employees. As a result, the Company incurred a $26,672 net curtailment charge which represented the accelerated amortization of substantially all of the transition obligation less the reduction in the projected benefit obligation.

     401(k) Plan

     The Company has a 401(k) plan covering substantially all employees. The Company currently does not match employee contributions to the 401(k) plan. Participants vest immediately in their own contributions and over a period of six years in any Company contributions. Expense for this plan was $7,900, $7,300 and $2,100 for the years ended December 31, 1999, 1998 and
     1997, respectively.

     Supplemental Employee Retirement Plan (SERP)

     The Company maintains a nonqualified SERP for key executives. The following table sets forth the changes the SERP's change in benefit obligation and change in plan assets for 1999 and 1998, using the most recent actuarial data measured at December 31, 1999 and 1998:

                                                                     1999                    1998
                                                                  ---------                ---------
     Change in benefit obligation:
          Benefit obligation at beginning of year                 $ 418,453                  539,649
          Interest cost                                              26,032                   27,452
          Amendments                                                     --                 (115,199)
          Actuarial (gain)/loss                                      16,076                   (1,955)
          Benefits paid                                             (45,019)                 (31,494)
                                                                  ---------                ---------

              Benefit obligation at end of year                     415,542                  418,453
                                                                  ---------                ---------

     Change in plan assets:
          Fair value of plan assets at beginning of year                 --                       --
          Employer contributions                                     45,019                   31,494
          Benefits paid                                             (45,019)                 (31,494)
                                                                  ---------                ---------

              Fair value of plan assets at end of year                   --                       --
                                                                  ---------                ---------

                          FINGER LAKES FINANCIAL CORP.

(8)  Retirement Plans, Continued

     Supplemental Employee Retirement Plan (SERP), Continued

                                                                1999               1998
                                                              ---------          ---------
     Funded status                                             (415,542)          (418,453)
     Unamortized net obligation at
          transition                                            303,200            322,150
     Unrecognized net loss (gain) subsequent
          to transition                                          14,121             (1,955)
     Unrecognized prior service cost                            (98,271)          (106,735)
                                                              ---------          ---------

          Accrued benefit cost at year end                    $(196,492)          (204,993)
                                                              =========          =========


     Annual expense related to the SERP consists of the following in 1999, 1998 and 1997:

                                                        1999            1998             1997
                                                      --------        --------         --------
     Interest cost                                    $ 26,032          27,452           78,852
     Amortization of net transition obligation          18,950          18,950           18,950
     Unrecognized prior service cost                    (8,464)         (8,464)              --
                                                      --------        --------         --------
     Net periodic pension expense                     $ 36,518          37,938           97,802
                                                      ========        ========         ========

     Weighted average discount rate                       7.75%           6.50%            6.75%
                                                      ========        ========         ========

(9)  Employee Stock Ownership Plan

     The Company has a noncontributory employee stock ownership plan (ESOP) covering substantially all employees. The Company reports compensation expense equal to the current market price of the shares released to participants each year. As of December 31, 1999, 44,324 shares have been allocated to employees with the remaining unallocated shares held in trust. Compensation expense amounted to $69,441, $105,028 and $141,059 for the years ended December 31, 1999, 1998 and 1997, respectively.

(10) Stock Option and Management Recognition Plans

     In accordance with the 1996 Stock Option Plan (the "SOP"), the Company's Board of Directors may grant stock options to officers and key employees to purchase up to 118,000 shares of authorized but unissued common stock. Options are granted with an exercise price equal to the fair market value at the date of grant. All stock options have ten-year terms and vest and become fully exercisable after five years from the date of grant.

     At December 31, 1999, there were 9,000 shares available for grant under the SOP. The per share weighted-average fair value of stock options granted was $1.43 in 1999, $3.71 in 1998 and $7.52 in 1997 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 1999 - expected dividend yield of 3.00%, risk-free interest rate of 6.50%, assumed volitility of 37.01% and an expected life of 10 years; 1998 - expected dividend yield of 2.09%, risk-free interest rate of 5.25%, assumed volitility of 38.23% and an expected life of 10 years; and 1997 - expected dividend yield of 1.25%, risk-free interest rate of 5.75%, assumed volitility of 26.30% and an expected life of 10 years.

                          FINGER LAKES FINANCIAL CORP.

(10) Stock Option and Management Recognition Plans, continued

     The Company applies APB Opinion No. 25 in accounting for its SOP and accordingly, no compensation cost has been recognized for stock options in the financial statements. Had the Company recognized compensation cost based on the fair value at the grant date for its stock option under SFAS No. 123, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below:

                                                         1999             1998            1997
                                                         ----             ----            ----
     Net income                     As reported       $1,304,941         724,029         847,497
                                      Pro forma        1,278,257         693,497         820,817

     Net income per share - basic   As reported       $     0.37            0.20            0.24
                                      Pro forma             0.36            0.19            0.24

     Stock option activity for the years ended December 31, 1999, 1998 and 1997 follows:

                                                                    Weighted-
                                                 Number of           average
                                                  shares         exercise price
                                                  ------         --------------
     Balance at January 1, 1997                    80,700             $ 7.93
              Granted                              28,600              11.63
                                                 --------             ------

     Balance at December 31, 1997                 109,300               8.89
              Granted                               8,700              17.21
              Forfeited                            (2,000)             (8.00)
                                                 --------             ------
     Balance at December 31, 1998                 116,000               9.53

              Granted                               1,000               9.00
              Forfeited                            (2,000)            (19.88)
              Cancelled                            (6,000)            (17.98)
                                                 --------             ------

     Balance at December 31, 1999                 109,000             $ 8.87
                                                 ========             ======

     The range of exercise prices and weighted-average remaining contractual life of outstanding options was $6.75 - $14.50 and six years at December 31, 1999 and $6.75 - $20.00 and seven years at December 31, 1998, respectively . At December 31, 1999 and 1998, the number of options exercisable was 58,400 and 37,200 respectively.

     The Company also has a Management Recognition Plan (MRP) pursuant to which the Company's Board of Directors may award shares of common stock to officers and key employees. In 1996, the Company contributed funds to an irrevocable trust held by an independent third party, which purchased 47,200 issued and outstanding shares for $8.4375 per share. As of December 31, 1999, all shares had been granted to employees with original vesting periods of three to five years. Compensation expense in the amount of the fair market value of the common stock at the date of the grant to the officer or employee is recognized prorata over the vesting period. MRP expense included in salaries and employee benefits in the consolidated statement of income was $106,000 in each of 1999 and 1998 and $70,000 in 1997.

                          FINGER LAKES FINANCIAL CORP.

(11) Net Income Per Share

     The following is a summary of the net income per share calculation for the years ended December 31, 1999, 1998 and 1997:

                                                              1999                                       1998
                                                              ----                                       ----
                                                            Weighted                                   Weighted
                                                             Average     Per-Share                      Average     Per-Share
                                            Income           Shares       Amount        Income          Shares       Amount
                                            ------           ------       ------        ------          ------       ------
     Net income per share - basic
         Weighted average shares                            3,570,000                                  3,570,000
                                                           ----------                                  ---------
         Income available
            to common
            shareholders                   $1,304,941       3,570,000      $0.37      $  724,029       3,570,000      $0.20
                                           ----------      ----------      =====      ----------      ----------      =====

     Effect of dilutive securities:
         Common stock options                                  18,447                                     43,982
                                                           ----------                                 ----------

     Net income per share - diluted        $1,304,941       3,588,447      $0.36      $  724,029       3,613,982      $0.20
                                           ==========      ==========      =====      ==========      ==========      =====
                                                              1999
                                                              ----
                                                            Weighted
                                                             Average     Per-Share
                                            Income           Shares       Amount
                                            ------           ------       ------
       Net income per share - basic
           Weighted average shares                          3,570,000
                                                           ----------
           Income available
              to common
              shareholders                 $  847,497       3,570,000      $0.24
                                           ----------      ----------      =====

       Effect of dilutive securities:
           Common stock options                                23,574
                                                           ----------

       Net Income per share - diluted      $  847,497       3,593,594      $0.24
                                           ==========      ==========      =====

(12) Commitments and Contingencies

     The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are primarily commitments to extend credit. These instruments involve, to varying degrees, elements of credit and interest rate risk and at December 31, 1999 and 1998 are not reflected in the consolidated statements of financial condition.

     The following is a summary of the maximum credit exposure of each class of lending related off-balance sheet financial instruments outstanding at December 31:

                                                        1999              1998
                                                     ----------        ----------
     Commitments to originate loans:
          Fixed rate mortgage loans                  $1,108,450         2,251,161
          Adjustable rate mortgage loans                144,000         1,182,000
          Commercial real estate loans                1,223,000         2,243,000
          Commercial loans                              300,000                --
          Consumer home equity loans                    324,100           511,400
                                                     ----------        ----------
                                                     $3,099,550         6,187,561
                                                     ==========        ==========

                          FINGER LAKES FINANCIAL CORP.

(11) Commitments and Contingencies - continued

                                                      1999              1998
                                                   -----------       -----------
     Unused lines of credit:
          Construction loans                       $   994,955         1,282,439
          Commercial lines of credit                 5,355,963         2,001,192
          Home equity lines of credit                7,859,186         5,386,745
          Other                                        503,219           489,531
                                                   -----------       -----------
                                                   $14,713,323         9,159,907
                                                   ===========       ===========

     Outstanding letters of credit                 $    90,000            12,000
                                                   ===========       ===========

     Commitments to sell loans:
          Fixed rate mortgage loans                $   666,720         1,867,000
                                                   ===========       ===========

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Substantially all commitments to extend credit, if funded, will represent loans secured by real estate. At December 31, 1999, the Company had no significant concentrations of credit risk in the loan portfolio outside the natural geographic concentration pertaining to the communities that the Company serves.

     The Company enters into forward contracts for future delivery of residential mortgage loans at a specified yield to reduce the interest rate risk associated with fixed rate residential mortgages held for sale and commitments to fund residential mortgages. Credit risk arises from the possible inability of the other parties to comply with the contract terms. Substantially all of the Company's contracts are with FNMA, a U.S. government-sponsored agency.

     At December 31, 1999, the Company occupies branch facilities under noncancelable operating leases. Office occupancy and equipment expense includes rental expense of $272,251, $243,420 and $199,382 for the years ended December 31, 1999, 1998 and 1997, respectively. The approximate future minimum annual rental payments under the existing terms of such leases at December 31, 1999 are as follows: $298,488, $258,018, $252,124,
     $252,124 and $252,124 for the years ending December 31, 2000, 2001, 2002,
     2003, and 2004, respectively, and $2,200,408 in later years.

                          FINGER LAKES FINANCIAL CORP.

(12) Environmental Matter

     In April 1989, the Company foreclosed on property that had been a dry cleaning and laundry facility. Environmental investigations revealed ground water and soil contamination and the Company incurred in excess of $500,000 in remediation costs through 1992. During the period from 1993 to 1998 the Company had discussions with the Department of Environmental Commission
     (DEC) and performed periodic soil testing to determine if the property could be sold. In October 1998, further testing revealed a new and more volatile contaminant in the soil. As a result, the Company recorded a provision of $620,000 in December 1998 and $90,000 in 1999. At December 31, 1998, the Company had a $691,000 accrual in other liabilities for the estimated probable costs relating to the remediation. In April 1999, the Company submitted an application for a voluntary cleanup agreement and a proposed remediation plan to the DEC. In May 1999, the Company received comments from the DEC regarding the proposed remediation plan which included suggestions of alternative remediation methods. In response to these comments, the Company completed a detailed evaluation of the alternative remediation methodologies. In October 1999, the Company submitted a Focused Feasibility Study and Remediation Work Plan for voluntary cleanup to the DEC. In December 1999, the DEC approved the voluntary cleanup agreement and work plan. The Company anticipates approval of the final design work plan from the DEC by June 2000. When the final design work plan has been approved by the DEC, the Company intends to purchase a cleanup cost CAP insurance policy with a coverage limit of $1 million for a 2 year term. The Company has purchased a pollution legal liability insurance policy with a coverage limit of $2 million and a policy term of 5 years, which provides coverage against third party liability claims that could arise from any off-site migration of the contamination.

     At December 31, 1999, the Company had a $684,000 accrual in other liabilities for the estimated remediation costs. Management for the Company believes that the recorded liability, together with the insurance coverage, should be adequate to cover reasonably anticipated liabilities in connection with this matter. However, it is possible that our liability exposure for the site will exceed the amounts reserved and insured.

(13) Stockholders' Equity and Regulatory Capital Requirements

     Other Comprehensive Income

     The components of other comprehensive income (loss) for 1999, 1998 and 1997 are as follows:

                                                                1999              1998               1997
                                                            -----------        -----------       -----------
     Unrealized holding gains (loss)
        arising during year                                 $(3,633,966)          (213,868)          653,869
     Less: reclassification adjustment for gains
        included in net income                                   46,282             63,739            85,296
                                                            -----------        -----------       -----------
     Change in unrealized gains on securities,
        available for sale, net of taxes                    $(3,680,248)          (277,607)          568,573
                                                            ===========        ===========       ===========

     Dividends

     The Mutual Holding Company, which owns 2,389,948 shares of stock in Finger Lakes Financial Corp., waived receipt of its dividend thereby reducing the actual dividend payments. The amount of dividends waived by the Mutual Holding Company was $573,600 in 1999, $550,000 in 1998 and $478,000 in
     1997.

     Payment of dividends by the Bank is subject to non-objection by the OTS. As of December 31, 1999, the amount of capital available for distribution was $5.7 million.

                          FINGER LAKES FINANCIAL CORP.

(14) Stockholders' Equity and Regulatory Capital Requirements, continued

     Regulatory Capital Requirements

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Under the OTS capital regulations in effect at December 31, 1999, the Bank was required to maintain a minimum ratio of tangible capital to tangible assets of 1.5%; a minimum leverage ratio of core (Tier 1) capital to total adjusted tangible assets of 4.0%; and a minimum ratio of total capital (core capital and supplementary capital) to risk-weighted assets of 8.0%, of which 4.0% must be core (Tier 1) capital.

     The regulations establish a framework for the classification of savings institutions into five categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Generally, an institution is considered well capitalized if it has a core (Tier 1) capital ratio of at least 5.0%; a core (Tier 1) risk-based capital ratio of at least 6.0%; and a total risk-based capital ratio of at least 10.0%.

     Management believes that, as of December 31, 1999 and 1998, the Bank meets all capital adequacy requirements to which it is subject. Further, the most recent OTS notification categorized the Bank as a well-capitalized institution under the prompt corrective action regulations. There have been no conditions or events since that notification that management believes have changed the Bank's capital classification.

     The following is a summary of the Bank's actual regulatory capital amounts and ratios as of December 31, 1999 and 1998, compared to the OTS requirements for minimum capital adequacy and for classification as a well-capitalized institution. OTS capital regulations apply at only the Bank level as the OTS does not impose capital requirements on the Holding Company.

                                                                                       Minimum
                                                         Actual                      Requirement                Well Capitalized
                                               -----------------------         -----------------------        --------------------
                                                 Amount          Ratio          Amount           Ratio        Amount         Ratio
                                                 ------          -----          ------           -----        ------         -----
     December 31, 1999

     Total capital (to risk
          weighted assets)                     $23,034,000       16.66%        11,058,800        8.00%       13,823,500       10.00%
     Tier 1 capital (to risk
          weighted assets)                      22,597,000       16.35%         5,529,400        4.00%        8,294,100        6.00%
     Tier 1 capital (to
          average assets)                       22,597,000        7.41%        12,202,480        4.00%       15,253,100        5.00%
     Tangible capital                           22,597,000        7.41%         4,575,930        1.50%               --          --

     1999 Adjusted Tangible Assets were $305,062,000. 1999 Risk Weighted Assets were $138,235,000.

                          FINGER LAKES FINANCIAL CORP.

(14) Stockholders' Equity and Regulatory Capital Requirements, continued

                                                                                       Minimum
                                                         Actual                      Requirement                Well Capitalized
                                               -----------------------         -----------------------        --------------------
                                                 Amount          Ratio          Amount           Ratio        Amount         Ratio
                                                 ------          -----          ------           -----        ------         -----
     December 31, 1998

     Total capital (to risk
         weighted assets)                      $20,350,000       17.04%         9,552,560        8.00%       11,940,700       10.00%
     Tier 1 capital (to risk
         weighted assets)                       21,328,000       17.86%         4,776,280        4.00%        7,164,420        6.00%
     Tier 1 capital (to
         average assets)                        21,328,000        7.55%         8,475,150        3.00%       14,125,250        5.00%
     Tangible capital                           21,328,000        7.55%         4,237,575        1.50%               --          --

     1998 Adjusted Tangible Assets were $282,505,000. 1998 Risk Weighted Assets were $119,407,000.

     Regulatory capital ratios of the Company at December 31, 1999, computed on a consolidated basis are summarized below:

                                                        1999             1998
                                                        ----             ----
     Total capital (to risk weighted assets)           16.81%           17.45%
     Tier 1 capital (to risk weighted assets)          16.50%           18.27%
     Tier 1 capital (to average assets)                 7.46%            7.71%
     Tangible capital                                   7.46%            7.71%

(15) Fair Value of Financial Instruments

     The following methods and assumptions were used by the Company in estimating its fair value disclosure for financial instruments:

     Securities

     Fair values for securities are based on quoted market prices. Where quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     Loans

     The fair values of variable rate loans that reprice frequently and have no significant credit risk, approximates carrying values. Fair values of fixed rate residential mortgage loans are based on quoted market prices of similar loans sold in the secondary market, adjusted for differences in loan characteristics. The fair values of other loans are estimated through discounted cash flow analyses using interest rates currently being offered for loans with similar terms and credit quality.

     Delinquent loans are valued using the discounted cash flow methods described above. While credit risk is a component of the discount rate used to value loans, delinquent loans are presumed to possess additional risk. Therefore, the calculated fair values of loans delinquent more than 30 days are reduced by an allocated amount of the general allowance for loan losses.

                          FINGER LAKES FINANCIAL CORP.

(15) Fair Value of Financial Instruments, Continued

     Deposits

     The fair values of demand deposits, savings accounts and money market accounts are, by definition, equal to the amounts payable on demand at the reporting date (e.g., their carrying values). The fair value of fixed maturity time deposits is estimated using a discounted cash flow approach that applies interest rates currently being offered on certificates of deposits to a schedule of weighted average expected monthly maturities.

     Advances from FHLB

     The fair value of advances from the FHLB is estimated using a discounted cash flow approach that applies interest rates currently being offered for advances with similar terms.

     The estimated fair value of the Company's financial instruments is as follows:

                                                    December 31, 1999                       December 31, 1998
                                            --------------------------------         -------------------------------
                                              Carrying                                Carrying
                                               amount            Fair value            amount            Fair value
                                            ------------         -----------         -----------         -----------
     Financial assets:
          Securities                        $120,343,002         120,317,480         119,972,579         119,995,337
          Loans                              158,854,160         158,867,205         145,135,602         149,089,220

     Financial liabilities:
          Deposits:
              Demand deposit accounts,
                  savings and money
                  market accounts             75,588,155          75,588,155          74,582,317          74,582,317
              Time deposits                  132,544,129         132,598,680         127,851,654         127,952,986
          Advances from FHLB                  69,595,730          70,897,337          54,815,261          55,066,529

     Other Financial Instruments

     Based on the characteristics of cash, cash equivalents, and FHLB stock, the carrying value approximates the fair value. The fair value of commitments to extend credit are equal to the deferred fees outstanding, as the contractual rates and fees approximate those currently charged to originate similar commitments.

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                          FINGER LAKES FINANCIAL CORP.

(16) Condensed Parent Company Only Financial Information

     The following condensed statements of condition of Finger Lakes Financial Corp. as of December 31, 1999 and 1998 and the condensed statements of income and condensed statements of cash flows for 1999 and 1998 should be read in conjunction with the Consolidated Financial Statements and related notes:

                                                                  December 31,
                                                        --------------------------------
                                                            1999                1998
                                                        -----------          -----------
     Condensed Statement of Condition
           Assets:
                Cash                                    $   210,690          $   441,823
                Notes receivable from
                  subsidiary                                180,603              216,724
                Other assets                                 49,746               59,344
                Investment in subsidiary                 19,237,662           21,535,356
                                                        -----------          -----------

                                                        $19,678,701          $22,253,247
                                                        ===========          ===========

         Liabilities and stockholders' equity:
                Note payable to subsidiary              $   299,801          $   289,651
                Stockholders' equity                     19,378,900           21,963,596
                                                        -----------          -----------

                                                        $19,678,701          $22,253,247
                                                        ===========          ===========

     Condensed Statement of Income

                                                        1999                1998
                                                     -----------         -----------
     Income                                          $    15,958         $     3,596

     Expense                                              22,340               4,553
                                                     -----------         -----------

         Loss before income taxes and
           equity in earnings of subsidiary               (6,382)               (957)

     Income tax benefit                                    2,591                  --
                                                     -----------         -----------

         Loss before equity in earnings
           of subsidiary                                  (3,791)               (957)

     Equity in earnings of subsidiary                  1,308,732             724,986
                                                     -----------         -----------

     Net income                                      $ 1,304,941         $   724,029
                                                     ===========         ===========

                          FINGER LAKES FINANCIAL CORP.

(16) Condensed Parent Company Only Financial Information, Continued

     Condensed Statements of Cash Flows

                                                                  1999                       1998
                                                              -----------                -----------
     Cash flows from operating activities:
         Net income                                           $ 1,304,941                $   724,029
         Adjustments to reconcile net income
           to net cash provided by operating
           activities:
                Equity in earnings of subsidiary               (1,308,732)                  (724,985)
                Other, net                                          9,598                    (59,345)

                     Net cash provided by
                         (used in) operating
                         activities                                 5,807                    (60,301)
                                                              -----------                -----------

     Cash flows from investing activities:

         Note receivable originated to subsidiary                      --                   (225,754)
         Principal collected on note receivable                    36,121                      9,030
                                                              -----------                -----------

              Net cash provided by (used in)
                investing activities                               36,121                   (216,724)
                                                              -----------                -----------

     Cash flows from financing activities:

         Increase in note payable to subsidiary                    10,150                    289,651
         Capitalization of Company                                     --                    500,000
         Cash dividends paid                                     (283,211)                   (70,803)
                                                              -----------                -----------

              Net cash (used in) provided by
                financing activities                             (273,061)                   718,848
                                                              -----------                -----------

     Net (decrease) increase in cash and
       cash equivalents                                          (231,133)                   441,823

     Cash and cash equivalents at beginning
       of period                                                  441,823                         --
                                                              -----------                -----------

     Cash and cash equivalents at end
       of period                                              $   210,690                $   441,823
                                                              ===========                ===========

                          FINGER LAKES FINANCIAL CORP.

     Quarterly Summarized Financial Information (Unaudited)

     Selected quarterly financial data for fiscal 1999 and 1998 follows (in thousands, except per share data):

                                                                            1999
                                           -----------------------------------------------------------------------
     By Quarter                              1                2               3              4               Year
                                           ------          ------          ------          ------           ------
     Interest income                       $4,871           4,987           5,208           5,251           20,317
     Interest expense                       2,910           2,950           3,050           3,111           12,021
                                           ------          ------          ------          ------           ------

     Net interest income                    1,961           2,037           2,158           2,140            8,296

     Provision for loan
       losses                                  75              50              35              40              200

     Non-interest income                      303             363             307             355            1,328
     Non-interest expense                   1,734           1,850           1,797           1,878            7,259
                                           ------          ------          ------          ------           ------

     Income before income
       taxes                                  455             500             633             577            2,165

     Income taxes                             182             200             260             218              860
                                           ------          ------          ------          ------           ------

     Net income                            $  273             300             373             359            1,305
                                           ======          ======          ======          ======           ======

     Net income per common share:

       Basic                               $ 0.08            0.08            0.10            0.11             0.36
       Diluted                             $ 0.08            0.08            0.10            0.10             0.36
                                           ======          ======          ======          ======           ======

                                                                            1998
                                           -----------------------------------------------------------------------
     By Quarter                              1                2               3              4               Year
                                           ------          ------          ------          ------           ------
     Interest income                       $4,443           4,551           4,693           4,959           18,646
     Interest expense                       2,617           2,730           2,885           2,969           11,201
                                           ------          ------          ------          ------           ------

     Net interest income                    1,826           1,821           1,808           1,990            7,445

     Provision for loan
       losses                                  60              60              60              60              240

     Non-interest income                      238             322             285             356            1,201
     Non-interest expense                   1,562           1,623           1,661           2,367            7,213
                                           ------          ------          ------          ------           ------

     Income before income
       taxes                                  442             460             372             (81)           1,193

     Income taxes                             176             184             142             (33)             469
                                           ------          ------          ------          ------           ------

     Net income                            $  266             276             230             (48)             724
                                           ======          ======          ======          ======           ======

     Net income per common share:

       Basic                               $ 0.07            0.08            0.06           (0.01)            0.20
       Diluted                             $ 0.07            0.08            0.06           (0.01)            0.20
                                           ======          ======          ======          ======           ======

--------------------------------------------------------------------------------

No person has been authorized to give any information or to make any representation other than as contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Finger Lakes Bancorp, or Savings Bank of the Finger Lakes. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Finger Lakes Bancorp or Savings Bank of the Finger Lakes since any of the dates as of which information is furnished herein or since the date hereof.


                             Up to __________ Shares
                              (Anticipated Maximum)


                           Finger Lakes Bancorp, Inc.

                          (Proposed Holding Company for
                        Savings Bank of the Finger Lakes)



                                  COMMON STOCK
                            Par Value $.01 per share


                               ------------------

                                   PROSPECTUS

                               ------------------



                      Friedman, Billings, Ramsey Co., Inc.



                                  May __, 2000

                                ----------------

                These securities are not deposits or accounts and
                    are not federally insured or guaranteed.

                                ----------------

Until ________, 2000 or 25 days after commencement of the Syndicated Community Offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

--------------------------------------------------------------------------------

PART II:   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution

                                                                           Amount
                                                                           ------
         *    Legal Fees and Expenses.................................   $ 150,000
         *    Printing, Postage and Mailing...........................     150,000
         *    Appraisal and Business Plan Fees and Expenses...........      30,000
         *    Accounting Fees and Expenses............................      85,000
         *    Conversion Data Processing..............................      15,000
         **   Marketing Fees and Expenses.............................     265,000
         *    Filing Fees (NASD, OTS and SEC).........................      20,000
         *    Other Expenses..........................................      35,000
                                                                         ---------
         *    Total ..................................................   $ 750,000
                                                                         =========

----------
*    Estimated

** Savings Bank of the Finger Lakes, FSB and Finger Lakes Bancorp, Inc. have retained Friedman, Billings, Ramsey & Co., Inc ("FBR") to assist in the sale of common stock on a best efforts basis in the Subscription and Community Offerings. For purposes of computing estimated expenses, it has been assumed that FBR will receive fees of approximately $215,000, exclusive of attorneys' fees of $25,000. FBR estimates that its expenses shall not exceed $15,000.

Item 14. Indemnification of Directors and Officers

Indemnification of Directors and Officers of Finger Lakes Bancorp, Inc.

     Article TENTH of the Certificate of Incorporation of Finger Lakes Bancorp, Inc. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

     TENTH:

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation

Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

Item 15. Recent Sales of Unregistered Securities.

     Not Applicable.

Item 16. Exhibits and Financial Statement Schedules:

          The exhibits and financial statement schedules filed as part of this registration statement are as follows:

               (a)  List of Exhibits

1.1       Engagement Letter between Finger Lakes Bancorp, Inc. and Friedman,
          Billings, Ramsey & Co., Inc.

1.2       Form of Agency Agreement among Finger Lakes Bancorp, Inc., Savings
          Bank of the Finger Lakes and Friedman, Billings, Ramsey & Co., Inc.*

2         Plan of Conversion and Reorganization

3.1       Certificate of Incorporation of Finger Lakes Bancorp, Inc.

3.2       Bylaws of Finger Lakes Bancorp, Inc.

4         Form of Common Stock Certificate of Finger Lakes Bancorp, Inc.

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered

8.1       Form of Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick,
          P.C.

8.2       State Tax Opinion of KPMG LLP*

8.3       Letter from FinPro, Inc. with respect to Subscription Rights

10.1      Form of Employment Agreement

10.2      1996 Stock Option Plan

10.3      1996 Management Recognition Plan

10.4      Employee Stock Ownership Plan*

21        Subsidiaries of the Registrant

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in opinion filed as Exhibit 5)

23.2      Consent of KPMG LLP

23.3      Consent of FinPro, Inc.

24        Power of Attorney (set forth on Signature Page)

27        EDGAR Financial Data Schedule

99.1      Appraisal Agreement between Finger Lakes Bancorp, Inc. and FinPro,
          Inc.

99.2      Appraisal Report of FinPro, Inc.**

99.3      Marketing Materials*

99.4      Order and Acknowledgment Form*

99.5      Proxy Statement

----------
*    To be filed supplementally or by amendment.

**   Filed pursuant to Rule 202 of Regulation S-T



          (b)  Financial Statement Schedules

     No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Geneva, state of New York on March 27, 2000.

                                          FINGER LAKES BANCORP, INC.


                                       By: /s/ G. Thomas Bowers
                                          --------------------------------------
                                          G. Thomas Bowers
                                          Chairman of the Board, President
                                          and Chief Executive Officer
                                          (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Finger Lakes Bancorp, Inc. (the "Company") hereby severally constitute and appoint G. Thomas Bowers as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said G. Thomas Bowers may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said G. Thomas Bowers shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated.

Signatures                          Title                                Date
----------                          -----                                ----
/s/ G. Thomas Bowers                Chairman of the Board,               March 27, 2000
------------------------------      President, Chief Executive
G. Thomas Bowers                    Officer and Director (Principal
                                    Executive Officer)


/s/ Terry L. Hammond                Executive Vice President and         March 27, 2000
------------------------------      Chief Financial Officer
Terry L. Hammond                    (Principal Financial and
                                    Accounting Officer



/s/ Michael J. Hanna                Director                             March 27, 2000
------------------------------
Michael J. Hanna


/s/ Chris M. Hansen                 Director                             March 27, 2000
------------------------------
Chris M. Hansen


/s/ Richard J. Harrison             Director                             March 27, 2000
------------------------------
Richard J. Harrison

/s/ James E. Hunter                 Director                             March 27, 2000
------------------------------
James E. Hunter


/s/ Ronald C. Long                  Director                             March 27, 2000
------------------------------
Ronald C. Long


/s/ Bernard G. Lynch                Director                             March 27, 2000
------------------------------
Bernard G. Lynch


/s/ Arthur W. Pearce                Director                             March 27, 2000
------------------------------
Arthur W. Pearce


/s/ Joan C. Rogers                  Director                             March 27, 2000
------------------------------
Joan C. Rogers


/s/ Ralph E. Springstead            Director                             March 27, 2000
------------------------------
Ralph E. Springstead

     As filed with the Securities and Exchange Commission on March 28, 2000
                                                   Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                      ------------------------------------



                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-1



                      ------------------------------------




                           FINGER LAKES BANCORP, INC.


================================================================================

                                  EXHIBIT INDEX

1.1 Engagement Letter between Finger Lakes Bancorp, Inc. and Friedman, Billings, Ramsey & Co., Inc.

1.2 Form of Agency Agreement among Finger Lakes Bancorp, Inc., Savings Bank of the Finger Lake, FSB and Friedman, Billings, Ramsey & Co., Inc.*

2         Plan of Conversion and Reorganization

3.1       Certificate of Incorporation of Finger Lakes Bancorp, Inc.

3.2       Bylaws of Finger Lakes Bancorp, Inc.

4         Form of Common Stock Certificate of Finger Lakes Bancorp, Inc.

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered

8.1       Form of Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick,
          P.C.

8.2       Form of State Tax Opinion of KPMG LLP**

8.3       Letter from FinPro, Inc. with respect to Subscription Rights

10.1      Form of Employment Agreement

10.2      1996 Stock Option Plan

10.3      1996 Management Recognition Plan

10.4      Employee Stock Ownership Plan*

21        Subsidiaries of the Registrant

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in opinion filed as Exhibit 5)

23.2      Consent of KPMG LLP

23.3      Consent of FinPro, Inc.

24        Power of Attorney (set forth on Signature Page)

27        EDGAR Financial Data Schedule

99.1      Appraisal Agreement between Finger Lakes Bancorp, Inc. and FinPro,
          Inc.

99.2      Appraisal Report of FinPro, Inc.**

99.3      Marketing Materials*

99.4      Order and Acknowledgment Form*

99.5      Proxy Statement


----------
*    To be filed supplementally or by amendment.

**   Filed pursuant to Rule 202 of Regulation S-T